                                                                    EXHIBIT 4.11


================================================================================

                       The Goodyear Tire & Rubber Company

                        11% Senior Secured Notes due 2011

                   Senior Secured Floating Rate Notes due 2011

                           ---------------------------

                                    INDENTURE

                           Dated as of March 12, 2004

                           ---------------------------

                             Wells Fargo Bank, N.A.
                                     Trustee

================================================================================

                              CROSS-REFERENCE TABLE

TIA                                                                   Indenture
Section                                                                Section
-------------------------------------------------------------------   ----------
310(a)(1)               ...........................................   7.10
     (a)(2)             ...........................................   7.10
     (a)(3)             ...........................................   N.A.
     (a)(4)             ...........................................   N.A.
     (b)                ...........................................   7.08; 7.10
     (c)                ...........................................   N.A.
311(a)                  ...........................................   7.11
     (b)                ...........................................   7.11
     (c)                ...........................................   N.A.
312(a)                  ...........................................   2.05
     (b)                ...........................................   13.03
     (c)                ...........................................   13.03
313(a)                  ...........................................   7.06
     (b)(1)             ...........................................   7.06
     (b)(2)             ...........................................   7.06
     (c)                ...........................................   13.02
     (d)                ...........................................   7.06
314(a)                  ...........................................   4.02;
                        ...........................................   4.14; 13.02
     (b)                ...........................................   11.02
     (c)(1)             ...........................................   13.04
     (c)(2)             ...........................................   13.04
     (c)(3)             ...........................................   N.A.
     (d)                ...........................................   11.04
     (e)                ...........................................   13.05
     (f)                ...........................................   4.15
315(a)                  ...........................................   7.01
     (b)                ...........................................   7.05; 13.02
     (c)                ...........................................   7.01
     (d)                ...........................................   7.01
     (e)                ...........................................   6.11
316(a)(last sentence)             .................................   13.06
     (a)(1)(A)          ...........................................   6.05
     (a)(1)(B)          ...........................................   6.04
     (a)(2)             ...........................................   N.A.
     (b)                ...........................................   6.07
317(a)(1)               ...........................................   6.08
     (a)(2)             ...........................................   6.09
     (b)                ...........................................   2.04
318(a)                  ...........................................   13.01
                        N.A. means Not Applicable.

------------------

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

                                TABLE OF CONTENTS

                                                                                                        Page
                                                                                                        ----
ARTICLE 1 Definitions and Incorporation by Reference.................................................      1

SECTION 1.01.         Definitions....................................................................      1
SECTION 1.02.         Other Definitions..............................................................     39
SECTION 1.03.         Incorporation by Reference of Trust Indenture Act..............................     40
SECTION 1.04.         Rules of Construction..........................................................     40

ARTICLE 2 The Securities.............................................................................     41

SECTION 2.01.         Form and Dating................................................................     41
SECTION 2.02.         Execution and Authentication...................................................     41
SECTION 2.03.         Registrar and Paying Agent.....................................................     42
SECTION 2.04.         Paying Agent To Hold Money in Trust............................................     43
SECTION 2.05.         Lists of Holders of Securities.................................................     43
SECTION 2.06.         Transfer and Exchange..........................................................     43
SECTION 2.07.         Replacement Securities.........................................................     44
SECTION 2.08.         Outstanding Securities.........................................................     44
SECTION 2.09.         Temporary Securities...........................................................     45
SECTION 2.10.         Cancellation...................................................................     45
SECTION 2.11.         Defaulted Interest.............................................................     45
SECTION 2.12.         CUSIP Numbers and ISINs........................................................     45
SECTION 2.13.         Issuance of Additional Securities..............................................     46

ARTICLE 3 Redemption.................................................................................     46

SECTION 3.01.         Notices to Trustee.............................................................     46
SECTION 3.02.         Selection of Securities to Be Redeemed.........................................     47
SECTION 3.03.         Notice of Redemption...........................................................     47
SECTION 3.04.         Effect of Notice of Redemption.................................................     48
SECTION 3.05.         Deposit of Redemption Price....................................................     48
SECTION 3.06.         Securities Redeemed in Part....................................................     48

ARTICLE 4 Covenants..................................................................................     48

SECTION 4.01.         Payment of Securities..........................................................     48
SECTION 4.02.         SEC Reports....................................................................     49
SECTION 4.03.         Limitation on Indebtedness.....................................................     49
SECTION 4.04.         Limitation on Restricted Payments..............................................     53
SECTION 4.05.         Limitation on Restrictions on Distributions from Restricted Subsidiaries.......     56
SECTION 4.06.         Limitation on Sales of Assets and Subsidiary Stock.............................     58
SECTION 4.07.         Limitation on Transactions with Affiliates.....................................     62
SECTION 4.08.         Change of Control..............................................................     64
SECTION 4.09.         Limitation on Liens............................................................     65

SECTION 4.10.         Limitation on Sale/Leaseback Transactions......................................     65
SECTION 4.11.         Future Subsidiary Guarantors...................................................     66
SECTION 4.12.         Perfected Security Interests...................................................     66
SECTION 4.13.         Suspension of Certain Covenants................................................     67
SECTION 4.14.         Compliance Certificate.........................................................     68
SECTION 4.15.         Further Instruments and Acts...................................................     68

ARTICLE 5 Successor Company..........................................................................     69

SECTION 5.01.         When Company May Merge or Transfer Assets......................................     69

ARTICLE 6 Defaults and Remedies......................................................................     70

SECTION 6.01.         Events of Default..............................................................     70
SECTION 6.02.         Acceleration...................................................................     73
SECTION 6.03.         Other Remedies.................................................................     73
SECTION 6.04.         Waiver of Past Defaults........................................................     73
SECTION 6.05.         Control by Majority............................................................     73
SECTION 6.06.         Limitation on Suits............................................................     74
SECTION 6.07.         Rights of Holders to Receive Payment...........................................     74
SECTION 6.08.         Collection Suit by Trustee.....................................................     74
SECTION 6.09.         Trustee May File Proofs of Claim...............................................     74
SECTION 6.10.         Priorities.....................................................................     75
SECTION 6.11.         Undertaking for Costs..........................................................     75
SECTION 6.12.         Waiver of Stay or Extension Laws...............................................     75

ARTICLE 7 Trustee....................................................................................     76

SECTION 7.01.         Duties of Trustee..............................................................     76
SECTION 7.02.         Rights of Trustee..............................................................     77
SECTION 7.03.         Individual Rights of Trustee...................................................     78
SECTION 7.04.         Trustee's Disclaimer...........................................................     78
SECTION 7.05.         Notice of Defaults.............................................................     78
SECTION 7.06.         Reports by Trustee to Holders..................................................     78
SECTION 7.07.         Compensation and Indemnity.....................................................     78
SECTION 7.08.         Replacement of Trustee.........................................................     79
SECTION 7.09.         Successor Trustee by Merger....................................................     80
SECTION 7.10.         Eligibility; Disqualification..................................................     80
SECTION 7.11.         Preferential Collection of Claims Against Company..............................     81

ARTICLE 8 Discharge of Indenture; Defeasance.........................................................     81

SECTION 8.01.         Discharge of Liability on Securities; Defeasance...............................     81
SECTION 8.02.         Conditions to Defeasance.......................................................     82
SECTION 8.03.         Application of Trust Money.....................................................     83
SECTION 8.04.         Repayment to Company...........................................................     83
SECTION 8.05.         Indemnity for Government Obligations...........................................     83
SECTION 8.06.         Reinstatement..................................................................     83

ARTICLE 9 Amendments.................................................................................     84

SECTION 9.01.         Without Consent of Holders.....................................................     84
SECTION 9.02.         With Consent of Holders........................................................     85
SECTION 9.03.         Compliance with Trust Indenture Act............................................     86
SECTION 9.04.         Revocation and Effect of Consents and Waivers..................................     86
SECTION 9.05.         Notation on or Exchange of Securities..........................................     87
SECTION 9.06.         Trustee To Sign Amendments.....................................................     87
SECTION 9.07.         Payment for Consent............................................................     87

ARTICLE 10 Subsidiary Guarantees.....................................................................     87

SECTION 10.01.        Guarantees.....................................................................     87
SECTION 10.02.        Limitation on Liability........................................................     89
SECTION 10.03.        Successors and Assigns.........................................................     89
SECTION 10.04.        No Waiver......................................................................     89
SECTION 10.05.        Modification...................................................................     89
SECTION 10.06.        Release of Subsidiary Guarantor................................................     90
SECTION 10.07.        Contribution...................................................................     91

ARTICLE 11 Security Documents........................................................................     91

SECTION 11.01.        Collateral and Security Documents..............................................     91
SECTION 11.02.        Recording Fees; Opinion........................................................     91
SECTION 11.03.        Release of Collateral..........................................................     92
SECTION 11.04.        Permitted Releases Not to Impair Lien; Trust Indenture Act Requirements........     94
SECTION 11.05.        Certificates of the Trustee....................................................     94
SECTION 11.06.        Suits to Protect the Collateral................................................     94
SECTION 11.07.        Authorization of Receipt of Funds by the Trustee Under the Security Documents..     95
SECTION 11.08.        Purchaser Protected............................................................     95
SECTION 11.09.        Powers Exercisable by Receiver or Trustee......................................     95
SECTION 11.10.        Determinations Relating to Collateral..........................................     95
SECTION 11.11.        Collateral Agent...............................................................     96
SECTION 11.12.        Designations...................................................................     97
SECTION 11.13.        Further Assurances.............................................................     97
SECTION 11.14.        Intercreditor Agreement........................................................     98
SECTION 11.15.        Release upon Termination of Company's Obligations..............................     99
SECTION 11.16.        Fonde de Pouvoir...............................................................     99

ARTICLE 12 Application of Trust Moneys...............................................................    100

SECTION 12.01         "Trust Moneys" Defined.........................................................    100
SECTION 12.02.        Investment and Use of Trust Moneys.............................................    100

ARTICLE 13 Miscellaneous.............................................................................    101

SECTION 13.01.        Trust Indenture Act Controls...................................................    101
SECTION 13.02.        Notices........................................................................    101
SECTION 13.03.        Communication by Holders with Other Holders....................................    102
SECTION 13.04.        Certificate and Opinion as to Conditions Precedent.............................    102
SECTION 13.05.        Statements Required in Certificate or Opinion..................................    102
SECTION 13.06.        When Securities Disregarded....................................................    102
SECTION 13.07.        Rules by Trustee, Paying Agent and Registrar...................................    103
SECTION 13.08.        Legal Holidays.................................................................    103
SECTION 13.09.        Governing Law..................................................................    103
SECTION 13.10.        No Recourse Against Others.....................................................    103
SECTION 13.11.        Successors.....................................................................    103
SECTION 13.12.        Multiple Originals.............................................................    103
SECTION 13.13.        Table of Contents; Headings....................................................    103

Appendix A

Exhibit 1a  -         Form of Initial Fixed Rate Security

Exhibit 1b  -         Form of Exchange Fixed Rate Security

Exhibit 2a  -         Form of Initial Floating Rate Security

Exhibit 2b  -         Form of Exchange Floating Rate Security

Exhibit 3  -          Form of Supplemental Indenture

Exhibit 4  -          Form of Transferee Letter of Representation

                        INDENTURE dated as of March 12, 2004, among The Goodyear
                  Tire & Rubber Company, an Ohio corporation (the "Company"), the Subsidiary Guarantors listed on the signature pages hereto and Wells Fargo Bank, N.A., a national banking association (the "Trustee").

            Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Initial Securities and, if and when issued pursuant to a registered exchange for Initial Securities, the Exchange Securities:

                                    ARTICLE 1

                   Definitions and Incorporation by Reference

            SECTION 1.01 Definitions.

            "ABL Bank Indebtedness" means any and all amounts payable under or in respect of the Term Loan and Revolving Credit Agreement dated as of March 31, 2003, among the Company, certain lenders, JPMorgan Chase Bank, as administrative agent, Citicorp USA Inc., as syndication agent, and Bank of America, N.A. and The CIT Group/Business Credit, Inc., as documentation agents and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations and all other amounts payable thereunder or in respect thereof.

            "Additional Assets" means:

      (1) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary;

      (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

      (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clauses (2) or (3) above is primarily engaged in a Permitted Business.

            "Additional Excluded Collateral" means (i) the portion of the Company's and the Grantor Subsidiary Guarantors' manufacturing facilities that are pledged to secure Bank Indebtedness on the Closing Date, (ii) any Excluded Securities and (iii) any

Consent Assets that are pledged from time to time to secure Priority Lien Obligations permitted under this Indenture.

            "Additional Foreign Bank Collateral" means all the assets of and rights in Foreign Subsidiaries (other than that portion of the Company's equity interest in Luxembourg Finance pledged to secure the Securities) subject to Liens securing the European Bank Indebtedness from time to time.

            "Additional Securities" means Securities issued under this Indenture after the Closing Date and in compliance with Sections 2.13, 4.03 and 4.09, it being understood that any Securities issued in exchange for or replacement of any Initial Security issued on the Closing Date shall not be an Additional Security, including any such Securities issued pursuant to a Registration Rights Agreement (as defined in Appendix A attached hereto).

            "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Section 4.06 and Section 4.07 only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

            "Applicable Indebtedness" means:

      (1) in respect of any asset that is the subject of an Asset Disposition at a time when such asset is included in the Collateral or is an Excluded Security, any Priority Lien Obligation that, in each case, is secured at such time by such asset on a Priority Lien basis; or

      (2) in respect of any asset that is the subject of an Asset Disposition at a time when such asset is not included in the Collateral but is owned, directly or indirectly, by a Foreign Subsidiary the stock of which is included in the Collateral, (A) any Priority Lien Obligation that, in each case, is secured by such stock on a Priority Lien basis, (B) any Indebtedness of such Foreign Subsidiary or (C) any Indebtedness of any other Foreign Subsidiary that is a Wholly Owned Subsidiary; or

      (3) in respect of any other asset, Senior Indebtedness of the Company or a Subsidiary Guarantor or Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor.

            "Applicable Senior Indebtedness" means:

      (1) in respect of any asset that is the subject of an Asset Disposition at a time when such asset is included in the Collateral, Senior Indebtedness that is secured at such time by such asset; or

      (2) in respect of any asset that is the subject of an Asset Disposition at a time when such asset is not included in the Collateral but is owned, directly or indirectly, by a Foreign Subsidiary the stock of which is included in the Collateral, (A) any Priority Lien Obligation that, in each case, is secured by such stock on a Priority Lien basis, (B) any Indebtedness of such Foreign Subsidiary or (C) any Indebtedness of any other Foreign Subsidiary that is a Wholly Owned Subsidiary; or

      (3) in respect of any other asset, Senior Indebtedness of the Company or a Subsidiary Guarantor or Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor.

            "Asset Disposition" means any sale, lease, transfer or other disposition (or series of sales, leases, transfers or dispositions that are part of a common plan) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation, or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

      (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary),

      (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary,

      (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary, or

      (4) any other assets of the Company or any Restricted Subsidiary that are the subject of a transaction the Company elects to be an Asset Disposition pursuant to Section 11.03(a)(3)

            other than, in the case of clauses (1), (2) and (3) above,

            (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary,

            (B)   for purposes of Section 4.06 only, a disposition subject to
                  Section 4.04,

            (C) a disposition of assets with a Fair Market Value of less than $5,000,000,

            (D) a sale of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Entity,

            (E) a transfer of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" (or a fractional undivided interest therein) by a Receivables Entity in a Qualified Receivables Transaction, and

            (F) a disposition of all or substantially all the Company's assets (as determined on a Consolidated basis) in accordance with
                  Section 5.01.

            "Attributable Debt" means, with respect to any Sale/Leaseback Transaction that does not result in a Capitalized Lease Obligation, the present value (computed in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease which is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of (i) the Attributable Debt determined assuming termination upon the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) and (ii) the Attributable Debt determined assuming no such termination.

            "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:

      (1) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

      (2)   the sum of all such payments.

            "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreements and any Refinancing Indebtedness with respect thereto or with respect to such Refinancing Indebtedness, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations and all other amounts payable thereunder or in respect thereof.

            "Board of Directors" means the board of directors of the Company or any committee thereof duly authorized to act on behalf of the board of directors of the Company.

            "Business Day" means each day which is not a Legal Holiday.

            "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

            "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP.

            "Change of Control" means the occurrence of any of the following events:

      (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

      (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election by such board of directors of the Company or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company then in office;

      (3) the adoption of a plan relating to the liquidation or dissolution of the Company; or

      (4) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (as determined on a Consolidated basis) to another Person, and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee.

            "Closing Date" means March 12, 2004.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Collateral" means all assets and rights constituting Collateral, from time to time, pursuant to the Security Documents.

            "Collateral Agent" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

            "Collateral Agreement" means the Collateral Agreement, dated as of the Closing Date, among the Company, the Grantor Subsidiary Guarantors and the Collateral Agent, as the same may be amended from time to time in accordance with its terms and under this Indenture.

            "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

            "Consent Asset" means any asset or right of the Company or a Grantor Subsidiary Guarantor the creation of a security interest in which would be prohibited by or not be effective under applicable law or would violate or result in a default under any agreement or instrument in effect on the Closing Date (or in the case of any future Grantor Subsidiary Guarantor on the date it becomes a Grantor Subsidiary Guarantor) between the Company or such Grantor Subsidiary Guarantor, as the case may be, and any Person other than (a) the Company, (b) any Wholly Owned Subsidiary or (c) any Subsidiary that is not a Wholly Owned Subsidiary unless the waiver of such default or violation would require the consent of any Person other than the Company or another Subsidiary; provided, however, that no asset or right shall be a Consent Asset to the extent that Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code as in effect in the applicable jurisdiction, or any other law of the applicable jurisdiction, shall permit (and excuse any default or violation resulting from) the creating of a security interest in such asset or right notwithstanding the provision of such agreement or instrument prohibiting the creation of a security interest therein or shall render such provision unenforceable.

            "Consent Subsidiary" means any Subsidiary in respect of which (A) the consent of any Person other than the Company or any Wholly Owned Subsidiary is required by applicable law or the terms of any organizational document of such Subsidiary or other agreement of such Subsidiary or any Affiliate of such Subsidiary in order for such Subsidiary to Guarantee the Securities, pledge its assets to secure its Guarantee of the Securities and perform its obligations under any supplemental indenture and the Security Documents, or in order for Capital Stock of such Subsidiary to be pledged under the Security Documents, as the case may be, and (B) the Company endeavored in good faith to obtain such consents and such consents shall not have been obtained; provided, however, that any Subsidiary constituting a "Consent Subsidiary" under the U.S. Revolving Credit Facility on the Closing Date shall be a Consent Subsidiary for so long as the assets or Capital Stock of such Subsidiary are not pledged to secure any U.S. Bank Indebtedness or ABL Bank Indebtedness. Notwithstanding the foregoing, no Subsidiary shall be a Consent Subsidiary at any time that it is a guarantor of, or has provided any collateral to secure, Indebtedness for borrowed money of the Company, and any Consent Subsidiary that at any time ceases to meet the test set forth in clause (A) shall cease to be a Consent Subsidiary.

            "Consolidated Coverage Ratio" as of any date of determination means the ratio of:

      (1) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements have been filed with the SEC to

      (2)   Consolidated Interest Expense for such four fiscal quarters;

provided, however, that:

            (A) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,

            (B) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash

                  Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness,

            (C) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale),

            (D) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit, division or line of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period, and

            (E) if since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, Asset Disposition or other Investment, the amount of income, EBITDA or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible Financial Officer of the Company and shall comply with the requirements of Rule 11-02 of Regulation S-X, as it may be amended or replaced from time to time, promulgated by the SEC.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months). If any Indebtedness is Incurred or repaid under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation.

            "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Consolidated Restricted Subsidiaries, plus, to the extent Incurred by the Company and its Consolidated Restricted Subsidiaries in such period but not included in such interest expense, without duplication:

      (1) interest expense attributable to Capitalized Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction that does not result in a Capitalized Lease Obligation,

      (2)   amortization of debt discount and debt issuance costs,

      (3)   capitalized interest,

      (4)   noncash interest expense,

      (5) commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing,

      (6) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary and such Indebtedness is in default under its terms or any payment is actually made in respect of such Guarantee,

      (7) net payments made pursuant to Hedging Obligations (including amortization of fees),

      (8) dividends paid in cash or Disqualified Stock in respect of (A) all Preferred Stock of Restricted Subsidiaries and (B) all Disqualified Stock of the

            Company, in each case held by Persons other than the Company or a Restricted Subsidiary,

      (9) interest Incurred in connection with investments in discontinued operations, and

      (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust, and less, to the extent included in such total interest expense, (A) any breakage costs of Hedging Obligations terminated in connection with the offering of the Securities on the Closing Date and the application of the net proceeds therefrom and (B) the amortization during such period of capitalized financing costs; provided, however, that for any financing consummated after the Closing Date, the aggregate amount of amortization relating to any such capitalized financing costs deducted in calculating Consolidated Interest Expense shall not exceed 5% of the aggregate amount of the financing giving rise to such capitalized financing costs.

Notwithstanding the foregoing, for the purposes of the definition of "Consolidated Secured Debt Ratio," "Consolidated Interest Expense" means, for any period, the total Consolidated interest expense of the Company for such period determined in accordance with GAAP.

            "Consolidated Net Income" means, for any period, the net income of the Company and its Consolidated Subsidiaries for such period; provided, however, that there shall not be included in such Consolidated Net Income:

      (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

            (A) subject to the limitations contained in clause (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause
                  (3) below) and

            (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

      (2) any net income (or loss) of any Person acquired by the Company or a Subsidiary of the Company in a pooling of interests transaction for any period prior to the date of such acquisition;

      (3) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company (but, in the case of any Foreign Subsidiary, only to the extent cash equal to such net income (or a portion thereof) for such period is not readily procurable by the Company from such Foreign Subsidiary (with the amount of cash readily procurable from such Foreign Subsidiary being determined in good faith by a Financial Officer of the Company) pursuant to intercompany loans, repurchases of Capital Stock or otherwise), except that:

            (A) subject to the limitations contained in clause (4) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to another Restricted Subsidiary, to the limitation contained in this clause) and

            (B) the net loss of any such Restricted Subsidiary for such period shall not be excluded in determining such Consolidated Net Income;

      (4) any gain (or loss) realized upon the sale or other disposition of any asset of the Company or its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

      (5)   any extraordinary gain or loss; and

      (6)   the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purpose of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 4.04(a)(3)(D).

            "Consolidated Secured Debt Ratio" as of any date of determination means, the ratio of (a) the sum of, without duplication (i) total Consolidated Indebtedness of the Company that is secured by Priority Liens and Pari Passu Liens and (ii) total Indebtedness for borrowed money of the Foreign Subsidiaries (including the European

Bank Indebtedness), in each case, as of the end of the most recent fiscal quarter for which financial statements have been filed with the SEC, to (b) the aggregate amount of EBITDA for the then most recent four fiscal quarters for which financial statements have been filed with the SEC, in each case with such pro forma adjustments to Consolidated Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Coverage Ratio.

            "Consolidation" means the consolidation of (1) in the case of the Company, the accounts of each of the Restricted Subsidiaries with those of the Company and (2) in the case of a Restricted Subsidiary, the accounts of each Subsidiary of such Restricted Subsidiary that is a Restricted Subsidiary with those of such Restricted Subsidiary, in each case in accordance with GAAP consistently applied; provided, however, that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

            "Credit Agent" means JPMorgan Chase Bank, in its capacity as administrative agent and collateral agent for the lenders party to each of the Credit Agreements or any successor thereto, or any Person otherwise designated the "Credit Agent" pursuant to the Intercreditor Agreement.

            "Credit Agreements" means (i) the $750,000,000 Amended and Restated Revolving Credit Agreement dated as of March 31, 2003, among the Company, certain lenders and JPMorgan Chase Bank, as administrative agent, (ii) the $645,454,545 Term Loan Agreement dated as of March 31, 2003, among the Company, certain lenders, JPMorgan Chase Bank, as administrative agent and BNP Paribas, as syndication agent, (iii) the $650,000,000 Term Loan and Revolving Credit Agreement dated as of March 31, 2003, among the Company, the other borrowers thereunder, certain lenders, JPMorgan Chase Bank, as administrative agent, and Deutsche Bank AG, as syndication agent and (iv) the Term Loan and Revolving Credit Agreement dated as of March 31, 2003, among the Company, certain lenders, JPMorgan Chase Bank, as administrative agent, Citicorp USA Inc., as syndication agent, and Bank of America, N.A. and The CIT Group/Business Credit, Inc., as documentation agents, each as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), refinanced, restructured or otherwise modified from time to time (except to the extent that any such amendment, restatement, supplement, waiver, replacement, refinancing, restructuring or other modification thereto would be prohibited by the terms of this Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding).

            "Currency Agreement" means with respect to any Person any foreign exchange contract, currency swap agreements or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

            "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "Designated Noncash Consideration" means noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated by the Company as Designated Noncash Consideration, less the amount of cash or cash equivalents received in connection with a subsequent sale of such Designated Noncash Consideration, which cash and cash equivalents shall be considered Net Available Cash received as of such date and shall be applied pursuant to Section 4.06.

            "Designated LC Cash Collateralizations" means cash collateral provided in respect of letters of credit issued under the U.S. Revolving Credit Facility; provided, however, that a corresponding commitment amount of such facility is permanently reduced, except that no such permanent reduction shall be required to the extent such reduction would reduce the aggregate amount of commitment available under the facility below $250,000,000.

            "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event:

      (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

      (2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary; provided, however, that any such conversion or exchange shall be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable) or

      (3) is redeemable at the option of the holder thereof, in whole or in part,

in the case of each of clauses (1), (2) and (3), on or prior to 180 days after the Stated Maturity of any series of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of any series of the Securities shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable in any material respect to the holders of such Capital Stock than the provisions of Section 4.06 and Section 4.08; provided further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's termination, death or disability.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

            "Domestic Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

            "EBITDA" for any period means the Consolidated Net Income for such period, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:

      (1) income tax expense of the Company and its Consolidated Restricted Subsidiaries,

      (2)   Consolidated Interest Expense,

      (3) depreciation expense of the Company and its Consolidated Restricted Subsidiaries,

      (4) amortization expense of the Company and its Consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period),

      (5) all other noncash charges of the Company and its Consolidated Restricted Subsidiaries (excluding any such noncash charge to the extent it represents an accrual of or reserve for cash expenditures in any future period) less all noncash items of income of the Company and its Restricted Subsidiary in each case for such period (other than normal accruals in the ordinary course of business), and

      (6) cash and non-cash charges reflected on the Consolidated financial statements of the Company and its Consolidated Restricted Subsidiaries for any period ending prior to January 1, 2004, related to (i) anticipated liabilities relating to the pending Entran II claims described in the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003, filed with the SEC on November 19, 2003, and (ii) rationalization actions designed to reduce capacity, eliminate redundancies and reduce costs.

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and noncash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if (A) a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders or (B) in the case of any Foreign Subsidiary, a corresponding amount of cash is readily procurable by the Company from such Foreign Subsidiary (as determined in good faith by a Financial Officer of the Company) pursuant to intercompany loans, repurchases of Capital Stock or otherwise, provided that to the extent cash of such Foreign Subsidiary provided the basis for including the net income of such Foreign Subsidiary in Consolidated Net Income pursuant to clause (3) of the definition of "Consolidated Net Income," such cash shall not be taken into account for the purposes of determining readily procurable cash under this clause (B).

            "Euro Equivalent" means with respect to any monetary amount in a currency other than euros, at any time of determination thereof, the amount of euros obtained by converting such foreign currency involved in such computation into euros at the spot rate for the purchase of euros with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination. Except as described in Section 4.03, whenever it is necessary to determine whether the Company has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than euros, such amount will be treated as the Euro Equivalent determined as of the date such amount is initially determined in such currency.

            "European Bank Indebtedness" means any and all amounts payable under or in respect of the $650,000,000 Term Loan and Revolving Credit Agreement dated as of March 31, 2003, among the Company, the other borrowers thereunder, certain lenders, JPMorgan Chase Bank, as administrative agent, and Deutsche Bank AG, as syndication agent and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations and all other amounts payable thereunder or in respect thereof.

            "European Revolving Loan Bank Indebtedness" means that portion of the European Bank Indebtedness Incurred from time to time under the revolving loan commitments in an initial maximum aggregate principal amount of $250,000,000.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Excluded Equity Interests" means equity interests in any Subsidiary with Consolidated assets not greater than $10,000,000 as of September 30, 2003 or, in the case of a Lien granted after the Closing Date, as of the end of the most recent fiscal quarter for which financial statements have been filed with the SEC at the time of such grant, (ii) equity interests in any Consent Subsidiary and (iii) equity interests in any Foreign Subsidiary if the Company shall have delivered to the Trustee an Officers' Certificate certifying that the Company has determined, on the basis of reasonable inquiries in the jurisdiction of such Foreign Subsidiary, that such pledge would affect materially and adversely the ability of such Foreign Subsidiary to conduct its business in such jurisdiction.

            "Excluded Securities" means that portion of Capital Stock or other securities of a Subsidiary of the Company pledged as Collateral which value (defined as the principal amount, par value, book value as carried by the Company or market value, whichever is greatest), when considered in the aggregate with all other Capital Stock or other securities of such Subsidiary subject to a security interest as provided for in this Indenture and the Security Documents, exceeds 19.99% of the principal amount of the then outstanding Securities issued by the Company; provided, however, in the event that Rule 3-16 of Regulation S-X promulgated by the SEC is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary of the Company due to the fact that such Subsidiary's Capital Stock or other securities secure the Securities, then the Capital Stock or other securities of such Subsidiary shall automatically be deemed to be Excluded Securities but only for so long as and to the extent necessary to not be subject to such requirement; provided, further, however, that in such event, the Security Documents may be amended or modified, without the consent of any Holder of Securities, to the extent necessary to release the security interest in the Excluded Securities that are so deemed to no longer constitute part of the Collateral. Any portion of a Subsidiary's Capital Stock or other securities that does not secure the Securities or the Subsidiary Guarantees pursuant to this paragraph (including Excluded Securities) may continue to secure any Priority Lien Obligations and Other Pari Passu Lien Obligations; provided, further however, that if any Priority Lien Obligation or Other Pari Passu Lien Obligation is secured by a security interest in any securities that are Excluded Securities, such obligation is registered under the Securities Act, and in connection with such registration, the Company is required to file with the SEC (or any other governmental agency) separate financial statements of the Subsidiary of the Company that is the issuer of such securities, then such securities will not be considered Excluded Securities.

            "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction as such price is, unless specified otherwise in this Indenture, determined in good faith by a Financial Officer of the Company or by the Board of Directors. Fair Market Value (other than of any asset with a public trading market) of any asset or property (or group of assets or property subject to an event giving rise to a requirement under this Indenture that "Fair Market Value" be determined) in excess of $25,000,000 shall be determined by the Board of Directors or a duly authorized committee thereof.

            "Financial Officer" means the Chief Financial Officer, the Treasurer or the Chief Accounting Officer of the Company.

            "Foreign Pledge Agreement" means a pledge or collateral agreement securing the Securities or the Subsidiary Guarantees or any of them that is governed by the law of a jurisdiction other than the United States of America and reasonably satisfactory in form and substance to the Trustee.

            "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia, other than Goodyear Canada.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date set forth in:

      (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

      (2) statements and pronouncements of the Financial Accounting Standards Board,

      (3) such other statements by such other entities as approved by a significant segment of the accounting profession, and

      (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

            "Goodyear Brazil" means Goodyear do Brasil Produtos de Borracha Ltda., a Brazilian company incorporated with quotas and limited liability, and its successors and permitted assigns.

            "Goodyear Canada" means Goodyear Canada Inc., an Ontario corporation, and its successors and permitted assigns.

            "Goodyear Thailand" means Goodyear (Thailand) Public Company Limited, a public company limited organized under the laws of the Kingdom of Thailand, and its successors and permitted assigns.

            "Grantor Subsidiary Guarantor" means each Subsidiary Guarantor on the Closing Date (other than Goodyear Western Hemisphere Corporation and Celeron Corporation) and each other Subsidiary of the Company that becomes a Grantor Subsidiary Guarantor pursuant to Section 4.11.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

      (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or

      (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

            "Guaranteed Obligations" means the principal and interest on the Securities when due, whether at Stated Maturity, by acceleration or otherwise, and all other obligations, monetary or otherwise, of the Company under this Indenture and the Securities (including expenses and indemnification).

            "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Raw Materials Hedge Agreement.

            "Holder" means the Person in whose name a Security is registered on the Registrar's books.

            "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

            "Indebtedness" means, with respect to any Person on any date of determination, without duplication:

      (1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

      (2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

      (3) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1), (2) and (5)) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit); provided, however, that all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction shall constitute indebtedness for all purposes of the covenant described under Section 4.09 and for determining the Company's ability to incur Liens and for no other purpose under this Indenture, if such obligations are secured by or are purported to be secured by Liens on Collateral;

      (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

      (5) all Capitalized Lease Obligations and all Attributable Debt of such Person;

      (6) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued and unpaid dividends);

      (7) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of:

            (A) the Fair Market Value of such asset at such date of determination and

            (B)   the amount of such Indebtedness of such other Persons;

      (8)   Hedging Obligations of such Person; and

      (9) all obligations of the type referred to in clauses (1) through (8) of other Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term "Indebtedness" shall exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

            "Indenture" means this Indenture as amended or supplemented from time to time.

            "Intercreditor Agreement" means the Lien Subordination and Intercreditor Agreement, dated the Closing Date, by and among the Company, the Grantor Subsidiary Guarantors, the Credit Agent and the Trustee, as amended, supplemented or otherwise modified from time to time.

            "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is party or of which it is a beneficiary.

            "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04:

      (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to:

            (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less

            (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

      (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

In the event that the Company sells Capital Stock of a Restricted Subsidiary such that after giving effect to such sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary, any Investment in such Person remaining after giving effect to such sale shall be deemed to constitute an Investment made on the date of such sale of Capital Stock.

            "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by Standard and Poor's, or an equivalent rating by any other Rating Agency.

            "Legal Holiday" means a Saturday, Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge in the nature of an encumbrance of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

            "Luxembourg Finance" means Goodyear Finance Holdings, S.A., a Luxembourg corporation and its successors and permitted assigns.

            "Material Foreign Subsidiary" means, at any time, each Foreign Subsidiary that had assets with an aggregate book value in excess of $50,000,000 as of the end of the most recent fiscal quarter for which financial statements have been filed with the SEC.

                  "Material Intellectual Property" means all intellectual property of the Company and the Grantor Subsidiary Guarantors, other than intellectual property that in the aggregate is not material to the business of the Company and its Subsidiaries, taken as a whole.

            "Moody's" means Moody's Investors Service, Inc. and any successor to its rating business.

            "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, in each case only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of:

      (1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition,

      (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition,

      (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and

      (4) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition (but only for so long as such reserve is maintained).

            "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

            "Obligations" means with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

            "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company. "Officer" of a Subsidiary Guarantor has a correlative meaning.

            "Officers' Certificate" means a certificate signed by two Officers.

            "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, a Subsidiary Guarantor or the Trustee.

            "Other Pari Passu Lien Obligation" means any Indebtedness of the Company and its Restricted Subsidiaries (including any Additional Securities) that is designated by the Company as permitted by this Indenture to be secured by Pari Passu Liens (other than the Securities issued on the Closing Date and the Subsidiary Guarantees). Any portion of the European Bank Indebtedness secured by Pari Passu Liens will be considered an Other Pari Passu Lien Obligation for so long as the only

Collateral securing the European Bank Indebtedness on a Priority Lien basis is the Company's equity interest in Luxembourg Finance.

            "Pari Passu Lien" means any Lien on Collateral securing the Securities, a Subsidiary Guarantee or any Other Pari Passu Lien Obligation that ranks immediately junior in priority (subject to Permitted Collateral Liens) to the Liens on such Collateral securing any Priority Lien Obligations.

            "Permitted Business" means any business engaged in by the Company or any Restricted Subsidiary on the Closing Date and any Related Business.

            "Permitted Collateral Liens" means

      (1) Liens on the Collateral securing Priority Lien Obligations in an amount which, when taken together with all other Priority Lien Obligations then outstanding pursuant to this clause (1), does not exceed the greater of (a) $2,700,000,000 and (b) the sum of (i) 80% of the book value of the inventory of the Company and the Subsidiary Guarantors and (ii) 85% of the book value of the accounts receivable of the Company and the Subsidiary Guarantors, in each case, as of the end of the most recent fiscal quarter for which financial statements have been filed with the SEC; provided, however, that at the election of the Company, all or a portion of the amount of Indebtedness permitted to be secured by Priority Liens pursuant to this clause (1) may instead be allocated to be secured by Pari Passu Liens; provided, further, that (x) the first $500,000,000 of Indebtedness allocated to be secured by Pari Passu Liens pursuant to the preceding proviso shall reduce the amount set forth in clause
            (a) above by the amount of such Indebtedness and (y) all Indebtedness allocated to be secured by Pari Passu Liens pursuant to the preceding proviso in excess of $500,000,000 shall reduce both the amount set forth in clause (a) above and the amount set forth in clause (b) above, in each case, by the amount of such Indebtedness;

      (2)   (A)   Liens on the Collateral securing the Securities outstanding on the Closing Date, the Exchange Securities issued in exchange therefor and the Subsidiary Guarantees relating thereto; and

            (B) Liens on the Collateral securing Other Pari Passu Lien Obligations (including, without limitation, Additional Securities) in an amount which, when taken together with all other Other Pari Passu Lien Obligations (including the European Bank Indebtedness to the extent it constitutes another Pari Passu Lien Obligation at the time) then outstanding does not exceed any amount of Indebtedness secured by Pari Passu Liens pursuant to clause (1) above plus the greater of (i) $650,000,000 and (ii) an amount that as of the date of Incurrence, after giving effect thereto and the application of proceeds therefrom, would not result in a Consolidated Secured Debt Ratio of more than 3.75:1;

      (3) the Priority Lien on the Company's equity interest in Luxembourg Finance securing the European Bank Indebtedness;

      (4) Liens on the Collateral existing on the Closing Date (other than Liens specified in clauses (1) through (3) above);

      (5)   Liens on the Collateral described in clauses (3) through (5), (7),
            (10), (11), (13), (15) (only in respect of clauses (10) and (11))
            and (17) through (22) of the definition of "Permitted Liens;" provided that all obligations secured by such Liens described in clauses (21) and (22) of the definition of "Permitted Liens" shall be deemed to constitute Indebtedness Incurred pursuant to clause
            (b)(6) of the covenant described under Section 4.03 for all purposes of the covenant described under Section 4.09 and for determining the Company's ability to Incur Liens and for no other purpose under the Indenture;

      (6) Liens on the Collateral in favor of any collateral agent relating to such collateral agent's administrative expenses with respect to the Collateral; and

      (7)   Liens on the Collateral securing Indebtedness Incurred pursuant to
            Section 4.03(b)(6).

For the avoidance of doubt, any Lien on the Collateral securing U.S. Bank Indebtedness or ABL Bank Indebtedness outstanding on the Closing Date shall be deemed to be Incurred and outstanding pursuant to clause (1) of this definition, and any Lien on the Collateral (other than any Lien on the Company's equity interest in Luxembourg Finance) securing European Bank Indebtedness outstanding on the Closing Date shall be deemed to be Incurred and outstanding pursuant to clause (2) of this definition.

            "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

      (1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;

      (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary;

      (3)   Temporary Cash Investments;

      (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

      (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

      (6) loans or advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary;

      (7) stock, obligations or securities received in settlement of disputes with customers or suppliers or debts (including pursuant to any plan of reorganization or similar arrangement upon insolvency of a debtor) created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

      (8) any Person to the extent such Investment represents the noncash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with Section 4.06;

      (9) a Receivables Entity or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Transaction or any related Indebtedness; provided, however, that any Investment in a Receivables Entity is in the form of a Purchase Money Note, contribution of additional receivables or an equity interest;

      (10) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

      (11) any Person to the extent such Investments consist of Hedging Obligations otherwise permitted under Section 4.03;

      (12) any Person to the extent such Investment in such Person existed on the Closing Date and any Investment that replaces, refinances or refunds such an Investment, provided that the new Investment is in an amount that does not exceed that amount replaced, refinanced or refunded and is made in the same Person as the Investment replaced, refinanced or refunded;

      (13) advances to, and Guarantees for the benefit of, customers, dealers or suppliers made in the ordinary course of business and consistent with past practice; and

      (14) any Person to the extent such Investment, when taken together with all other Investments made pursuant to this clause (14) and then outstanding on the date such Investment is made, does not exceed the greater of (A) the sum of (i) $250,000,000 and (ii) any amounts under Section 4.04(a)(3)(D)(x) that were excluded by operation of the proviso in Section 4.04(a)(3)(D) and which excluded amounts are not otherwise included in Consolidated Net Income or intended to be permitted under any of clauses (1) through (13) of this definition and (B) 2.0% of Consolidated assets of the Company as of the end of the most recent fiscal quarter for which financial statements of the Company have been filed with the SEC.

            "Permitted Liens" means, with respect to any Person:

      (1) Liens on Additional Excluded Collateral to secure Priority Lien Obligations permitted pursuant to this Indenture;

      (2) Liens on Additional Foreign Bank Collateral to secure European Bank Indebtedness permitted pursuant to Section 4.03(b)(1);

      (3) pledges or deposits by such Person under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

      (4) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

      (5) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

      (6) Liens in favor of issuers of surety or performance bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

      (7) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness for borrowed money and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

      (8) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person (including Indebtedness Incurred under Section 4.03(b)(6); provided, however, that the Lien may not extend to any other property (other than property related to the property being financed) owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

      (9) Liens existing on the Closing Date (other than (i) Liens referred to in the foregoing clauses (1) and (2) and (ii) Permitted Collateral Liens);

      (10) Liens on property or shares of stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens do not extend to any other property owned by such Person or any of its Subsidiaries, except pursuant to after-acquired property clauses existing in the applicable agreements at the time such Person becomes a Subsidiary which do not extend to property transferred to such Person by the Company or a Restricted Subsidiary;

      (11) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or any Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens do not extend to any other property owned by such Person or any of its Subsidiaries;

      (12) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person;

      (13) Liens securing Hedging Obligations so long as such obligations relate to Indebtedness that is, and is permitted under this Indenture to be, secured by a Lien on the same property securing such Hedging Obligations;

      (14) Liens on assets of Foreign Subsidiaries securing Indebtedness Incurred under Section 4.03(b)(10);

      (15) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (1), (2), (8), (9), (10) and (11); provided, however, that:

            (A) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements, accessions, proceeds, dividends or distributions in respect thereof) and

            (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of:

                  (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness secured by Liens described under clauses (1), (2), (8), (9), (10) or (11)
                        at the time the original Lien became a Permitted Lien under this Indenture and

                  (ii) an amount necessary to pay any fees and expenses, including premiums, related to such Refinancings;

      (16) Liens on accounts receivables and related assets of the type specified in the definition of "Qualified Receivables Transaction" Incurred in connection with a Qualified Receivables Transaction;

      (17) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

      (18) Liens arising from Uniform Commercial Code financing statement filings regarding leases that do not otherwise constitute Indebtedness entered into in the ordinary course of business;

      (19) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries;

      (20) Liens which constitute bankers' Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with any bank or other financial institution, whether arising by operation of law or pursuant to contract;

      (21) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

      (22) Liens on specific items of inventory or other goods and related documentation (and proceeds thereof) securing reimbursement obligations in respect of trade letters of credit issued to ensure payment of the purchase price for such items of inventory or other goods; and

      (23) other Liens to secure Indebtedness in an aggregate amount not to exceed $25,000,000 at any time outstanding.

            "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

            "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

            "Priority Lien" means any Lien on any Collateral for the benefit of the lenders of any Indebtedness of the Company or any of its Restricted Subsidiaries that is designated by the Company as permitted by this Indenture to rank prior to the Liens on such Collateral for the benefit of the Holders.

            "Priority Lien Obligation" means any Indebtedness that is secured by a Priority Lien; provided, however, that for purposes of this definition, the European Bank Indebtedness will not be considered a Priority Lien Obligation as long as the only Collateral securing the European Bank Indebtedness on a Priority Lien basis is the Company's equity interest in Luxembourg Finance. The relative priorities of the Priority Lien Obligations are determined by agreement among the holders of the Priority Lien Obligations.

            "Private Placement Memorandum" means the Offering Memorandum, dated March 9, 2004, with respect to the Securities, as supplemented or amended and including all documents incorporated by reference therein.

            "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

                  "Purchase Money Indebtedness" means Indebtedness:

      (1) consisting of the deferred purchase price of property, plant and equipment, conditional sale obligations, obligations under any title retention agreement and other obligations Incurred in connection with the acquisition, construction or improvement of such asset, in each case where the amount of such Indebtedness does not exceed the greater of (A) the cost of the asset being financed and (B) the Fair Market Value of such asset, and

      (2) Incurred to finance such acquisition, construction or improvement by the Company or a Restricted Subsidiary of such asset;

provided, however, that such Indebtedness is Incurred within 180 days after such acquisition or the completion of such construction or improvement.

            "Purchase Money Note" means a promissory note of a Receivables Entity evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company to a Receivables Entity in connection with a Qualified Receivables Transaction, which note

      (1) shall be repaid from cash available to the Receivables Entity, other than

            (A)   amounts required to be established as reserves,

            (B)   amounts paid to investors in respect of interest,

            (C)   principal and other amounts owing to such investors and

            (D) amounts paid in connection with the purchase of newly generated receivables and

      (2)   may be subordinated to the payments described in clause (a).

            "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to:

      (1) a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries) or

      (2)   any other Person (in the case of a transfer by a Receivables
            Entity),

or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided, however, that the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by a Financial Officer of the Company).

The grant of a security interest in any accounts receivable of the Company or any of its Restricted Subsidiaries to secure Bank Indebtedness shall not be deemed a Qualified Receivables Transaction.

            "Rating Agency" means Standard & Poor's and Moody's or if Standard & Poor's or Moody's or both shall not make a rating on the Securities publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor's or Moody's or both, as the case may be.

            "Raw Material Hedge Agreements" means agreements designed to hedge against fluctuations in the cost of raw materials in connection with the operation of the Company and its Restricted Subsidiaries' business.

            "Receivables Entity" means a (a) Wholly Owned Subsidiary of the Company which is designated by the Board of Directors (as provided below) as a Receivables Entity or (b) another Person engaging in a Qualified Receivables Transaction with the Company which Person engages in the business of the financing of accounts receivable, and in either of clause (a) or (b):

      (1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which

            (A) is Guaranteed by the Company or any Subsidiary of the Company (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings),

            (B) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or

            (C) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

      (2) which is not an Affiliate of the Company or with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and

      (3) to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

            "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness exchange or replacement for, such Indebtedness, including, in any such case from time to time, after the discharge of the Indebtedness being Refinanced. "Refinanced" and "Refinancing" shall have correlative meanings.

            "Refinancing Indebtedness" means Indebtedness that is Incurred to Refinance (including pursuant to any defeasance or discharge mechanism) any Indebtedness of the Company or any Restricted Subsidiary existing on the Closing Date or Incurred in compliance with this Indenture (including Indebtedness of the Company that Refinances Refinancing Indebtedness); provided, however, that:

      (1) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced,

      (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced,

      (3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount of the Indebtedness being refinanced (or if issued with original issue discount, the aggregate accreted value) then outstanding (or that would be outstanding if the entire committed amount of any credit facility being Refinanced were fully drawn (other than any such amount that would have been prohibited from being drawn pursuant to Section 4.03) (plus fees and expenses, including any premium and defeasance costs), and

      (4) if the Indebtedness being Refinanced is subordinated in right of payment to the Securities, such Refinancing Indebtedness is subordinated in right of payment to the Securities at least to the same extent as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include:

            (A) Indebtedness of a Restricted Subsidiary that is not a Grantor Subsidiary Guarantor that Refinances Indebtedness of the Company or

            (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

            "Related Business" means any business reasonably related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the Closing Date.

            "Restricted Payment" in respect of any Person means:

      (1) the declaration or payment of any dividend, any distribution on or in respect of its Capital Stock or any similar payment (including any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) to the direct or indirect holders of its Capital Stock in their capacity as such, except (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock or, in the case of a Restricted Subsidiary, Preferred Stock) and (B) dividends or distributions payable to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary has Capital Stock held by Persons other than the Company or other Restricted Subsidiaries, to such other Persons on no more than a pro rata basis),

      (2) the purchase, repurchase, redemption, retirement or other acquisition ("Purchase") for value of any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for Capital Stock of the Company that is not Disqualified Stock),

      (3) the Purchase for value, prior to scheduled maturity, any scheduled repayment or any scheduled sinking fund payment, of any Subordinated Obligations (other than the Purchase for value of Subordinated Obligations acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such Purchase), or

      (4)   any Investment (other than a Permitted Investment) in any Person.

            "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

            "Sale/Leaseback Transaction" means an arrangement relating to property, plant and equipment now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than (i) leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries or (ii) any such transaction entered into with respect to any property, plant and equipment or any improvements thereto at the time of, or within 180 days after, the acquisition or completion of construction of such property, plant and equipment or such improvements (or, if later, the commencement of commercial operation of any such property, plant and equipment), as the case may be, to finance the cost of such property, plant and equipment or such improvements, as the case may be.

            "SEC" means the Securities and Exchange Commission.

            "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien. "Secured Indebtedness" of a Subsidiary Guarantor has a correlative meaning.

            "Securities" means the securities issued under this Indenture.

            "Securities Act" means the U.S. Securities Act of 1933, as amended.

            "Security Documents" means the Collateral Agreement, any Foreign Pledge Agreements, any agreements or mortgages to which assets are added to the Collateral and any other agreements, mortgages, instruments or documents referenced in, contemplated by, or entered into or delivered in connection with, any of the foregoing, as such agreements, mortgages, instruments or documents may be amended, modified or supplemented from time to time.

            "Senior Indebtedness" of the Company or any Subsidiary Guarantor, as the case may be, means the principal of, premium (if any) and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company or any Subsidiary Guarantor, as applicable, regardless of whether or not a claim for post-filing interest is allowed in such proceedings), and fees and other amounts owing in respect of, Bank Indebtedness, the Securities (in the case of the Company), the Subsidiary Guarantees (in the case of the Subsidiary Guarantors) and all other Indebtedness of the Company or any Subsidiary Guarantor, as applicable, whether outstanding on the Closing Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are subordinated in right of payment to the Securities or such Subsidiary Guarantor's Subsidiary Guarantee, as applicable; provided, however, that Senior Indebtedness of the Company or any Subsidiary Guarantor shall not include:

      (1) any obligation of the Company to any Subsidiary of the Company or of such Subsidiary Guarantor to the Company or any other Subsidiary of the Company;

      (2) any liability for Federal, state, local or other taxes owed or owing by the Company or such Subsidiary Guarantor, as applicable;

      (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

      (4) any Indebtedness or obligation of the Company (and any accrued and unpaid interest in respect thereof) that by its terms is subordinate or junior in any respect to any other Indebtedness or obligation of the Company or such Subsidiary Guarantor, as applicable, including any Subordinated Obligations of the Company or such Subsidiary Guarantor, as applicable;

      (5)   any obligations with respect to any Capital Stock; or

      (6)   any Indebtedness Incurred in violation of this Indenture.

            "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

            "Specified Asset Sale" means the sale of all the assets and liabilities of the Company's Chemical Products strategic business segment other than its natural rubber plantation and processing facility in Indonesia.

            "Standard & Poor's" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor to its rating business.

            "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which, taken as a whole, are customary in an accounts receivable transaction.

            "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

            "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Closing Date or thereafter Incurred) that by its terms is subordinate or junior in right of payment to the Securities. "Subordinated Obligation" of a Subsidiary Guarantor has a correlative meaning.

            "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

      (1)   such Person,

      (2)   such Person and one or more Subsidiaries of such Person or

      (3)   one or more Subsidiaries of such Person.

            "Subsidiary Guarantee" means each Guarantee of the obligations with respect to the Securities issued by a Subsidiary of the Company pursuant to the terms of this Indenture.

            "Subsidiary Guarantor" means any Subsidiary that has issued a Subsidiary Guarantee.

            "Temporary Cash Investments" means any of the following:

      (1) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

      (2) investments in commercial paper maturing within 270 days from the date of acquisition thereof, and having, at such date of acquisition, ratings of A1 from S&P and P1 from Moody's;

      (3) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof and issued or guaranteed by or placed with, and money market deposit accounts issued or offered by any commercial bank organized under the laws of the United States of America or any state thereof which has a short-term deposit rating of A1 from S&P and P1 from Moody's and has a combined capital and surplus and undivided profits of not less than $500,000,000;

      (4) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (1) above and entered into with a financial institution described in clause (3) above;

      (5) money market funds that (A) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (B) are rated AAA by S&P and Aaa by Moody's and (C) have portfolio assets of at least $5,000,000,000; and

      (6) in the case of any Foreign Subsidiary, (A) marketable direct obligations issued or unconditionally guaranteed by the sovereign nation in which such Foreign Subsidiary is organized and is conducting business or issued by any agency of such sovereign nation and backed by the full faith and credit of such sovereign nation, in each case maturing within one year from the date of acquisition, so long as the indebtedness of such sovereign nation is rated at least A by S&P or A2 by Moody's or carries an equivalent rating from a comparable foreign rating agency, (B) investments of the type and maturity described in clauses (2) through (5) of foreign obligors, which investments or obligors have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies, (C) investments of the type and maturity described in clause (3) in any obligor organized under the laws of a jurisdiction other than the United States that (i) is a branch or subsidiary of a lender or the ultimate parent company of a lender under any of the Credit Agreements (but only if such lender meets the ratings and capital, surplus and undivided profits requirements of such clause
            (3)) or (ii) carries a rating at least equivalent to the rating of the sovereign nation in which it is located, and (D) other investments of the type and maturity described in clause (3) in obligors organized under the laws of a jurisdiction other than the United States in any country in which such Subsidiary is located; provided, however, that the investments permitted under this subclause (D) shall not exceed $10,000,000 for all such Subsidiaries in any such country or $50,000,000 in the aggregate for all such Subsidiaries and all countries.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the Closing Date.

            "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

            "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

            "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

            "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

            "Unrestricted Subsidiary" means:

      (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and

      (2)   any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either:

            (A) the Subsidiary to be so designated has total Consolidated assets of $1,000 or less or

            (B) if such Subsidiary has Consolidated assets greater than $1,000, then such designation would be permitted under the covenant entitled "Limitation on Restricted Payments."

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

      (x)   (1) the Company could Incur $1.00 of additional Indebtedness under
            Section 4.03(a) or (2) the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries would be greater after giving effect to such designation than before such designation and

      (y)   no Default shall have occurred and be continuing.

Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

            "U.S. Bank Indebtedness" means any and all amounts payable under or in respect of (i) the $750,000,000 Amended and Restated Revolving Credit Agreement dated as of March 31, 2003, among the Company, certain lenders and JPMorgan Chase Bank, as administrative agent and (ii) the $645,454,545 Term Loan Agreement dated as of March 31, 2003, among the Company, certain lenders, JPMorgan Chase Bank, as administrative agent and BNP Paribas, as syndication agent, and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations and all other amounts payable thereunder or in respect thereof.

            "U.S. Dollar Equivalent" means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

            "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

            "U.S. Revolving Credit Facility" means that portion of the U.S. Bank Indebtedness described in clause (i) of such definition.

            "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

            "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

            SECTION 1.02. Other Definitions.

                                                                                   Defined in
                                      Term                                          Section
--------------------------------------------------------------------------------   ----------
"Affiliate Transaction".........................................................    4.07(a)
"Bankruptcy Law"................................................................      6.01
"Change of Control Offer".......................................................    4.09(b)
"covenant defeasance option"....................................................    8.01(b)
"Custodian".....................................................................      6.01
"Definitive Security" ..........................................................   Appendix A
"Event of Default"..............................................................      6.01
"Exchange Fixed Rate Securities" ...............................................   Appendix A
"Exchange Floating Rate Securities" ............................................   Appendix A
"Exchange Securities"...........................................................   Appendix A
"Floating Rate Securities" .....................................................      2.02
"Fixed Rate Securities" ........................................................      2.02
"Global Security" ..............................................................   Appendix A
"Guaranteed Obligations"........................................................     10.01
"Initial Fixed Rate Securities" ................................................   Appendix A
"Initial Floating Rate Securities" .............................................   Appendix A
"Initial Securities"............................................................   Appendix A
"legal defeasance option".......................................................    8.01(b)
"Offer".........................................................................    4.06(b)
"Offer Amount"..................................................................   4.06(d)(3)
"Offer Period"..................................................................   4.06(d)(3)
"Paying Agent"..................................................................      2.03
"Purchase Date".................................................................   4.06(d)(2)
"Registrar".....................................................................      2.03
"Reversion Date"................................................................    4.13(b)
"Successor Company".............................................................   5.01(a)(1)
"Suspended Covenants"...........................................................    4.13(a)
"Suspension Date"...............................................................    4.13(a)
"Suspension Period".............................................................    4.13(b)

            SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

            "Commission" means the SEC;

            "indenture securities" means the Securities and the Subsidiary Guarantees;

            "indenture security holder" means a Holder;

            "indenture to be qualified" means this Indenture;

            "indenture trustee" or "institutional trustee" means the Trustee;
and

            "obligor" on the indenture securities means the Company, each Subsidiary Guarantor and any other obligor on the indenture securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

            SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

            (1)   a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3)   "or" is not exclusive;

            (4)   "including" means including without limitation;

            (5) words in the singular include the plural and words in the plural include the singular;

            (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

            (7) secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral;

            (8) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

            (9) the principal amount of any Preferred Stock shall be (A) the maximum liquidation value of such Preferred Stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

            (10) all references to the date the Securities were originally issued shall refer to Closing Date.

                                   ARTICLE 2

                                 The Securities

            SECTION 2.01. Form and Dating. Provisions relating to the Initial Securities and the Exchange Securities are set forth in Appendix A attached hereto (the "Appendix") which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1a (in respect of the Initial Fixed Rate Securities) and Exhibit 2a (in respect of the Initial Floating Rate Securities) to this Indenture, which are hereby incorporated in and expressly made a part of this Indenture; provided, that Definitive Securities issued on the Closing Date or prior to the Rule 144A Availability Date (as defined in Appendix A) shall not bear the Global Securities Legend (as defined in Appendix A). The Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1b (in respect of the Exchange Fixed Rate Securities) and Exhibit 2b (in respect of the Exchange Floating Rate Securities) to this Indenture which are hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibits 1a and 1b are part of the terms of this Indenture.

            SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature.

            If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

            A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

            On the Closing Date, the Trustee shall authenticate and make available for delivery $450,000,000 of 11% Senior Secured Notes due 2011 (the "Fixed Rate Securities") and $200,000,000 of Senior Secured Floating Rate Notes due 2011 (the "Floating Rate Securities"), and upon receipt of a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant

Secretary of the Company, the Trustee shall authenticate and deliver Securities of any series for original issue in an aggregate principal amount specified in such order. Such order shall specify the amount and series of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 2.13 after the Closing Date, shall certify that such issuance is in compliance with Sections 4.03 and 4.09.

            The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

            SECTION 2.03. Registrar and Paying Agent. (a) The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency located in the Borough of Manhattan, the City of New York, where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents provided, however, that so long as Wells Fargo Bank, National Association shall be the Trustee, without the consent of the Trustee, there shall be no more than one Registrar or Paying Agent. The term "Paying Agent" includes any additional paying agent.

            The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Wholly Owned Subsidiary incorporated or organized within The United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

            The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register transfer or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed, or any Securities for a period of 15 days before a selection of an interest payment date. The Holder of a Security may be treated as the owner of such Security for all purposes.

            (b) The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

            (c) The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidence by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above.

            SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of Holders entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

            SECTION 2.05. Lists of Holders of Securities. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

            SECTION 2.06. Transfer and Exchange. (a) The Securities shall be issued in registered form and shall be transferable only in compliance with Appendix A and upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(1) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

            (b) To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make and the Registrar need not register transfer or exchanges of Securities selected for redemption in accordance with the terms of this Indenture (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or any Securities for a period of 15 days before an interest payment date.

            Prior to the due presentation for registration of transfer of any Security, the Company, the Subsidiary Guarantors, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and (subject to paragraph 2 of the Securities) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, any Subsidiary Guarantor, the Trustee, the Paying Agent, or the Registrar shall be affected by notice to the contrary.

            Any Holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or
(b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

            All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same Indebtedness and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

            SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

            Every replacement Security is an additional Obligation of the Company. The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

            SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 13.06, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

            If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

            If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

            SECTION 2.09. Temporary Securities. Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Company, without charge to the Holder.

            SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of cancelled Securities other than pursuant to the terms of this Indenture.

            SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

            SECTION 2.12. CUSIP Numbers and ISINs. The Company in issuing the Securities may use "CUSIP" numbers and ISINs (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers and ISINs in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

            SECTION 2.13. Issuance of Additional Securities. After the Closing Date, the Company shall be entitled, subject to its compliance, at the time of and after giving effect to such issuance, with Section 4.03 and Section 4.09, to issue Additional Securities of any series under this Indenture, which Securities shall have identical terms as the applicable series of Initial Securities issued on the Closing Date, other than with respect to the date of issuance and issue price. All the Securities issued under this Indenture shall be treated as a single class for all purposes of this Indenture; provided, however, that in respect of any amendment, waiver, other modification or optional redemption by the Company that affects only one series of the Securities, such affected series of Securities shall be treated as a single class under this Indenture.

            With respect to any Additional Securities, the Company shall set forth in a an Officers' Certificate, a copy of which shall be delivered to the Trustee (along with a copy of the Resolutions of the Board of Directors authorizing the Additional Securities), the following information:

            (1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture and the provision of Section 4.03 that the Company is relying on to issue such Additional Securities;

            (2) that such Additional Securities may be designated Other Pari Passu Lien Obligations in accordance with Section 4.09;

            (3) the issue price, the issue date, the CUSIP number and ISIN of such Additional Securities; provided, however, that no Additional Securities may be issued at a price that would cause such Additional Securities to have "original issue discount" within the meaning of Section 1273 of the Code; and

            (4) whether such Additional Securities shall be Initial Securities or shall be issued in the form of Exchange Securities as set forth in Exhibit A.

                                    ARTICLE 3

                                   Redemption

            SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities of any series pursuant to paragraph 5 of such series of Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of such series of Securities pursuant to which the redemption will occur.

            The Company shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate to the effect that such redemption will comply with the conditions herein. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

            SECTION 3.02. Selection of Securities to Be Redeemed. If fewer than all the Securities of a series are to be redeemed, the Trustee shall select the Securities of such series to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate. The Trustee shall make the selection from outstanding Securities of such series not previously called for redemption. The Trustee may select for redemption portions of the principal amount of Securities of such series that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in principal amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

            SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities of a series, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities of such series to be redeemed at such Holder's registered address.

            The notice shall identify the Securities of such series to be redeemed and shall state:

            (1)   the redemption date;

            (2)   the redemption price;

            (3)   the name and address of the Paying Agent;

            (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

            (6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

            (7) that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN, if any, listed in such notice or printed on the Securities.

            At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

            SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed to Holders, Securities of a series called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date if the redemption date is after a regular record date and on or prior to the interest payment date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

            SECTION 3.05. Deposit of Redemption Price. Prior to 11:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities of a series or portions thereof to be redeemed on that date other than Securities of such series or portions of Securities of such series called for redemption which have been delivered by the Company to the Trustee for cancellation. Interest shall cease to accrue on Securities or portions thereof called for redemption on and after the date the Company has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest, on the Securities to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

            SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                    ARTICLE 4

                                    Covenants

            SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

            The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

            SECTION 4.02. SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and Holders and prospective Holders (upon request) within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act. In addition, the Company shall furnish to the Trustee and the Holders, promptly upon their becoming available, copies of the annual report to shareholders and any other information provided by the Company to its public shareholders generally. The Company also shall comply with the other provisions of Section 314(a) of the TIA.

            In addition, the Company shall furnish to the Holders of the Securities and to prospective investors, upon the requests of such Holders, any information with respect to the Company required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Securities are not freely transferable under the Securities Act.

            SECTION 4.03. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company or any Subsidiary Guarantor may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto and the application of the proceeds therefrom the Consolidated Coverage Ratio would be greater than 2.0:1.

            (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

      (1) Bank Indebtedness in an aggregate principal amount not to exceed the greater of (A) $2,700,000,000, less the aggregate amount of all prepayments of principal applied to permanently reduce any such Indebtedness in satisfaction of the Company's obligations under
            Section 4.06 and (B) the sum of (i) 60% of the book value of the inventory of the Company and its Restricted Subsidiaries plus (ii) 80% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries (other than any accounts receivable pledged, sold or otherwise transferred or encumbered by the Company or any Restricted Subsidiary in connection with a Qualified Receivables Transaction), in each case, as of the end of the most recent fiscal quarter for which financial statements have been filed with the SEC; provided, however, that the amount of -------- ------- Indebtedness that may be Incurred pursuant to this clause (1) shall be reduced by any amount of Indebtedness Incurred and then outstanding pursuant to the election provision of clause (10)(A)(ii) below;

      (2) Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary; provided, however, that any subsequent event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

      (3) Indebtedness (A) represented by the Securities issued on the Closing Date (not including any Additional Securities) and the Subsidiary Guarantees, (B) outstanding on the Closing Date (other than the Indebtedness described in clauses (1) and (2) and (3)(A) above), and
            (C) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (3) (including Indebtedness that is Refinancing Indebtedness) or the foregoing paragraph (a);

      (4) (A) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company or a Restricted Subsidiary (other than Indebtedness Incurred in contemplation of, in connection with, as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by the Company); provided, however, that on the date that such Restricted Subsidiary is acquired by the Company, (i) the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the foregoing paragraph (a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (4) or (ii) the Consolidated Coverage Ratio immediately after giving effect to such Incurrence and acquisition would be greater than such ratio immediately prior to such transaction and (B) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (4);

      (5) Indebtedness (A) in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds entered into by the Company or any Restricted Subsidiary in the ordinary course of business, and (B) Hedging Obligations entered into in the ordinary course of business to hedge risks with respect to the Company's or a Restricted Subsidiary's interest rate, currency or raw materials pricing exposure and not entered into for speculative purposes;

      (6) Purchase Money Indebtedness, Capitalized Lease Obligations and Attributable Debt and Refinancing Indebtedness in respect thereof in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (6) and then outstanding, will not exceed the greater of (A) $600,000,000 and (B) 5.0% of Consolidated assets of the Company as of the end of the most recent fiscal quarter for which financial statements have been filed with the SEC;

            provided, however, that the aggregate principal amount of Capitalized Lease Obligations and Attributable Debt (and Refinancing Indebtedness in respect thereof) Incurred pursuant to this clause
            (6) and then outstanding in respect of Sale/Leaseback Transactions relating to Collateral may not exceed $100,000,000.

      (7) Indebtedness Incurred by a Receivables Entity in a Qualified Receivables Transaction;

      (8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of a Financial Officer's becoming aware of its Incurrence;

      (9) any Guarantee (other than the Subsidiary Guarantees) by the Company or a Restricted Subsidiary of Indebtedness or other obligations of the Company or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness or other obligations by the Company or such Restricted Subsidiary is permitted under the terms of this Indenture (other than Indebtedness Incurred pursuant to clause (4) above);

      (10)  (A)   Indebtedness of Foreign Subsidiaries in an aggregate principal amount that, when added to all other Indebtedness Incurred pursuant to this clause (10)(A) and then outstanding, will not exceed (i) $600,000,000 plus (ii) any amount then permitted to be Incurred pursuant to clause (1) above that the Company instead elects to Incur pursuant to this clause (10)(A); and

            (B) Indebtedness of Foreign Subsidiaries Incurred in connection with a Qualified Receivables Transaction in an amount not to exceed (euro)275,000,000 at any one time outstanding;

      (11) Indebtedness constituting Other Pari Passu Lien Obligations or unsecured Indebtedness in an amount not to exceed $850,000,000 and Refinancing Indebtedness in respect thereof; provided that such Refinancing Indebtedness constitutes Other Pari Passu Lien Obligations or unsecured Indebtedness; and

      (12) Indebtedness of the Company and the Restricted Subsidiaries in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause
            (12) and then outstanding, will not exceed $150,000,000.

            (c) For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this Section 4.03:

      (1) Outstanding Indebtedness Incurred pursuant to any of the Credit Agreements prior to or on the Closing Date shall be classified as Incurred as follows:

            (A) such Indebtedness shall be deemed to have been Incurred pursuant to clause (1) of paragraph (b) above, in an amount such that after giving effect to such Incurrence there will remain available to be Incurred under clause (1) of paragraph
                  (b) an amount of Indebtedness equal to the aggregate amount committed and undrawn under the Credit Agreements on the Closing Date (including amounts committed that are not available to be drawn because such amounts have been allocated to undrawn outstanding letters of credit); and

            (B) to the extent not classified pursuant to clause (A) above, such Indebtedness shall be deemed to have been Incurred pursuant to paragraph (a) above.

      (2) Indebtedness permitted by this Section 4.03 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness, and

      (3) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section 4.03, the Company, in its sole discretion, shall classify such Indebtedness (or any portion thereof) as of the time of Incurrence and will only be required to include the amount of such Indebtedness in one of such clauses (provided that any Indebtedness originally classified as Incurred pursuant to Sections 4.03(b)(2) through (b)(12) may later be reclassified as having been Incurred pursuant to Section 4.03(a) or any other of Sections 4.03(b)(2) through (b)(12) to the extent that such reclassified Indebtedness could be Incurred pursuant to Section 4.03(a) or one of Sections 4.03(b)(2) through
            (b)(12), as the case may be, if it were Incurred at the time of such reclassification); and

      (4) all Indebtedness constituting Other Pari Passu Lien Obligations Incurred after the Closing Date shall be treated as Incurred pursuant to clause (11) of paragraph (b) above unless and until such Indebtedness can no longer be Incurred pursuant to clause (11) of paragraph (b) above.

            (d) For purposes of determining compliance with any U.S. dollar or euro denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent or Euro Equivalent, as the case may be, determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars or euros, as the case may be, covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars or euros will be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced will be the U.S. Dollar Equivalent or Euro Equivalent, as appropriate, of the Indebtedness Refinanced determined on the date of the Incurrence of such Indebtedness, except to the extent that (1) such U.S. Dollar Equivalent or Euro Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness will be determined in accordance with the immediately preceding sentence, and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent or Euro Equivalent, as appropriate, of such excess will be determined on the date such Refinancing Indebtedness is Incurred.

            SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make any Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

            (1) a Default will have occurred and be continuing (or would result therefrom);

            (2) the Company could not Incur at least $1.00 of additional Indebtedness under paragraph (a) of the covenant described under " -- Limitation on Indebtedness;" or

            (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by a Financial Officer of the Company, whose determination will be conclusive; provided, however, that with respect to any noncash Restricted Payment in excess of $25,000,000, the amount so expended shall be determined in accordance with the provisions of the definition of Fair Market Value) declared or made subsequent to the Closing Date would exceed the sum, without duplication, of:

            (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Closing Date occurs to the end of the most recent fiscal quarter for which financial statements have been filed with the SEC prior to the date of such Restricted Payment (or, in case such Consolidated Net Income will be a deficit, minus 100% of such deficit);

            (B) 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Closing Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) and 100% of any cash capital contribution received by the Company from its shareholders subsequent to the Closing Date;

            (C) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's Consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Closing Date of any Indebtedness of the Company or its Restricted Subsidiaries issued after the Closing Date which is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or the Fair Market Value of other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); and

            (D) an amount equal to the sum of (x) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case realized by the Company or any Restricted Subsidiary, and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

            (b) The provisions of Section 4.04(a) shall not prohibit:

            (1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees to the extent such sale to such an employee stock ownership plan or trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) or a substantially concurrent cash capital contribution received by the Company from its shareholders; provided, however, that:

            (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments, and

            (B) the Net Cash Proceeds from such sale applied in the manner set forth in Section 4.04(b)(1) shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B);

            (2) any prepayment, repayment or Purchase for value of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, other Subordinated Obligations or Indebtedness Incurred under Section 4.03(a); provided, however, that such prepayment, repayment or Purchase for value shall be excluded in the calculation of the amount of Restricted Payments;

            (3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividends would have complied with this covenant; provided, however, that such dividends shall be included in the calculation of the amount of Restricted Payments;

            (4) any Purchase for value of Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such Purchases for value will not exceed $10,000,000 in any calendar year; provided further, however, that any of the $10,000,000 permitted to be applied for Purchases under this
      Section 4.04(b)(4) in a calendar year (and not so applied) may be carried forward for use in the following two calendar years; provided further, however, that such Purchases for value shall be excluded in the calculation of the amount of Restricted Payments;

            (5) so long as no Default has occurred and is continuing, payments of dividends on Disqualified Stock issued after the Closing Date pursuant to Section 4.03; provided, however, that such dividends shall be included in the calculation of the amount of Restricted Payments;

            (6) repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

            (7) so long as no Default has occurred and is continuing, any prepayment, repayment or Purchase for value of Subordinated Obligations from Net Available Cash to the extent permitted under Section 4.06; provided, however, that such prepayment, repayment or Purchase for value shall be excluded in the calculation of the amount of Restricted Payments;

            (8) payments to holders of Capital Stock (or to the holders of Indebtedness that is convertible into or exchangeable for Capital Stock upon such conversion or exchange) in lieu of the issuance of fractional shares; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments; or

            (9) any Restricted Payment in an amount which, when taken together with all Restricted Payments made pursuant to this Section 4.04(b)(9), does not exceed $50,000,000; provided, however, that (A) at the time of each such Restricted Payment, no Default shall have occurred and be continuing (or result therefrom) and (B) such Restricted Payments shall be included in the calculation of the amount of Restricted Payments.

            SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

            (1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company;

            (2)   make any loans or advances to the Company; or

            (3)   transfer any of its property or assets to the Company, except:

            (A) any encumbrance or restriction pursuant to applicable law, rule, regulation or order or an agreement in effect at or entered into on the Closing Date;

            (B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company) and outstanding on such date;

            (C) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in Section 4.05(3)(A) or Section 4.05(3)(B) or this

                  Section 4.05(3)(C) or contained in any amendment to an agreement referred to in Section 4.05(3)(A) or Section 4.05(3)(B) or this Section 4.05(3)(C); provided, however, that the encumbrances and restrictions contained in any such Refinancing agreement or amendment are no less favorable in any material respect to the Holders than the encumbrances and restrictions contained in such predecessor agreements;

            (D)   in the case of Section 4.05(3), any encumbrance or restriction

                  (i) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract, or

                  (ii) contained in mortgages, pledges and other security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements;

            (E) with respect to a Restricted Subsidiary, any restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

            (F) any encumbrance or restriction existing under or by reason of Indebtedness or other contractual requirements of a Receivables Entity in connection with a Qualified Receivables Transaction; provided, however, that such restrictions apply only to such Receivables Entity;

            (G) purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions on the property purchased or leased of the nature described in Section 4.05(3);

            (H) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements;

            (I) restrictions on cash or other deposits or net worth imposed by customers, suppliers or, in the ordinary course of business, other third parties; and

            (J) with respect to any Foreign Subsidiary, any encumbrance or restriction contained in the terms of any Indebtedness, or any agreement pursuant to which such Indebtedness was issued, if:

                  (i) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, or

                  (ii) at the time such Indebtedness is Incurred, such encumbrance or restriction is not expected to materially affect the Company's ability to make principal or interest payments on the Securities, as determined in good faith by a Financial Officer of the Company, whose determination shall be conclusive.

            SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock.
(a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless:

            (1) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and assets subject to such Asset Disposition,

            (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Additional Assets; provided, however, that in the case of an Asset Disposition of any Collateral or Excluded Securities, any Additional Assets received by the Company and any Restricted Subsidiary are added, substantially concurrently with their acquisition, to the Collateral securing (with the same priority as the assets disposed of) the Securities and the Subsidiary Guarantees; provided further, however, that the 75% consideration requirement of this Section 4.06(a)(2) shall not apply to any Specified Asset Sale, and

            (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

            (A) first, to the extent the Company elects (or is required by the terms of any Applicable Indebtedness) (i) to prepay, repay, purchase, repurchase, redeem, retire, defease or otherwise acquire for value Applicable Indebtedness, (ii) to cause any loan commitment that is available to be drawn under the applicable credit facility and to be Incurred under Section
                  4.03 and that when drawn would constitute a Priority Lien Obligation, to be permanently reduced by the amount of Net Available Cash or (iii) to make Designated LC Cash Collaterizations, in each case, other than Indebtedness owed to the Company or an Affiliate of the Company and other than obligations in respect of Disqualified Stock, within 365 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

            (B) second, to acquire Additional Assets (or otherwise to make capital expenditures), in each case within 365 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that, in the case of an Asset Disposition of any Collateral or Excluded Securities, such Additional Assets are added, substantially concurrently with their acquisition, to the Collateral securing (with the same priority as the assets disposed of) the Securities and the Subsidiary Guarantees or, in the case of capital expenditures, such capital expenditures are used to improve or maintain assets that constitute Collateral or real property or fixtures thereon owned by the Company or a Subsidiary Guarantor;

            (C) third, to the extent of the balance of such Net Available Cash after application in accordance with Section 4.06(a)(3)(A) and
                  Section 4.06(a)(3)(B), to make an Offer (as defined in Section
                  4.06 (c)) to purchase Securities pursuant to and subject to the conditions set Section 4.06(c); provided, however, that if the Company elects (or is required by the terms of any other Senior Indebtedness), such Offer may be made ratably to purchase the Securities and any Applicable Senior Indebtedness, and

            (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with 4.06(a)(3)(A),
                  Section 4.06(a)(3)(B) and Section 4.06(a)(3)(C), for any general corporate purpose permitted by the terms of this Indenture;

      provided, however that in connection with any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness pursuant to Section 4.06(a)(3)(A) or
      Section 4.06(a)(3)(C), the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, purchased, repurchased, redeemed, retired, defeased or otherwise acquired for value.

      Notwithstanding the foregoing provisions of this Section 4.06(a)(3), the Company and its Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this Section 4.06 except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this Section 4.06 exceeds $25,000,000. Pending application of Net Available Cash pursuant to this 4.06, such Net Available Cash may be used or invested in any manner that is not prohibited by this Indenture.

            (b) For the purposes of this covenant, the following are deemed to be cash:

            (1) the assumption of Applicable Indebtedness of the Company (other than obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock and Preferred Stock of a Restricted Subsidiary that is Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition;

            (2) any Designated Noncash Consideration having an aggregate Fair Market Value that, when taken together with all other Designated Noncash Consideration received pursuant to this clause and then outstanding, does not exceed at the time of the receipt of such Designated Noncash Consideration (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value) the greater of (1) $200,000,000 and (2) 1.5% of the total Consolidated assets of the Company as shown on the most recent balance sheet of the Company filed with the SEC;

            (3) securities, notes or similar obligations received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash; and

            (4)   Temporary Cash Investments.

            (c) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 4.06(a)(3)(C), the Company shall be required
(i) to purchase Securities tendered pursuant to an offer by the Company for the Securities (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant date to receive interest due on the relevant interest payment date) in accordance with the procedures (including prorating in the event of oversubscription), set forth in Section 4.06(d) and
(ii) to purchase Applicable Senior Indebtedness of the Company on the terms and to the extent contemplated thereby; provided that in no event shall the Company offer to purchase such Applicable Senior Indebtedness of the Company at a purchase price in excess of 100% of its principal amount (without premium) or, unless otherwise provided for in such Applicable Senior Indebtedness, the accreted amount, if issued with original issue discount, plus accrued and unpaid interest thereon. If the aggregate purchase price of Securities (and Applicable Senior Indebtedness) tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Securities (and other Applicable Senior Indebtedness), the Company will apply the remaining Net Available Cash in accordance with Section 4.06(a)(3)(D). The Company shall not be required to make an Offer for Securities (and Applicable Senior Indebtedness) pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in Section 4.06(a)(3)(A) and Section 4.06(a)(3)(B)) is less than $25,000,000 for any particular Asset Disposition (which lesser amount will be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

            (d) (1) If the aggregate purchase price of Securities (and other Applicable Senior Indebtedness) tendered pursuant to the Offer exceeds the Net Available Cash allotted to their purchase, the Company shall select the Securities (and other Applicable Senior Indebtedness) to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities and other Applicable Senior Indebtedness in denominations of $1,000, or integral multiples thereof, shall be purchased).

            (2) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorating as described in Section 4.06(d)(1) in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date").

            (3) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (A) the amount of the Offer (the "Offer Amount"), including information as to any other Applicable Senior Indebtedness included in the Offer for repurchase, (B) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (C) the compliance of such allocation with the provisions of Section 4.06(a) and (c). By 11:00 a.m. New York City time on the Purchase Date, the Company shall irrevocably deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) in Temporary Cash Investments, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. If the Offer includes other Applicable Senior Indebtedness, the deposit described in the preceding sentence may be made with any other paying agent pursuant to arrangements satisfactory to the Trustee. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment (or cause the delivery of payment) to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount applicable to the Securities, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.

            (4) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the

      Purchase Date. A Holder shall be entitled to withdraw its election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of the Security which was delivered for purchase by such Holder and a statement that such Holder is withdrawing its election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

            (5) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

            (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this
Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue thereof.

            SECTION 4.07. Limitation on Transactions with Affiliates. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless such transaction is on terms:

            (1) that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate,

            (2)   that, in the event such Affiliate Transaction involves an

      aggregate amount in excess of $25,000,000,

            (A)   are set forth in writing, and

            (B) have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction and,

            (3) that, in the event such Affiliate Transaction involves an amount in excess of $75,000,000, have been determined by a nationally recognized appraisal, accounting or investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

            (b) The provisions of Section 4.07(a) will not prohibit:

            (1)   any Restricted Payment permitted to be paid pursuant to
      Section 4.04,

            (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors,

            (3) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors,

            (4) loans or advances to employees in the ordinary course of business of the Company,

            (5) the payment of reasonable fees and compensation to, or the provision of employee benefit arrangements and indemnity for the benefit of, directors, officers and employees of the Company and its Restricted Subsidiaries in the ordinary course of business,

            (6) any transaction between or among any of the Company, any Restricted Subsidiary or any joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity,

            (7) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company,

            (8) any agreement as in effect on the Closing Date and described in the Private Placement Memorandum or in the Company's SEC filings as filed on or prior to the Closing Date, or any renewals, extensions or amendments of any such agreement (so long as such renewals, extensions or amendments are not less favorable in any material respect to the Company or its Restricted Subsidiaries) and the transactions evidenced thereby,

            (9) transactions with customers, clients, suppliers or purchasers or sellers of goods or services in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management thereof, or are on terms at least as favorable as could reasonably have been obtained at such time from an unaffiliated party, or

            (10) any transaction effected as part of a Qualified Receivables Transaction.

            SECTION 4.08. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to purchase all or any part of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with Section 4.08(b).

            (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer"), stating:

            (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase all or a portion of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

            (2) the circumstances and relevant facts and financial information regarding such Change of Control;

            (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

            (4) the instructions determined by the Company, consistent with this Section 4.08, that a Holder must follow in order to have its Securities purchased.

            (c) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer. In addition, the Company shall not be required to make a Change of Control Offer upon a Change of Control in respect of any Securities called for redemption to the extent that the Company mails a valid notice of redemption to Holders prior to the Change of Control, and thereafter redeems all Securities called for redemption in accordance with the terms set forth in such redemption notice.

            (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Securities pursuant to this
Section 4.08. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue thereof.

            (e) On the purchase date, all Securities purchased by the Company under this Section 4.08 shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

            SECTION 4.09. Limitation on Liens. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its property or assets (including Capital Stock of a Restricted Subsidiary), whether owned at the Closing Date or thereafter acquired, other than:

            (1) in the case of any asset that does not constitute Collateral (including assets previously constituting Collateral that have been released from the Liens securing the Securities and the Subsidiary Guarantees), Permitted Liens; provided, however, that any Lien on such assets shall be permitted notwithstanding that it is not a Permitted Lien if all payments due under this Indenture, Securities and Subsidiary Guarantees are secured on an equal and ratable basis with (or, in the case of any such Indebtedness which is a Subordinated Obligation, on a prior basis to) the obligations so secured until such time as such obligations are no longer secured by a Lien on such assets; and

            (2) in the case of any asset that constitutes Collateral, Permitted Collateral Liens.

            (b) Notwithstanding the foregoing, to the extent that any asset that does not already constitute Collateral (other than Additional Excluded Collateral) is pledged to secure U.S. Bank Indebtedness or ABL Bank Indebtedness, including any Refinancings thereof, such asset shall also be pledged to secure the Securities and the Subsidiary Guarantees on an immediately junior basis to the U.S. Bank Indebtedness or ABL Bank Indebtedness so secured by such asset and such asset will thereafter be deemed to be part of the Collateral.

            SECTION 4.10. Limitation on Sale/Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

      (1)   the Company or such Restricted Subsidiary would be entitled to:

            (A) Incur Indebtedness with respect to such Sale/Leaseback Transaction pursuant to Section 4.03 and

            (B) create a Lien on such property securing such Indebtedness without equally and ratably securing the Securities pursuant to Section 4.09;

      (2) the gross proceeds payable to received by the Company or such Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the Fair Market Value of such property; and

      (3) the transfer of such property is permitted by, and, if applicable, the Company applies the proceeds of such transaction in compliance with, Section 4.06.

            SECTION 4.11. Future Subsidiary Guarantors. (a) The Company shall cause each Restricted Subsidiary that Guarantees any Indebtedness of the Company or of any Subsidiary Guarantor to become a Subsidiary Guarantor, and if applicable, execute and deliver to the Trustee a supplemental indenture in the form set forth in Exhibit 3 hereto pursuant to which such Subsidiary shall Guarantee payment of the Securities. For the purposes of this Section 4.11(a), a pledge of an intercompany note by a Restricted Subsidiary to secure Indebtedness of the Company or a Subsidiary Guarantor shall be considered a Guarantee by such Restricted Subsidiary unless such intercompany note is also pledged to secure the Securities or the applicable Subsidiary Guarantee with the same level of priority that the Securities or Subsidiary Guarantee bear to the other Indebtedness secured by such pledge. Each Subsidiary Guarantee shall be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Subsidiary Guarantor, without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

            (b) In the event that any Subsidiary Guarantor that is not a Grantor Subsidiary Guarantor shall at any time have Consolidated assets greater than $10,000,000 as of the end of the most recent fiscal quarter for which financial statements have been filed with the SEC, then at such time the Company will, within 30 days (or such longer period as may be reasonable under the circumstances), cause such Subsidiary Guarantor to become a Grantor Subsidiary Guarantor and execute and deliver to the Trustee Security Documents pursuant to which its assets (other than Consent Assets) constituting Collateral will be pledged to secure its Subsidiary Guarantee of the Securities.

            SECTION 4.12. Perfected Security Interests. (a) The Company shall deliver or cause to be delivered to the Trustee on the Closing Date, or, in the case of that portion of the Collateral consisting of Capital Stock of certain of the Company's Foreign Subsidiaries (as required by the Security Documents), within 120 days after the Closing Date (or, in the case of Goodyear Thailand and Goodyear Brazil, such longer period as may be reasonable under the circumstances), evidence satisfactory to the Trustee (which, if permitted by the TIA, may consist of an Officers' Certificate or other certificate of the Company) of (1) the completion and effectiveness of all filings, recordings, registrations and other actions required by the Security Documents to perfect the Pari Passu Liens created by, or intended to be created by, and required to be perfected pursuant to, the Security Documents in favor of the Holders of the Securities and (2) the full payment of all filing fees, taxes and other amounts payable in connection with such filings, recordings, registrations (unless such amounts payable are not accepted at the time of such filings, recordings, registrations or other actions and are otherwise billed to the Company) and the receipt by the Trustee of evidence satisfactory to it of such payments and related actions (which may consist of an Officers' Certificate or other certificate of the Company).

            (b) In the event that the Company has not provided evidence of the perfection of the Pari Passu Liens in the Capital Stock of the Company's Foreign Subsidiaries as required by Section 4.12(a) (a "Perfection Non-compliance"), the Company shall pay additional cash interest on the Securities at a rate of 1.0% per annum for the period commencing on the first date of a Perfection Non-compliance and ending on the date all Perfection Non-compliance has been cured; provided that the annual interest rate borne by the Securities will be increased by an additional 0.25% per annum every 90 days, up to a maximum of 2.0% per annum, until the Perfection Non-compliance has been cured; provided further that if the annual interest rate borne by the Securities has been increased by 2.0% per annum due to a Perfection Non-compliance, the annual interest rate borne by the Securities shall be permanently increased by 0.25% per annum upon curing of all such Perfection Non-compliance. The Company shall not be required to comply with any of the obligations set forth in this Section
4.12 during any Suspension Period and no additional interest shall accrue on the Securities pursuant to this Section 4.12 during any such Suspension Period.

            SECTION 4.13. Suspension of Certain Covenants. (a) Following the first day (the "Suspension Date") that:

      (1) the Securities have an Investment Grade Rating from both of the Rating Agencies, and

      (2)   no Default has occurred and is continuing hereunder,

the Company and its Restricted Subsidiaries will not be subject to Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.11 and Section 5.01(3) (collectively, the
"Suspended Covenants"). In addition, the Company may elect to suspend the Subsidiary Guarantees, and the Company may also elect to release any or all of the Collateral from the Liens securing the Securities and Subsidiary Guarantees.

            (b) In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing and on any subsequent date (the "Reversion Date") one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the Securities below an Investment Grade Rating, then the Company and its Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants with respect to future events, the Subsidiary Guarantees shall be reinstated and any Collateral that was released from Liens securing the Securities and Subsidiary Guarantees, as well as any Collateral acquired since the Suspension Date, shall be restored and pledged to secure the Securities and the Subsidiary Guarantees, as applicable. The period of time between the Suspension Date and the Reversion Date is referred to herein as the "Suspension Period."

            (c) Notwithstanding that the Suspended Covenants may be reinstated, no default shall be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period. During any Suspension Period, the Company shall not designate any Subsidiary to be an Unrestricted Subsidiary unless the

Company would have been permitted to designate such Subsidiary to be an Unrestricted Subsidiary if a Suspension Period had not been in effect for any period.

            (d) On the Reversion Date, all Indebtedness Incurred during the Suspension Period shall be classified to have been Incurred pursuant to Section 4.03(a) or one of Section 4.03(b)(1) through 4.03(b)(11) (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to Section 4.03(a) or Section 4.03(b), such Indebtedness shall be deemed to have been outstanding on the Closing Date, so that it is classified as permitted under Section 4.03(b)(3)(B). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.04 shall be made as though Section 4.04 had been in effect since the Closing Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period shall reduce the amount available to be made as Restricted Payments under Section 4.04(a) and the items specified in Section 4.04(a)(3) shall increase the amount available to be made under Section 4.04(a). For purposes of determining compliance with
Section 4.06(a) and Section 4.06(b), the Net Available Cash from all Asset Dispositions not applied in accordance with Section 4.06 shall be deemed to be reset to zero.

            (e) In addition, the Company and the Restricted Subsidiaries may honor any contractual commitments to take actions after a Reversion Date as long as such contractual commitments were entered into during a Suspension Period and not in anticipation of the Securities' no longer having an Investment Grade Rating from both of the Rating Agencies.

            SECTION 4.14. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate signed by a Financial Officer complying with TIA Section 314(a)(4) stating (i) that a review of the activities of the Company and the Subsidiaries during the preceding fiscal year has been made with a view to determining whether the Company and the Subsidiary Guarantors have fulfilled their obligations under this Indenture and (ii) that, to the knowledge of such Financial Officer, no Default or Event of Default occurred during such period (or, if a Default or Event of Default hereunder shall have occurred, describing all such Defaults or Events of Default hereunder of which such Financial Officer may have knowledge and what action the Company has taken, is taking and/or proposes to take with respect thereto).

            SECTION 4.15. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                    ARTICLE 5

                                Successor Company

            SECTION 5.01. When Company May Merge or Transfer Assets. (a) The Company shall not, directly or indirectly, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets, in one or a series of related transactions, to, any Person, unless:

            (1) the resulting, surviving or transferee Person (the "Successor Company") will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

            (2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

            (3) immediately after giving effect to such transaction, (A) the Successor Company would be able to Incur an additional $1.00 of Indebtedness under Section 4.03(a) or (B) the Consolidated Coverage Ratio for the Successor Company would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction; and

            (4) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

            (b) The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company, other than in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Securities.

            (c) The Company shall not permit any Subsidiary Guarantor to, directly or indirectly, consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets, in or a series of related transactions, to any Person unless:

            (1) except in the case of a Subsidiary Guarantor (i) that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets or (ii) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, the resulting, surviving or transferee Person (the "Successor Guarantor") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not such Subsidiary Guarantor) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee;

            (2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Guarantor or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and

            (3) the Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

            (d) Notwithstanding the foregoing:

            (1) any Restricted Subsidiary may Consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Subsidiary Guarantor and

            (2) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction within the United States of America, any State thereof or the District of Columbia to realize tax or other benefits.

                                    ARTICLE 6

                              Defaults and Remedies

        SECTION 6.01. Events of Default. An "Event of Default" occurs if:

            (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for 30 days;

            (2) the Company defaults in the payment of principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption or required repurchase, upon declaration of acceleration or otherwise;

            (3) the Company or any Subsidiary Guarantor fails to comply with its obligations under Section 5.01;

            (4)   the Company or any Restricted Subsidiary fails to comply with
      Section 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12 or 4.13
      (in each
      case, other than a failure to purchase Securities) or Section 4.09 of the Collateral Agreement and such failure continues for 30 days after the notice from the Trustee or the Holders specified below;

            (5) the Company or any Restricted Subsidiary fails to comply with its agreements contained in the Securities, this Indenture or the Security Documents (other than those referred to in clauses (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice from the Trustee or the Holders specified below;

            (6) the Company or any Restricted Subsidiary fails to pay any Indebtedness (other than Indebtedness owing to the Company or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $50,000,000 or its foreign currency equivalent;

            (7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (A)   commences a voluntary case;

                  (B) consents to the entry of an order for relief against it in an involuntary case;

                  (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                  (D) makes a general assignment for the benefit of its creditors;

      or takes any comparable action under any foreign laws relating to insolvency;

            (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

                  (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

                  (C) orders the winding up or liquidation of the Company or any Significant Subsidiary;

      or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

            (9) any final and nonappealable judgment or decree (not covered by insurance) for the payment of money in excess of $50,000,000 or its foreign currency equivalent (treating any deductibles, self-insurance or retention as not so covered) is rendered against the Company or a Significant Subsidiary and such final judgment or decree remains outstanding and is not satisfied, discharged or waived within a period of 60 days following such judgment;

            (10) any Subsidiary Guarantee ceases to be in full force and effect in all material respects (except as contemplated by the terms thereof) or any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor's obligations under this Indenture or any Subsidiary Guarantee and such Default continues for 10 days after receipt of the notice specified below; or

            (11) (A) the Company or any Subsidiary Guarantor repudiates or disaffirms its obligations under any of the Security Documents, (B) the determination in a judicial proceeding that any of the Security Documents is unenforceable or invalid against the Company or any Subsidiary Guarantor for any reason with respect to any material portion of the Collateral or (C) any Security Document shall cease to be in full force and effect (other than in accordance with the terms of the applicable Security Document and this Indenture), or cease to be effective to grant the Trustee a perfected Lien on the Collateral with the priority purported to be created thereby, in each case under this Section 6.01(11)(C), with respect to any material portion of the Collateral.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether such Event of Default is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

            Notwithstanding the foregoing, a default under Section 6.01(4), 6.01(5), 6.01(6), 6.01(9) or 6.01(10) (only with respect to any Subsidiary Guarantor that is not a Significant Subsidiary) shall not constitute an Event of Default until the Trustee notifies the Company or the Holders of at least 25% (or, in the case of a default under Section 6.01(4) relating to a failure to comply with Section 4.06 or 4.08, the lessor of 25% and $100 million) in principal amount of the outstanding Securities notify the Company and the Trustee of the default and the Company or the Subsidiary Guarantor, as applicable, does not cure such default within any applicable time specified in
Section 6.01(4), 6.01(5), 6.01(6), 6.01(9) or 6.01(10) hereof after receipt of such notice.

            The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

            The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any Event of Default under Section 6.01(6), 6.01(10), or 6.01(11) and any event which with the giving of notice or the lapse of time would become an Event of Default under Section 6.01(4), 6.01(5) or 6.01(9), its status and what action the Company is taking or proposes to take with respect thereto.

            SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or 6.01(8)) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default specified in Section 6.01(7) or 6.01(8) with respect to the Company occurs, the principal of and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

            SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

            SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

            SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Subject to Section 7.01, if an Event of Default has occurred and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity against any loss, liability or expense which might be incurred by it in compliance with such request or direction.

            SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

            (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

            (2) the Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer to the Trustee reasonable indemnity against any loss, liability or expense;

            (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

            (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

            A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

            SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or 6.01(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in
Section 7.07.

            SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

            SECTION 6.10. Priorities. Subject to the terms of the Intercreditor Agreement, if the Trustee collects any money or property pursuant to this
Article 6, it shall pay out the money or property in the following order:

            FIRST: to the Trustee for amounts due under Section 7.07;

            SECOND: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

            THIRD: to the Company.

            The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

            SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

            SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7

                                     Trustee

            SECTION 7.01. Duties of Trustee (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

            (b) Except during the continuance of an Event of Default:

            (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

            (1) this paragraph does not limit the effect of paragraph (b) of this Section;

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

            (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

            (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

            (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

            SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

            (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (f) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

            (g) The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions, or agreements on the part of the Company, except as otherwise set forth herein, but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements contained herein.

            (h) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and, with respect to such permissive rights, the Trustee shall not be answerable for other than its negligence or willful misconduct;

            (i) Except for (a) a default under Sections 6.01(i) or (ii) hereof, or (b) any other event of which a Trust Officer has "actual knowledge" and which event, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Indenture, the Trustee shall not be deemed to have notice of any default or Event of Default unless specifically notified in writing of such event by the Company or the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding; as used herein, the term "actual knowledge" means the actual fact or state of knowing, without any duty to make any investigation with regard thereto.

            SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

            SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

            SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and is actually known to a Trust Officer, the Trustee shall mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Security (including payments pursuant to the redemption provisions of such Security), the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Holders.

            SECTION 7.06. Reports by Trustee to Holders. At the expense of the Company, as promptly as practicable after each January 1 beginning with January 1, 2005, and in any event prior to March 1 in each such year, the Trustee shall mail to each Holder a brief report dated as of such January 1 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b).

            A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

            SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services as shall be agreed to in writing from time to time by the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee, its agents, representatives, officers, directors, employees and attorneys against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall provide reasonable cooperation in such defense. The Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel reasonably acceptable to the Company, provided, however, that the Company shall not be required to pay such fees and expenses if the Company assumes such defense unless there is a conflict of interest between the Company and the Trustee in connection with such defense as determined by Trustee in consultation with counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

            To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

            The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

            SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

            (1)   the Trustee fails to comply with Section 7.10;

            (2)   the Trustee is adjudged bankrupt or insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4)   the Trustee otherwise becomes incapable of acting.

            If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, unless the Trustee's duty to resign is stayed as provided in TIA Section 310(b), any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

            SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

            In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

            SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

            SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                    ARTICLE 8

                       Discharge of Indenture; Defeasance

            SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (1) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (2) all outstanding Securities have become due and payable, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption pursuant to
Article 3 hereof and, in the case of clause (2), the Company irrevocably deposits with the Trustee funds or U.S. Government Obligations sufficient to pay at maturity or upon redemption all outstanding Securities, including premium, if any, and interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. Upon satisfaction of the above conditions, the Trustee shall acknowledge satisfaction and discharge of this Indenture.

            (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (1) all its obligations under the Securities and this Indenture with respect to any series of Securities ("legal defeasance option") or (2) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10,
4.11, 4.12 and 4.13 and the operation of Sections 6.01(4), 6.01(6), 6.01(7),
6.01(8) and 6.01(9) and 6.01(11) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries) and the limitations contained in
Section 5.01(a)(3) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

            If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the applicable series of Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8), 6.01(9)and
6.01(11) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries) or because of the failure of the Company to comply with Section 5.01(a)(3). In the event that the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee and the Security Documents.

            Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

            (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in
this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

            SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

            (1) the Company irrevocably deposits in trust with the Trustee money in U.S. Dollars in an amount sufficient or U.S. Government Obligations, the principal of and interest on which shall be sufficient, or a combination thereof sufficient, to pay the principal of, premium (if any) and interest in respect of the Securities to redemption or maturity, as the case may be;

            (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

            (3) 91 days pass after the deposit is made and during the 91-day period no Default specified in Sections 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

            (4) the deposit does not constitute a default under any other material agreement binding on the Company;

            (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

            (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

            (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred.

            Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

            SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from U.S. Government Obligations, as the case may be, through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

            SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

            Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

            SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

            SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and each Subsidiary Guarantor's obligations under this Indenture, each Subsidiary Guarantee and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                    ARTICLE 9

                                   Amendments

            SECTION 9.01. Without Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture, the Security Documents, the Intercreditor Agreement or the Securities without notice to or consent of any Holder:

            (1)   to cure any ambiguity, omission, defect or inconsistency;

            (2) to provide for the assumption by a successor corporation of the obligations of the Company under this Indenture in compliance with
      Article 5;

            (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
      Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

            (4) to add Guarantees with respect to the Securities or to confirm and evidence the release, termination or discharge of any such Guarantee or security when such release, termination or discharge is permitted under this Indenture;

            (5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

            (6) to make any change that does not adversely affect the rights of any Holder in any material respect, subject to the provisions of this Indenture;

            (7) to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

            (8) to make any amendment to the provisions of this Indenture relating to form, authentication, transfer and legending of Securities; provided, however, that (A) compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities law and (B) such amendment does not materially affect the rights of Holders to transfer Securities;

            (9) to provide for the addition of Collateral permitted under the terms of this Indenture or any Security Document; or

            (10) to provide for the issuance of the Exchange Securities or Additional Securities in accordance with the terms of this Indenture.

            After an amendment under this Section becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

            SECTION 9.02. With Consent of Holders. (a) The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture, the Security Documents, the Intercreditor Agreement or the Securities with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange for the Securities); provided, however, that if any amendment, waiver or other modification will affect only the Fixed Rate Securities or the Floating Rate Securities, the consent of the Holders of at least a majority in principal amount of only the then outstanding Fixed Rate Securities or Floating Rate Securities (and not the consent of the Holders of at least a majority in principal amount of all Securities), as the case may be, shall be required. Any existing Default or compliance with any provisions of this Indenture, the Security Documents, the Intercreditor Agreement or the Securities may be waived with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding voting as a single class, subject to the restrictions of Section
6.04 and this Section 9.02. Notwithstanding the foregoing, without the consent of each Holder affected thereby, an amendment or waiver may not:

            (1) reduce the amount of Securities whose Holders must consent to an amendment;

            (2) reduce the rate of or extend the time for payment of interest on any Security;

            (3) reduce the principal of or extend the Stated Maturity of any Security;

            (4) reduce the premium payable upon the redemption of any Security or change the time at which a Security may be redeemed pursuant to Article 3 hereto or paragraph 5 of the Securities;

            (5) make any Security payable in money other than that stated in the Security;

            (6) impair the right of any Holder to receive payment of principal of, and interest on, such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities;

            (7) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02;

            (8) make any change in, or release other than in accordance with this Indenture, any Subsidiary Guarantee that would adversely affect the Holders; or

            (9) make any change in any Security Document, the Intercreditor Agreement or Articles 11, 12 or 13 of this Indenture that would adversely affect the Holders.

            (b) Notwithstanding anything in Section 9.02(a) to the contrary, without the consent of Holders of 66-2/3% in aggregate principal amount of the Securities then outstanding, an amendment or waiver may not:

            (1) release any Collateral from the Lien of this Indenture and the Security Documents;

            (2) change the provisions applicable to the application of the proceeds from the sale of the Collateral in any way adverse to the Holders; or

            (3) change or alter the priority of the security interests in the Collateral in any way adverse to the Holders,

in each case except as provided under the terms of the Security Documents or the Intercreditor Agreement.

            (c) It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment under this Section becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

            SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

            SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those

Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

            SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

            SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and/or an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

            SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE 10

                              Subsidiary Guarantees

            SECTION 10.01. Guarantees. (a) Each Subsidiary Guarantor hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the due and punctual payment and performance of all of the Guaranteed Obligations of such Subsidiary Guarantor, jointly with the other Subsidiary Guarantors and severally. Each of the Subsidiary Guarantors further agrees that its Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any such Guaranteed Obligation. Each of the Subsidiary Guarantors waives presentment to, demand of payment from and protest to the Company or any Subsidiary Guarantor of any of its Guaranteed Obligations, and also waives notice of acceptance of its guarantee, notice of protest for nonpayment and all similar formalities.

            (b) Each of the Subsidiary Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Trustee or any Holder to any security held for the payment of its Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Trustee or any Holder in favor of the Company.

            (c) Except for termination of a Subsidiary Guarantor's obligations hereunder or a release of such Subsidiary Guarantor pursuant to Section 10.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations of such Subsidiary Guarantor or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor hereunder shall not be discharged or impaired or otherwise affected by
(i) the failure of the Trustee or any Holder to assert any claim or demand or to enforce any right or remedy under the provisions of this Indenture or any Security Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Indenture or any Security Document or any other agreement, including with respect to any other Subsidiary Guarantor under this Agreement; (iii) the release of any security held by the Trustee or any Holder for the Guaranteed Obligations of such Subsidiary Guarantor or any of them; (iv) any default, failure or delay, wilful or otherwise, in the performance of the Guaranteed Obligations of such Subsidiary Guarantor; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Guaranteed Obligations of such Guarantor). Each Grantor Subsidiary Guarantor expressly authorizes the Collateral Agent and the Trustee, in accordance with the Security Documents, to take and hold security for the payment and performance of the Guaranteed Obligations of such Grantor Subsidiary Guarantor, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Guaranteed Obligations of such Grantor Subsidiary Guarantor, all without affecting the obligations of such Grantor Subsidiary Guarantor hereunder.

            (d) To the fullest extent permitted by applicable law, each Subsidiary Guarantor waives any defense based on or arising out of any defense of the Company or any other Subsidiary Guarantor or the unenforceability of the Guaranteed Obligations of such Subsidiary Guarantor or any part thereof from any cause, or the cessation from any cause of the liability of the Company or any other Subsidiary Guarantor, other than the indefeasible payment in full in cash of all the Guaranteed Obligations of such Subsidiary Guarantor. The Collateral Agent and the Trustee may, at their election and only in accordance with the Security Documents, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Company or any Subsidiary Guarantor or exercise any other right or remedy available to them against the Company or any Subsidiary Guarantor, in each case without affecting or impairing in any way the liability of any Subsidiary Guarantor hereunder except to the extent the Guaranteed Obligations of such Subsidiary Guarantor have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Subsidiary Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Subsidiary Guarantor against the Company or any other Subsidiary Guarantor, as the case may be, or any security.

            (e) Each of the Subsidiary Guarantors agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation of such Subsidiary Guarantor is rescinded or must otherwise be restored by the Collateral Agent or the Trustee upon the bankruptcy or reorganization of the Company, any other Subsidiary Guarantor or otherwise.

            SECTION 10.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

            SECTION 10.03. Successors and Assigns. This Article 10 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors, transferees and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

            SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

            SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any

Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

            SECTION 10.06. Release of Subsidiary Guarantor. A Subsidiary Guarantor shall be released from its obligations under this Article 10 (other than any obligation that may have arisen under Section 10.07):

            (1) upon the sale (including any sale pursuant to any exercise of remedies by a holder of Indebtedness of the Company or of such Subsidiary Guarantor) or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor,

            (2) upon the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor;

            (3) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture,

            (4) unless there is then existing an Event of Default, at such time and for so long as any such Subsidiary Guarantor that became a Subsidiary Guarantor after the Closing Date pursuant to Section 4.11 does not Guarantee any Indebtedness that would have required such Subsidiary Guarantor to enter into a Supplemental Indenture pursuant to Section 4.11 and the Company provides an Officers' Certificate to the Trustee certifying that no such Guarantee is outstanding and the Company elects to have such Subsidiary Guarantor released from this Article 10, or

            (5) at any time during a Suspension Period if the Company provides an Officers' Certificate to the Trustee stating that the Company elects to have such Subsidiary Guarantor released from this Article 10, or

            (6) upon the exercise by the Company of its legal defeasance option or its covenant defeasance option or if the Obligations of the Company under the Indenture and the Securities are discharged pursuant to
      Article 8;

provided, however, that in the case of clauses (1), except with respect to any sale of such Subsidiary Guarantor pursuant to any exercise of any remedies by the Credit Agent permitted under the Intercreditor Agreement, and clause (2) above, (i) such sale or other disposition is made to a Person other than the Company or a Subsidiary of the Company, (ii) such sale or disposition is otherwise permitted by this Indenture and (iii) the Company complies with its obligations under Section 4.06.

At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

            SECTION 10.07. Contribution. Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor's pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

                                   ARTICLE 11

                               Security Documents

            SECTION 11.01. Collateral and Security Documents. (a) The due and punctual payment of the principal of and interest on the Securities when and as the same shall be due and payable, whether on an interest payment date, at Stated Maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Securities and performance of all other Obligations of the Company and the Grantor Subsidiary Guarantors to the Holders, the Trustee or the Collateral Agent under this Indenture, the Securities, the Subsidiary Guarantees of the Grantor Subsidiary Guarantors and the Security Documents, according to the terms hereunder or thereunder, are secured as provided in the Security Documents, which define the terms of the Liens that secure the Obligations, in each case subject to the terms of the Intercreditor Agreement. The Trustee, the Company and the Grantor Subsidiary Guarantors hereby acknowledge and agree that the Collateral Agent holds the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the terms of the Security Documents. Each Holder, by accepting a Security, consents and agrees to the terms of the Security Documents (including the provisions providing for foreclosure and release of Collateral) and the Intercreditor Agreement, as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture, and authorizes and directs the Collateral Agent to enter into the Security Documents and the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith; provided, however, that if any of the provisions of the Security Documents limit, qualify or conflict with the duties imposed by the provisions of the TIA, the TIA shall control. The Company shall deliver to the Trustee (if it is not itself then the Collateral Agent) copies of all documents delivered to the Collateral Agent pursuant to the Security Documents.

            SECTION 11.02. Recording Fees; Opinion. (a) The Company and the Grantor Subsidiary Guarantors will from time to time promptly pay and discharge all recording or filing fees, charges and taxes relating to the filing or registration of this Indenture and the Security Documents, any amendments thereto and any other instruments of further assurance.

            (b) The Company and the Grantor Subsidiary Guarantors shall furnish to the Collateral Agent and the Trustee, on the Closing Date, a reliance letter with respect to the Opinions of Counsel delivered on the Closing Date to the Initial Investors with respect to the Collateral.

            (c) To the extent applicable, the Company and the Grantor Subsidiary Guarantors shall comply with the provisions of TIA Sections 314(b).

            SECTION 11.03. Release of Collateral. (a) Subject to subsections (b) and (c) of this Section 11.03, Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents, the Intercreditor Agreement or as provided hereby. Upon the request of the Company pursuant to an Officers' Certificate or an Opinion of Counsel to the effect that all conditions precedent hereunder have been met, and without the consent of any Holder, the Company and the Grantor Subsidiary Guarantors shall be entitled to a release of any assets included in the Collateral from the Liens securing the Securities and the Subsidiary Guarantees, and the Collateral Agent and the Trustee (if the Trustee is not then the Collateral Agent) shall release such Collateral from such Liens at the Company's sole cost and expense, under one or more of the following circumstances:

            (1) pursuant to an amendment or waiver in accordance with Section 9.02(b);

            (2) if all other Liens (other than Permitted Collateral Liens described in clause (5) of the definition thereof) on that asset securing Priority Lien Obligations and any Other Pari Passu Lien Obligations then secured by that asset (including all commitments thereunder) are released; provided, however, that after giving effect to the release, at least $300,000,000 of obligations secured by the Priority Liens on the remaining Collateral remain outstanding or committed and available to be drawn under the documents governing such commitment and no Default shall have occurred and be continuing as of the time of such proposed release;

            (3) in the event of any sale, transfer, lease or other disposition of such Collateral in a transaction permitted or not prohibited under
      Section 4.06, including any such transactions by the Credit Agent in connection with an exercise of remedies against the Collateral on behalf of lenders under any Priority Lien Obligations secured by such Collateral; provided, however, that all other Priority Liens and Pari Passu Liens (other than Permitted Collateral Liens described in clause (5) of the definition thereof) have also been released in respect of such disposed asset; provided further, however, that such Liens shall not be released in respect of any such sale, transfer, lease or other disposition to the Company or any Subsidiary unless the Company elects to cause such transaction to be an Asset Disposition;

            (4) if the Company provides substitute collateral in respect of such Collateral with at least an equivalent Fair Market Value;

            (5) if all of the stock of any Subsidiary that is pledged to the Collateral Agent is released (except in the case of a release because such stock has become part of the Excluded Securities) or if any Subsidiary of the Company that is a Subsidiary Guarantor is released from its Subsidiary Guarantee, that Subsidiary's assets shall also be released;

            (6) upon payment in full of the principal of, accrued and unpaid interest on the Securities and all other obligations under this Indenture, the Subsidiary Guarantees, the Security Documents and the Intercreditor Agreement that are due and payable at or prior to the time such principal, accrued and unpaid interest are paid;

            (7)   upon a satisfaction and discharge of this Indenture;

            (8) at any time during a Suspension Period if the Company provides an Officers' Certificate to the Trustee certifying that a Suspension Date has occurred and no Reversion Date has occurred subsequently and that the Company elects to have such Collateral released from the Lien of this Indenture and this Security Documents; or

            (9)   upon a legal defeasance or covenant defeasance pursuant to
      Article 8.

            Upon receipt of such Officers' Certificate or Opinion of Counsel and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Trustee and the Collateral Agent shall, at the Company's expense, execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents. Notwithstanding any of the foregoing to the contrary, the Lien releases referred to in clauses (3), (6), (7), (8) and
(9) above shall be automatic, without any action required on the part of the Company, any Grantor Subsidiary Guarantor, the Collateral Agent or the Trustee (other than in the case of clause (3), (i) at the Company's election pursuant to clause (3) and (ii) any releases of Liens on equity interests in any entity organized under the laws of a jurisdiction outside the United States or any real property in any such jurisdiction).

            (b) Except as otherwise provided in the Intercreditor Agreement, no Collateral may be released from the Lien and security interest created by the Security Documents unless the Officers' Certificate or Opinion of Counsel required by this Section 11.03, dated not more than 30 days prior to the date of the application for such release, has been delivered to the Collateral Agent and the Trustee (if the Trustee is not then the Collateral Agent).

            (c) At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Securities has been accelerated (whether by declaration or otherwise) and the Trustee (if not then the Collateral Agent) has delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of this Indenture or the Security Documents will be effective as against the Holders, except as otherwise provided in the Intercreditor Agreement.

            SECTION 11.04. Permitted Releases Not to Impair Lien; Trust Indenture Act Requirements. The release of any Collateral from the terms hereof and of the Security Documents or the release of, in whole or in part, the Liens created by the Security Documents, will not be deemed to impair the Lien on the Collateral in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the applicable Security Documents and pursuant to the terms of this Article 11. The Trustee, the Collateral Agent and each of the Holders acknowledge that a release of Collateral or a Lien strictly in accordance with the terms of the Security Documents and of this
Article 11 will not be deemed for any purpose to be an impairment of the Lien on the Collateral in contravention of the terms of this Indenture. To the extent applicable, the Company will cause TIA Section 314(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the Security Documents, to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this
Section 11.04, the Company shall not be required to comply with all or any portion of TIA Section 314(d) if it determines, in good faith based on advice of counsel, that the terms of TIA Section 314(d) or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including "no action" letters or exemptive orders, whether or not issued to the Company by the SEC, or any portion of TIA Section 314(d) is inapplicable to one or a series of released Collateral.

            SECTION 11.05. Certificates of the Trustee. In the event that the Company elects to release Collateral in accordance with this Indenture and the Security Documents at a time when the Trustee is not itself also the Collateral Agent and the Company has delivered the certificates and documents required by the Security Documents and Section 11.03 hereof, the Trustee shall determine whether it has received all documentation required by TIA Section 314(d) in connection with such release and, based on such determination, shall deliver a certificate to the Collateral Agent setting forth such determination.

            SECTION 11.06. Suits to Protect the Collateral. Subject to the provisions of Article 7 hereof, the Security Documents and the Intercreditor Agreement, the Trustee in its sole discretion and without the consent of the Holders, on behalf of the Holders, may or may direct the Collateral Agent to take all actions it deems necessary or appropriate in order to:

            (a) enforce any of the terms of the Security Documents; and

            (b) collect and receive any and all amounts payable in respect of the Security Obligations of the Company hereunder.

            Subject to the provisions of the Security Documents and the Intercreditor Agreement, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee, in its sole discretion, may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien on the Collateral or be prejudicial to the interests of the Holders or the Trustee).

            SECTION 11.07. Authorization of Receipt of Funds by the Trustee Under the Security Documents. Subject to the provisions of the Intercreditor Agreement, the Trustee is hereby authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

            SECTION 11.08. Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 11 to be sold be under obligation to ascertain or inquire into the authority of the Company or the applicable Grantor Subsidiary Guarantor to make any such sale or other transfer.

            SECTION 11.09. Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon the Company or a Grantor Subsidiary Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Grantor Subsidiary Guarantor or of any officer or officers thereof required by the provisions of this Article 11; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

            SECTION 11.10. Determinations Relating to Collateral. In the event
(a) the Trustee shall receive any written request from the Company, a Grantor Subsidiary Guarantor or the Collateral Agent under any Security Document for consent or approval with respect to any matter or thing relating to any Collateral or the Company's or a Grantor Subsidiary Guarantor's obligations with respect thereto or (b) there shall be due to or from the Trustee or the Collateral Agent under the provisions of any Security Document any material performance or the delivery of any material instrument or (c) the Trustee shall become aware of any material nonperformance by the Company or a Grantor Subsidiary Guarantor of any covenant or any material breach of any representation or warranty of the Company or a Grantor Subsidiary Guarantor set forth in any Security Document, then, in each such event, the Trustee shall be entitled to hire, at the sole reasonable cost and expense of the Company, experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond, or direct the Collateral Agent to respond, to such request or render any requested performance or response to such nonperformance or breach. The Trustee shall be fully protected in accordance with Article 7 hereof in the taking of any action recommended or approved by any such expert, consultant, agent or attorney and by indemnification provided in accordance with Section 6.05 and other sections of this Indenture if such action is agreed to by Holders of a majority in principal amount of the Securities pursuant to Section 6.05 and, the Trustee may, in its sole discretion, prior to taking such action if such action could subject it to environmental liabilities or taxation, require (1) direction from the Holders of a majority in principal amount of the Securities in accordance with Section 6.05 hereof and (2) indemnification in accordance with Section 6.05.

            SECTION 11.11. Collateral Agent. (a) Wilmington Trust Company shall initially act as Collateral Agent and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents or the Intercreditor Agreement, neither the Collateral Agent nor any of its respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct, gross negligence or bad faith.

            (b) The Collateral Agent is authorized and directed to (i) enter into the Security Documents, (ii) enter into the Intercreditor Agreement, (iii) bind the Holders on the terms as set forth in the Security Documents and the Intercreditor Agreement and (iv) perform and observe its obligations under the Security Documents and the Intercreditor Agreement.

            (c) If the Company (i) Incurs Priority Lien Obligations at any time when no intercreditor agreement is in effect or at any time when Indebtedness constituting Priority Lien Obligations entitled to the benefit of an existing intercreditor agreement is concurrently retired, and (ii) delivers to the Collateral Agent an Officers' Certificate so stating and requesting the Collateral Agent to enter into an intercreditor agreement in favor of a designated agent or representative for the holders of the Indebtedness so Incurred, the Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement, bind the Holders on the terms set forth therein, and perform and observe its obligations thereunder.

            SECTION 11.12. Designations. Except as provided in the next sentence, for purposes of the provisions hereof and the Intercreditor Agreement requiring the Company to designate Indebtedness for the purposes of the term " Priority Lien Obligation", "Other Pari Passu Lien Obligation" or any other such designations hereunder or under the Intercreditor Agreement, any such designation shall be sufficient if the relevant designation is set forth in writing, signed on behalf of the Company by an Officer and delivered to the Trustee, the Collateral Agent and the Credit Agent. For all purposes hereof and the Intercreditor Agreement, the Company hereby designates the U.S. Bank Indebtedness and the ABL Bank Indebtedness as in effect on the Closing Date as " Priority Lien Obligations" and the European Revolving Loan Bank Indebtedness as in effect on the Closing Date as "Other Pari Passu Lien Obligations".

            SECTION 11.13. Further Assurances. (a) Upon request of the Trustee or Collateral Agent at any time and from time to time, the Company shall, and shall cause each of the Grantor Subsidiary Guarantors to, promptly execute, acknowledge and deliver such Security Documents, financing statements, instruments, certificates, notices and other documents and take such other actions which the Trustee or Collateral Agent may reasonably request to cause the security interests purported to be created by the Security Documents or required to be created under the terms of this Indenture to constitute valid security interests, perfected in accordance with this Indenture and protect, assure or enforce the Liens and benefits intended to be conferred as contemplated by this Indenture, in each case for the benefit of the Holders.

            (b) In the event that the Company or any Grantor Subsidiary Guarantor shall at any time directly own any equity interests in any Subsidiary (other than (a) equity interests in any Subsidiary with Consolidated assets not greater than $10,000,000 as of the end of the most recent fiscal quarter for which financial statements have been filed with the SEC, (b) equity interests in any Consent Subsidiary or any Excluded Securities or any Excluded Equity Interests and (c) equity interests as to which the actions required by this paragraph have already been taken), the Company will promptly notify the Trustee and the Collateral Agent and shall, within 30 days (or such longer period as may be reasonable under the circumstances) after such notification, cause such equity interests to be pledged under the Collateral Agreement and cause to be delivered to the Collateral Agent (or the Credit Agent, acting on behalf of the Collateral Agent pursuant to the Intercreditor Agreement) any certificates representing such equity interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank; provided, however, that (1) neither the Company nor any Grantor Subsidiary Guarantor shall be required to pledge more than 65% of outstanding voting equity interests of any Foreign Subsidiary or Goodyear Canada and (2) neither the Company nor any Grantor Subsidiary Guarantor shall be required to pledge any equity interests in any Foreign Subsidiary if the Company shall have delivered an Officers' Certificate to the Trustee certifying that the Company has determined, on the basis of reasonable inquiries in the jurisdiction of such Foreign Subsidiary, that such pledge would affect materially and adversely the ability of such Foreign Subsidiary to conduct its business in such jurisdiction.

            (c) In the event that the Company or any Grantor Subsidiary Guarantor shall at any time directly own any equity interests of any Material Foreign Subsidiary (other than equity interests as to which the actions required by this paragraph have already been taken and equity interests in any Consent Subsidiary or any Excluded Securities or any Excluded Equity Interests), the Company will promptly notify the Trustee and the Collateral Agent and will take all such actions as the Trustee and the Collateral Agent shall reasonably request and as shall be available under applicable law to cause such equity interests to be pledged under a Foreign Pledge Agreement and cause to be delivered to the Collateral Agent (or the Credit Agent, acting on behalf of the Collateral Agent pursuant to the Intercreditor Agreement) any certificates representing such equity interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank; provided, however, that (1) neither the Company nor any Grantor Subsidiary Guarantor shall be required to pledge more than 65% of outstanding voting equity interests of any Foreign Subsidiary or Goodyear Canada and (2) neither the Company nor any Grantor Subsidiary Guarantor shall be required to pledge any equity interests in any Foreign Subsidiary if the Company shall have delivered an Officers' Certificate to the Trustee certifying that the Company has determined, on the basis of reasonable inquiries in the jurisdiction of such Foreign Subsidiary, that such pledge would affect materially and adversely the ability of such Foreign Subsidiary to conduct its business in such jurisdiction.

            (d) In the event that the Company or any Grantor Subsidiary Guarantor shall at any time own any Material Intellectual Property (other than Material Intellectual Property as to which the actions required by this paragraph have already been taken), the Company will promptly notify the Trustee and the Collateral Agent and will file all Uniform Commercial Code financing statements and recordations with the United States Patent and Trademark Office as shall be required by law or reasonably requested by the Trustee or the Collateral Agent to be filed or recorded to perfect the Liens intended to be created on such Collateral (to the extent such Liens may be perfected by filings under the Uniform Commercial Code as in effect in any applicable jurisdiction or by filings with the United States Patent and Trademark Office); provided, however, that if the consents of Persons other than the Company and the Wholly Owned Subsidiaries would be required under applicable law or the terms of any agreement in order for a security interest to be created in any Material Intellectual Property under the Collateral Agreement, a security interest shall not be required to be created in such Material Intellectual Property prior to the obtaining of such consents. The Company shall endeavor in good faith to obtain any consents required to permit any security interest in Material Intellectual Property to be created under the Collateral Agreement.

            SECTION 11.14. Intercreditor Agreement. THIS INDENTURE, AND THE LIENS, RIGHTS, REMEDIES, DUTIES AND OBLIGATIONS PROVIDED FOR HEREIN SHALL BE SUBJECT IN ALL RESPECTS TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THIS INDENTURE AND THE INTERCREDITOR AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL. EACH HOLDER (a) WILL BE DEEMED TO HAVE CONSENTED TO THE SUBORDINATION OF THE

LIENS SECURING THE NOTES ON THE TERMS SET FORTH IN THE INTERCREDITOR AGREEMENT,
(b) WILL BE DEEMED TO HAVE AGREED THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND (c) WILL BE DEEMED TO HAVE AUTHORIZED AND INSTRUCTED THE COLLATERAL AGENT TO ENTER INTO THE INTERCREDITOR AGREEMENT AND TO SUBJECT THE NOTES AND THE LIENS SECURING THE NOTES TO THE PROVISIONS THEREOF. THE FOREGOING PROVISIONS ARE INTENDED AS AN INDUCEMENT TO THE SENIOR OBLIGATIONS SECURED PARTIES (AS DEFINED IN THE INTERCREDITOR AGREEMENT) TO EXTEND CREDIT TO THE GOODYEAR TIRE & RUBBER COMPANY AND ITS SUBSIDIARIES, AND SUCH SENIOR OBLIGATIONS SECURED PARTIES ARE INTENDED THIRD PARTY BENEFICIARIES OF SUCH PROVISIONS AND THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.

            SECTION 11.15. Release upon Termination of Company's Obligations. In the event that the Company's obligations under this Indenture and the Securities have been satisfied and discharged in accordance with the terms hereof and thereof or otherwise defeased in accordance with the provisions of Article 8, the Trustee shall or shall cause the Collateral Agent to (i) execute and deliver such releases, termination statements and other instruments (in recordable form, where appropriate) as the Company or any Guarantor, as applicable, may reasonably request to evidence the termination of the Liens created by the Security Documents and (ii) not be deemed to hold the Liens for its benefit and the benefit of the Holders.

            SECTION 11.16. Fonde de Pouvoir.

            (a) Without prejudice to the provisions of this Article XI, the Trustee hereby irrevocably appoints and authorizes the Collateral Agent (and any successor acting as Collateral Agent) to act as the person holding the power of attorney (in such capacity, the "FONDE DE POUVOIR") of the Trustee as contemplated under Article 2692 of the Civil Code of Quebec, and to enter into, to take and to hold on their behalf, and for their benefit, any hypothec, and to exercise such powers and duties which are conferred upon the fonde de pouvoir under any hypothec. Moreover, without prejudice to such appointment and authorization to act as the person holding the power of attorney as aforesaid, the Trustee hereby irrevocably appoints and authorizes the Collateral Agent (and any successor acting as Collateral Agent) (in such capacity, the "CUSTODIAN") to act as agent and custodian for and on behalf of the Trustee to hold and to be the sole registered holder of any debenture which may be issued under any hypothec, the whole notwithstanding Section 32 of the Act respecting the special powers of legal persons (Quebec) or any other applicable law. In this respect,
(i) the Custodian shall keep a record indicating the names and addresses of, and the pro rata portion of the obligations and indebtedness secured by any pledge of any such debenture and owing to the Trustee (all of which information shall be certified in writing to the Custodian by the Trustee upon request of the Custodian, and the Custodian shall be fully protected in conclusively relying thereon), and (ii) the Trustee will be entitled to the benefits of any charged property covered by any hypothec and will participate in the proceeds of realization of any such charged property, the whole in accordance with the terms hereof.

            (b) Each of the fonde de pouvoir and the Custodian shall (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to fonde de pouvoir and the Custodian (as applicable) with respect to the charged property under any hypothec, any debenture or pledge thereof relating to any hypothec, applicable laws or otherwise, (b) benefit from and be subject to all provisions hereof with respect to the Collateral Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Trustee, and (c) be entitled to delegate from time to time any of its powers or duties under any hypothec, any debenture or pledge thereof relating to any hypothec, applicable laws or otherwise and on such terms and conditions as it may determine from time to time. Any person who becomes a Trustee shall be deemed to have consented to and confirmed: (y) the fonde de pouvoir as the person holding the power of attorney as aforesaid and to have ratified, as of the date it becomes a Trustee, all actions taken by the fonde de pouvoir in such capacity, (z) the Custodian as the agent and custodian as aforesaid and to have ratified, as of the date it becomes a Trustee, all actions taken by the Custodian in such capacity.

                                   ARTICLE 12

                           Application of Trust Moneys

            SECTION 12.01. "Trust Moneys" Defined. All cash or cash equivalents received by the Trustee or the Collateral Agent on behalf of the Trustee:

            (1) upon the release of property from the Lien of this Indenture and the Security Documents, including all moneys received in respect of the principal of all purchase money, governmental and other obligations;

            (2) as compensation for, or proceeds of sale of, any part of the Collateral taken by eminent domain or purchased by, or sold pursuant to an order of, a governmental authority or otherwise disposed of;

            (3)   as proceeds of insurance upon any part of the Collateral; or

            (4) for application under this Article as elsewhere provided in this Indenture or any Security Document, or whose disposition is not elsewhere otherwise specifically provided for herein or in any Security Document;

(all such moneys being herein sometimes called "Trust Moneys"), shall be released by the Trustee or the Collateral Agent, as the case may be, to the Company; provided that, if an Event of Default has occurred and is continuing, such Trust Moneys shall be held by the Trustee, or the Collateral Agent, as the case may be, for the benefit of the Holders, as part of the Collateral, subject to the terms of the Intercreditor Agreement and the Collateral Agreement.

            SECTION 12.02. Investment and Use of Trust Moneys. All or any part of any Trust Moneys held by the Trustee, or the Collateral Agent on behalf of the Trustee hereunder, shall from time to time at the direction of the Company be invested or reinvested by the Trustee, or the Collateral Agent, in Temporary Cash Investments.

Such Temporary Cash Investments shall be held by the Trustee, or the Collateral Agent, as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such cash equivalents. The Trustee shall not be liable or responsible for any loss resulting from such investments or sales except only for its own negligent action, its own negligent failure to act or its own willful misconduct in complying with this Section 12.02.

                                   ARTICLE 13

                                  Miscellaneous

            SECTION 13.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

            SECTION 13.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

            if to the Company or any Subsidiary Guarantor:

                    The Goodyear Tire & Rubber Company
                    1144 East Market Street
                    Akron, Ohio 44216
                    fax:

                    Attention of Treasurer

                    if to the Trustee:

                    Wells Fargo Bank, N.A.
                    MAC N9303-120
                    6th and Marquette Avenue
                    Minneapolis, Minnesota 55579
                    fax: 612-667-9825

                    Attention of Wells Fargo Corporate Trust Services

            The Company, any Subsidiary Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            SECTION 13.03. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, any Subsidiary Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

            SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee, to the extent reasonably requested by the Trustee:

            (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with (provided, however, that such counsel may rely as to matters of fact on Officer's Certificates).

            SECTION 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

            (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

            SECTION 13.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

            SECTION 13.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

            SECTION 13.08. Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

            SECTION 13.09. Governing Law. This Indenture, the Collateral Agreement and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

            SECTION 13.10. No Recourse Against Others. A director, officer, employee or shareholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities or this Indenture or of such Subsidiary Guarantor under its Subsidiary Guarantee, the Security Documents or this Indenture, the Intercreditor Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

            SECTION 13.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

            SECTION 13.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

            SECTION 13.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

            IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                     THE GOODYEAR TIRE & RUBBER
                                     COMPANY,

                                        by
                                               /s/ D. R. Wells
                                           -------------------------------------
                                           Name: D. R. Wells
                                           Title: Vice President and Treasurer

                                     WELLS FARGO BANK, n.a., as Trustee,

                                        by
                                               /s/ Michael T. Lechner
                                           -------------------------------------
                                           Name: Michael T. Lechner
                                           Title: Assistant Vice President

                                     SUBSIDIARY GUARANTORS

                                     ALLIED TIRE SALES, INC.,

                                        By

                                               /s/ D. R. Wells
                                           -------------------------------------
                                           Name: D. R. Wells
                                           Title: Vice  President

                                     BELT CONCEPTS OF AMERICA, INC.,

                                        by

                                               /s/ D. R. Wells
                                           -------------------------------------
                                           Name: D. R. Wells
                                           Title: Vice  President

                                     CELERON CORPORATION,

                                        by

                                               /s/ D. R. Wells
                                           -------------------------------------
                                           Name: D. R. Wells
                                           Title: Vice  President

                                     COSMOFLEX, INC.,

                                        by

                                               /s/ D. R. Wells
                                           -------------------------------------
                                           Name: D. R. Wells
                                           Title: Vice  President

                                     DAPPER TIRE CO, INC.

                                        by

                                               /s/ D. R. Wells
                                           -------------------------------------
                                           Name: D. R. Wells
                                           Title: Vice  President

                                     DIVESTED COMPANIES HOLDING
                                     COMPANY,

                                        By

                                               /s/ Randall M. Loyd
                                           -------------------------------------
                                           Name: Randall M. Loyd
                                           Title: Vice President

                                        By

                                               /s/ Ronald J. Carr
                                           -------------------------------------
                                           Name: Ronald J. Carr
                                           Title: Vice President

                                     DIVESTED LITCHFIELD PARK
                                     PROPERTIES, INC.,

                                        By

                                               /s/ Randall M. Loyd
                                           -------------------------------------
                                           Name: Randall M. Loyd
                                           Title: Vice President

                                        By

                                               /s/ Ronald J. Carr
                                           -------------------------------------
                                           Name: Ronald J. Carr
                                           Title: Vice President

                                     GOODYEAR CANADA INC.,

                                        by

                                               /s/ Linda Alexander
                                           -------------------------------------
                                           Name: Linda Alexander
                                           Title: Vice President

                                        by

                                               /s/ D. S. Hamilton
                                           -------------------------------------
                                           Name: D. S. Hamilton
                                           Title: Secretary

                                     GOODYEAR FARMS, INC.,

                                        by

                                               /s/ D. R. Wells
                                           -------------------------------------
                                           Name: D. R. Wells
                                           Title: Vice  President

                                     GOODYEAR INTERNATIONAL
                                     CORPORATION,

                                        by

                                               /s/ D. R. Wells
                                           -------------------------------------
                                           Name: D. R. Wells
                                           Title: Vice  President

                                     GOODYEAR WESTERN HEMISPHERE
                                     CORPORATION,

                                        by

                                               /s/ D. R. Wells
                                           -------------------------------------
                                           Name: D. R. Wells
                                           Title: Vice  President

                                     THE KELLY-SPRINGFIELD TIRE
                                     CORPORATION,

                                        by

                                               /s/ D. R. Wells
                                           -------------------------------------
                                           Name: D. R. Wells
                                           Title: Vice  President

                                     WHEEL ASSEMBLIES INC.,

                                        by

                                               /s/ D. R. Wells
                                           -------------------------------------
                                           Name: D. R. Wells
                                           Title: Vice  President

                                     WINGFOOT COMMERCIAL TIRE
                                     SYSTEMS, LLC,

                                        By

                                               /s/ D. R. Wells
                                           -------------------------------------
                                           Name: D. R. Wells
                                           Title: Vice  President

                                     WINGFOOT VENTURES EIGHT INC.,

                                        By

                                               /s/ Ronald J. Carr
                                           -------------------------------------
                                           Name: Ronald J. Carr
                                           Title: Vice President

APPENDIX A

                   PROVISIONS RELATING TO INITIAL SECURITIES,
                  ADDITIONAL SECURITIES AND EXCHANGE SECURITIES

      1.    Definitions

      1.1   Definitions

      For the purposes of this Appendix A the following terms shall have the meanings indicated below:

            "Applicable Procedures" means, with respect to any transfer or transaction involving a Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depository for such Global Security to the extent applicable to such transaction and as in effect from time to time.

            "Definitive Security" means a certificated Initial Security or Exchange Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

            "Depository" means The Depository Trust Company, its nominees and their respective successors.

            "Exchange Securities" means (1) the Fixed Rate Securities (the "Exchange Fixed Rate Securities") and the Floating Rate Securities (the "Exchange Floating Rate Securities") issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Additional Securities, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

            "Global Securities Legend" means the legend set forth under that caption in Exhibits 1a, 1b, 2a and 2b to this Indenture.

            "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

            "IAI Securities" means all Initial Securities sold to IAI's.

            "Initial Investors" means (1) in respect of the Initial Securities, the investors listed on Annex A to the Purchase Agreement, and (2) in respect of each issuance of Additional Securities, the Persons purchasing such Additional Securities under the related Purchase Agreement.

            "Initial Securities" means (1)(a) $450,000,000 aggregate principal amount of 11% Senior Secured Notes due 2011 (the "Initial Fixed Rate Securities") and (b) $200,000,000 aggregate principal amount of Senior Secured Floating Rate Notes due 2011 (the "Initial Floating Rate Securities"), in each case issued on the Closing Date and (2) Additional Securities, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

2

            "Purchase Agreement" means (a) the Note Purchase Agreement dated March 12, 2004, among the Company, the Subsidiary Guarantors and the Initial Investors and (b) any other similar Purchase Agreement relating to Additional Securities.

            "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

            "Registered Exchange Offer" means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for their Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

            "Registration Rights Agreement" means (a) the Registration Rights Agreements dated March 12, 2004 among the Company, the Subsidiary Guarantors and the Initial Investors and (b) any other similar Registration Rights Agreement relating to Additional Securities.

            "Regulation S" means Regulation S under the Securities Act.

            "Regulation S Securities" means all Initial Securities offered and sold outside the United States in reliance on Regulation S.

            "Restricted Period", with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the Closing Date, and with respect to any Additional Securities that are Transfer Restricted Securities, it means the comparable period of 40 consecutive days.

            "Restricted Securities Legend" means the legend set forth in Section 2.3(e)(i) herein.

            "Rule 501" means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

            "Rule 144A" means Rule 144A under the Securities Act.

            "Rule 144A Securities" means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Securities Custodian" means the custodian with respect to a Global Security or any successor person thereto, who shall initially be the Trustee.

            "Shelf Registration Statement" means a registration statement filed by the Company in connection with the offer and sale of Initial Securities pursuant to the Registration Rights Agreement.

3

            "Transfer Restricted Securities" means Definitive Securities (in the form of a Fixed Rate Security, a "Transfer Restricted Fixed Rate Security" and in the form of a Floating Rate Security, a "Transfer Restricted Floating Rate Security") and any other Securities that bear or are required to bear or are subject to the Restricted Securities Legend.

      1.2   Other Definitions

                                                                           Term:
                                                             Defined in Section:
                                                             -------------------
"Agent Members".........................................           2.1(c)
"IAI Global Security"...................................           2.1(b)
"Global Security".......................................           2.1(b)
"Regulation S Global Security"..........................           2.1(b)
"Rule 144A Availability Date"...........................           2.1(b)
"Rule 144A Global Security".............................           2.1(b)

      2.    The Securities

      2.1   Form and Dating

            (a) The Initial Securities issued on the date hereof will be (i) offered and sold by the Company pursuant to the Purchase Agreement and (ii) resold, prior to the consummation of the Registered Exchange Offer or the effectiveness of the Shelf Registration Statement or other registration statement under the Securities Act covering the Securities, only pursuant to an exemption from registration under the Securities Act. Additional Securities offered after the date hereof may be offered and sold by the Company from time to time pursuant to one or more Purchase Agreements in accordance with applicable law. The Initial Securities shall be issued initially in the form of Definitive Securities.

            (b) Global Securities. As promptly as practicable after the first date on which the Initial Securities may be transferred under applicable law to a QIB in accordance with Rule 144A (the "Rule 144A Availability Date"), the Trustee shall, at the request of the Company, mail to each Holder a form (the "Global Election Form"), which shall be in a form reasonably acceptable to the Trustee and the Company and which Global Election Form shall request that each Holder (or the custodian of such Holder's Initial Security, if applicable) provide certain information with respect to such Holder's Initial Security and return such completed Global Election Form (and, if not already held by the Securities Custodian, such Holder's Definitive Security) to the Trustee in order to exchange such Holder's Definitive Security for a beneficial interest in the Global Security (as defined below). After the Rule 144A Availability Date, one or more permanent global Securities of each such series, as applicable, representing the Rule 144A Securities, in definitive, fully registered form (collectively, the "Rule 144A Global Securities"), one or more permanent global Securities of each such series, as applicable, representing the Regulation S Securities, in definitive, fully registered form

4

(collectively, the "Regulation S Global Securities") and one or more permanent global Securities of each such series, as applicable, representing the IAI Securities, in definitive, fully registered form (collectively, the "IAI Global Securities"), in each case without interest coupons and bearing the Global Securities Legend and Restricted Securities Legend, shall be issued on behalf of the Holders of the Securities and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture and held by the Trustee; provided that, no such crediting of a beneficial interest in the Global Securities (as defined below) shall occur with respect to Initial Securities that have not been delivered to the Trustee for cancellation, (it being understood that any Securities held in custody by the Trustee as of the Rule 144A Availability Date shall be deemed so delivered to the Trustee for cancellation) or with respect to any Initial Security held by the Trustee as at the Rule 144A Availability Date for which a Global Election Form has not been delivered by or on behalf of the Holder of such Initial Security. Upon issuance of the Global Securities and registration thereof in the name of the Depository or a nominee thereof, the Initial Securities which have been previously delivered to or held by the Trustee, and with respect to which a Global Election Form has been delivered to the Trustee, shall be cancelled and be of no further force or effect. Each Global Election Form shall request (i) the name in which such Holder desires its beneficial interest in the Global Security to be registered, (ii) the relevant wire instructions for payments of principal and interest, (iii) any required tax identification number, (iv) name and address information for delivery of notices and financial information of the Company pursuant to the Indenture, (v) the participant account number to be credited with the beneficial interest in the Global Security in the aggregate principal amount of the Initial Security delivered by such Holder (or its custodian, as applicable) to the Trustee for cancellation and (vi) any other information reasonably requested by the Trustee. Beneficial ownership interests in the Regulation S Global Securities shall not be exchangeable for interests in the Rule 144A Global Securities, the IAI Global Securities or any other Securities without a Restricted Securities Legend until the expiration of the Restricted Period. The Rule 144A Global Securities, the IAI Global Securities and the Regulation S Global Securities are each referred to herein as a "Global Security" and are collectively referred to herein as "Global Securities", provided, that the term "Global Security" when used in Sections 2.1(b), 2.1(c), 2.3(g)(i), 2.3(h)(i) and 2.4 shall also include any Security in global form issued in connection with a Registered Exchange Offer. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee and on the schedules thereto as hereinafter provided.

            (c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Security deposited with or on behalf of the Depository.

            The Company shall, in accordance with Section 2.1(b), execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 and pursuant to an order of the Company signed by two Officers, authenticate and deliver one or more Global Securities that (i) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (ii) shall be

5

delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as Securities Custodian.

            Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

            (d) Definitive Securities. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

      2.2 Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by two Officers (a) original Securities, in the form of Definitive Securities, for original issue on the date hereof Fixed Rate Securities in an aggregate principal amount of $450,000,000 and Floating Rate Securities in an aggregate principal amount of $200,000,000, (b) subject to the terms of this Indenture, Additional Securities, in the form of Definitive Securities or Global Securities, as may be applicable, of any series in an aggregate principal amount to be determined at the time of issuance and specified therein, (c) as promptly as practicable after the Rule 144A Availability Date, Global Securities, subject to the terms of this Indenture and (d) the Exchange Securities of each series for issue only in a Registered Exchange Offer pursuant to a Registration Rights Agreement and for a like principal amount of Initial Securities exchanged pursuant thereto. Such order shall specify the amount of the Securities to be authenticated, the applicable series of Securities, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Exchange Securities. Notwithstanding anything to the contrary in this Appendix or otherwise in this Indenture, any issuance of Additional Securities after the Closing Date shall be in a principal amount of at least $1,000.

      2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

            (i)   to register the transfer of such Definitive Securities; or

            (ii) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

6

            (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

            (2) in the case of Transfer Restricted Securities, are accompanied by the following additional information and documents, as applicable:

                  (A) if such Definitive Securities are being delivered to the
            Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Security); or

                  (B) if such Definitive Securities are being transferred to the
            Company, a certification to that effect (in the form set forth on the reverse side of the Initial Security); or

                  (C) if such Definitive Securities are being transferred
            pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Initial Security), (y) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i) and (z) if being transferred prior to the Rule 144A Availability Date, a certification from the transferee to the effect set forth in Section 2.5.

            The Company will make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without coupons for the purpose of effecting such transfers of Definitive Securities.

            (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security until after such date as a Global Security has been issued, authenticated and deposited in accordance with Section 2.1, which shall be on or after the Rule 144A Availability Date, and except upon satisfaction of the requirements set forth below. In such case, upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar (if applicable), together with:

            (i) certification (in the form set forth on the reverse side of the Initial Security) that such Definitive Security is being (1) transferred to the Company, (2) delivered to the Registrar for registration in the name of the Holder, without transfer, (3) transferred pursuant to an effective registration statement under the Securities Act,
      (4) transferred to a QIB in accordance with Rule 144A, (5) transferred to an IAI that has furnished to the Trustee a signed letter substantially in the form of Exhibit 3 or (6) transferred outside the United States

7

      in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

            (ii) written instructions, including the Global Election Form, directing the Trustee to make, or to direct the applicable Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the applicable Registrar to cause, in accordance with the standing applicable procedures of the Depository and the applicable Registrar, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Agent Member specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled.

            (c) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depository's procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in such Global Security or another Global Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Security or the IAI Global Security to a transferee who takes delivery of such interest through the Regulation S Global Security, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse of the Initial Securities from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act. In the case of a transfer of a beneficial interest in either the Regulation S Global Security or the Rule 144A Global Security for an interest in the IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit 3 to the Trustee and, if requested by the Company or the Trustee, an opinion of counsel or other evidence satisfactory to the Trustee and/or the Company as to the compliance with the restrictions set forth in the legend set forth in
Section 2.3(e)(i).

            (i) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an

8

      amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Security from which such interest is being transferred.

            (ii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

            (iii) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 prior to the consummation of the Registered Exchange Offer or the effectiveness of the Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

            (d) Restrictions on Transfer of Regulation S Global Security. (i) During the Restricted Period, beneficial ownership interests in the Regulation S Global Securities may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (1) to the Company, (2) when and for so long as such securities are eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (3) in an offshore transaction in accordance with Regulation S, (4) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, (5) to an IAI purchasing for its own account, or for the account of such an IAI, in each case, in a minimum principal amount of Securities of $250,000 or (6) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Securities to a transferee who takes delivery of such interest through the Rule 144A Global Securities or the IAI Global Securities shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Security to the effect that such transfer is being made to (1) a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or (2) an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of the Securities of $250,000. Such written certification shall no longer be required after the expiration of the Restricted Period. In the case of a transfer of a beneficial interest in the Regulation S Global Securities for an interest in the

9

IAI Global Securities, the transferee must furnish a signed letter substantially in the form of Exhibit 3 to the Trustee and, if requested by the Company or the Trustee, an opinion of counsel or other evidence satisfactory to the Trustee and/or the Company as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

            (ii) Upon the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Global Securities shall be transferable in accordance with applicable law and the other terms of this Indenture.

            (e) Legend.

            (i)   Except as permitted by the following paragraphs (ii), (iii) or
      (iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

      "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

      THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER,
      (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) WHEN AND FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A,
      (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN

10

      THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Each Definitive Security shall bear the following additional legend:

      "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

            (ii) Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security) and, if requested by the Company or the Trustee, delivers an opinion of counsel or other evidence reasonably satisfactory to the Registrar and/or the Company as to the compliance with the restrictions set forth in the legend set forth in
      Section 2.3(e)(i).

            (iii) After a transfer of any Initial Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities, all requirements pertaining to the Restricted Securities Legend on such Initial Securities shall cease to apply and the requirements that any such Initial Securities be issued in global form shall continue to apply.

            (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to Initial Securities that Initial Securities be issued in

11

      global form shall continue to apply, and Exchange Securities in global form without the Restricted Securities Legend shall be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

            (v) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Security acquired pursuant to Regulation S, all requirements that such Initial Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any such Initial Security be issued in global form shall continue to apply.

            (vi) Any Additional Securities sold in a registered offering shall not be required to bear the Restricted Securities Legend.

            (f) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by the Depository to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee with respect to such Global Security, by the Trustee, to reflect such reduction.

            (g) Obligations with Respect to Transfers and Exchanges of
Securities.

            (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar's request.

            (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.06, 4.06, 4.08 and 9.05 of this Indenture).

            (iii) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

            (iv) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the

12

      same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

            (h) No Obligation of the Trustee.

            (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository, subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

            (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among the Depository, participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

      2.4   Definitive Securities

            (a) A Global Security deposited with the Depository and held by the Trustee pursuant to Section 2.1 or issued in connection with a Registered Exchange Offer shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depository notifies the Company that it is unwilling or unable to continue as a Depository for such Global Security or if at any time the Depository ceases to be a "clearing agency" registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Company within 120 days of such notice or after the Company becomes aware of such cessation, or (ii) the Depository so requests, or any beneficial owner thereof requests such exchange in writing delivered through the Depository in either case, following an Event of Default under this Indenture or (iii) the

13

Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

            (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depository shall direct. Any certificated Initial Security in the form of a Definitive Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(e), bear the Restricted Securities Legend.

            (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members to take any action which a Holder is entitled to take under this Indenture or the Securities.

            (d) In the event of the occurrence of any of the events specified in
Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

      2.5   Transferee Certification.

            In connection with any transfer of a Transfer Restricted Security prior to the Rule 144A Availability Date, the transferee shall certify to the transferor and the Company that:

            (a) such transferee is (i) a sophisticated institutional investor and has such knowledge and experience in financial and business matters and expertise in assessing credit risk, (ii) capable of evaluating the merits, risks and suitability of investing in the Securities; (iii) relying exclusively on its sources of information and credit analysis with respect to the Securities and
(iv) able to bear the economic risks of, and an entire loss of, its investment in the Securities;

            (b) neither the transferor nor any of its affiliates has provided such transferee with any information or advice with respect to the Securities and (ii) neither the transferor nor any of its affiliates has made or makes any representation as to the credit quality of the Securities or the Company;

            (c) such transferee has determined, or will determine, based on its own independent review and such professional advice as it has deemed, or will deem, appropriate under the circumstances, that its acquisition of the Securities (i) is fully consistent with its (or if such transferee is acquiring the Securities in a fiduciary capacity, the beneficiary's) financial need, objectives and condition, (ii) complies and is fully

14

consistent with all investment policies, guidelines and restrictions applicable to such transferee (whether acquiring the Securities as principal or in a fiduciary capacity), and (iii) is a proper and suitable investment for such transferee (or if such transferee is acquiring the Securities in a fiduciary capacity, for the beneficiary), notwithstanding the clear and substantial risks inherent in investing in or holding the Securities; and

            (d) such transferee has not relied on the transferor or any of its affiliates in connection with its determination as to the legality of its acquisition of the Securities or as to the other matters referred to in clause
(c) above.

EXHIBIT 1a

                  [FORM OF FACE OF INITIAL FIXED RATE SECURITY]

           [Global Securities Legend to be placed on Global Securities after the Rule 144A Availability Date]

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Securities Legend]

            THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

            THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) WHEN AND FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE

2

PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Each Definitive Fixed Rate Security shall bear the following additional legend:

            IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

No. Rfi-                                                             $__________

                        11% Senior Secured Note due 2011

                                                             CUSIP No. 382550AK7
                                                           ISIN No. US382550AK77

            THE GOODYEAR TIRE & RUBBER COMPANY, an Ohio corporation, promises to
pay to [         ], or registered assigns, the principal sum [of $     ] [listed
on the Schedule of Increases or Decreases in Global Fixed Rate Security attached hereto](1) on March 1, 2011.

Interest Payment Dates: March 1 and September 1, commencing September 1, 2004

Record Dates: February 15 and August 15

-------------
(1) Use the Schedule of Increases and Decreases language if Note is in Global Form.

2

            Additional provisions of this Fixed Rate Security are set forth on the other side of this Fixed Rate Security.

            IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                            THE GOODYEAR TIRE & RUBBER
                                            COMPANY,

                                            by _____________________________
                                               Name:
                                               Title:

                                            by _____________________________
                                               Name:
                                               Title:

Dated:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

WELLS FARGO BANK, N.A.,

            as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By: __________________________
       Authorized Signatory

-----------------
*/ If the Fixed Rate Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit 1a captioned "TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL FIXED RATE SECURITY".

3

              [FORM OF REVERSE SIDE OF INITIAL FIXED RATE SECURITY]

                        11% Senior Secured Note due 2011

1. Interest

            (a) THE GOODYEAR TIRE & RUBBER COMPANY, an Ohio corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Fixed Rate Security at the rate per annum shown above. The Company shall pay interest semiannually on March 1 and September 1 of each year. Interest on the Fixed Rate Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from March 12, 2004 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Fixed Rate Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

            (b) Additional Interest--Registration. The Holder of this Fixed Rate Security is entitled to the benefits of a Registration Rights Agreement, dated as of March 12, 2004, among the Company, the Subsidiary Guarantors and certain purchasers of the Securities named therein (the "Registration Rights Agreement"). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Rights Agreement. Upon the occurrence of a Registration Default, the Company shall notify the Trustee of such Registration Default and pay additional interest to each Holder of Registrable Securities, during the period of such Registration Default in such amounts and subject to such limitations as set forth in the Registration Rights Agreement. All accrued additional interest shall be paid to Holders in the same manner as interest payments on the Fixed Rate Securities on semi-annual payment dates which correspond to interest payment dates for the Fixed Rate Securities. Following the cure of all outstanding Registration Defaults, the accrual of additional interest shall cease. The Trustee shall have no responsibility with respect to the determination of the amount of any such additional interest.

            (c) Additional Interest--Perfection With respect to that portion of the Collateral consisting of Capital Stock of certain of the Company's Foreign Subsidiaries (as required by the Security Documents), within 120 days after the Closing Date (or, in the case of Goodyear Thailand and Goodyear Brazil, such longer period as may be reasonable under the circumstances), the Company shall deliver or cause to be delivered to the Trustee evidence satisfactory to the Trustee that the security interests granted to the Trustee for the benefit of the Holders of the Fixed Rate Securities have been perfected under applicable foreign law in favor of the Holders of the Fixed Rate Securities and all related filing fees, taxes and other amounts have been paid. In the event that the Company has not provided evidence of such perfection (a "Perfection Non-compliance"), the Company shall pay additional cash interest on the Fixed Rate Securities at a rate of 1.0% per annum for the period commencing on the first date of a Perfection Non-compliance and ending on the date all Perfection Non-compliance has been cured; provided that the annual interest rate borne by the Fixed Rate Securities will be increased by an additional 0.25% per annum every 90 days, up to a maximum of 2.0% per annum, until

4

the Perfection Non-compliance has been cured; provided further that if the annual interest rate borne by the Fixed Rate Securities has been increased by 2.0% per annum due to a Perfection Non-compliance, the annual interest rate borne by the Fixed Rate Securities shall be permanently increased by 0.25% per annum upon curing of all such Perfection Non-compliance. The Company shall not be required to comply with any of the obligations set forth in this provision during any Suspension Period and no additional interest shall accrue on the Fixed Rate Securities pursuant to this provision during any such Suspension Period.

            All accrued additional interest shall be paid to Holders in the same manner as interest payments on the Fixed Rate Securities on semi-annual payment dates which correspond to interest payment dates for the Fixed Rate Securities. Following the cure of all outstanding Perfection Failures or during any Suspension Period, the accrual of additional interest shall cease. The Trustee shall have no responsibility with respect to the determination of the amount of any such additional interest.

            (d) Additional Interest--General All references to payments of interest include payments of additional interest, if any.

2. Method of Payment

            The Company shall pay interest on the Fixed Rate Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the February 15 or August 15 next preceding the interest payment date even if Fixed Rate Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Fixed Rate Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Fixed Rate Securities represented by a Global Fixed Rate Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor Depository. The Company will make all payments in respect of a certificated Fixed Rate Security (including principal, premium, if any, and interest), at the office of the Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a Fixed Rate Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States of America if such Holder has elected payment by wire transfer by providing written wire instructions to the Trustee or the Paying Agent on or after the Closing Date but, in any event, no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

            Initially, Wells Fargo Bank, N.A., a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

5

4. Indenture

            The Company issued the Fixed Rate Securities under an Indenture dated as of March 12, 2004 (the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Fixed Rate Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Section. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Fixed Rate Securities are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

            The Fixed Rate Securities are senior secured obligations of the Company. This Fixed Rate Security is one of the Initial Fixed Rate Securities referred to in the Indenture. The Fixed Rate Securities include the Initial Fixed Rate Securities and any Exchange Fixed Rate Securities issued in exchange for Initial Fixed Rate Securities pursuant to the Indenture and the Registration Rights Agreement. The Initial Fixed Rate Securities, any Exchange Fixed Rate Securities and all other Securities (including the Floating Rate Securities) are treated as a single class of securities under the Indenture; provided, however, that in respect of any amendment, waiver, other modification or optional redemption by the Company that affects only the Fixed Rate Securities or the Floating Rate Securities, as the case may be, such affected series of Securities is treated as a single class under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, sell assets, including shares of capital stock of Restricted Subsidiaries, enter into or permit certain transactions with Affiliates and create or incur Liens. The Indenture also imposes limitations on the ability of the Company and each Subsidiary Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

            Following the first day (the "Suspension Date") that (i) the Fixed Rate Securities have an Investment Grade Rating from both of the Rating Agencies, and (ii) no Default has occurred and is continuing under the Indenture, the Company and its Restricted Subsidiaries will not be subject to Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.11 and Section 5.01(3) (collectively, the "Suspended Covenants") of the Indenture. In addition, the Company may elect to suspend the Subsidiary Guarantees, and the Company may also elect to release any or all of the Collateral from the Liens securing the Fixed Rate Securities and Subsidiary Guarantees. Upon and following any Reversion Date, the Company and its Restricted Subsidiaries shall again be subject to the Suspended Covenants with respect to future events, the Subsidiary Guarantees shall be reinstated and any Collateral that was released from Liens securing the Fixed Rate Securities and Subsidiary Guarantees, as well as any Collateral acquired since the Suspension Date, shall be restored and pledged to secure the Fixed Rate Securities and the Subsidiary Guarantees, as applicable.

6

5. Guarantee

            The payment by the Company of the principal of, and premium and interest on, the Fixed Rate Securities is fully and unconditionally guaranteed on a joint and several senior secured basis by each of the Grantor Subsidiary Guarantors and on a senior unsecured basis by each other Subsidiary Guarantor, in each case, to the extent set forth in the Indenture and the Security Documents. The precise terms of the Guarantee of the Fixed Rate Securities and the Guaranteed Obligations of the Subsidiary Guarantors are expressly set forth in Article 10 of the Indenture.

6. Optional Redemption

            Except as set forth below in this paragraph 5 the Company will not be entitled to redeem the Fixed Rate Securities.

            After March 1, 2008, the Company may redeem the Fixed Rate Securities, in whole or in part, on not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12 month period commencing on March 1 of the years set forth below:

                                         Redemption
Year                                       Price
----                                     ----------
2008.................................        105.50%
2009.................................        102.75%
2010.................................       100.000%

            In addition, prior to March 1, 2007, the Company may, on one or more occasions, redeem up to a maximum of 35% of the original aggregate principal amount of the Fixed Rate Securities (calculated giving effect to any issuance of Additional Fixed Rate Securities) with the Net Cash Proceeds of one or more Public Equity Offerings by the Company, at a redemption price equal to 111.00% of the principal amount thereof, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that (1) at least 65% of the original aggregate principal amount of the Fixed Rate Securities (calculated giving effect to any issuance of Additional Fixed Rate Securities) remains outstanding after giving effect to any such redemption and (2) any such redemption by the Company is made within 90 days after the closing of such Public Equity Offering and is made in accordance with certain procedures set forth in the Indenture.

            In addition, prior to March 1, 2008, the Company may at its option redeem the Fixed Rate Securities, in whole or in part, at a redemption price equal to 100% of the principal amount of the Fixed Rate Securities plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). Notice of such redemption must be

7

mailed by first-class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to the redemption date.

            "Applicable Premium" means, with respect to a Fixed Rate Security at any redemption date, the greater of (1) 1.00% of the principal amount of such Fixed Rate Security and (2) the excess of (A) the present value at such redemption date of (i) the redemption price of such Security on March 1, 2008 (such redemption price being described in the first paragraph in this section exclusive of any accrued interest), plus (ii) all required remaining scheduled interest payments due on such Fixed Rate Security through March 1, 2008 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such note on such redemption date.

            "Adjusted Treasury Rate" means, with respect to any redemption date,
(1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after March 1, 2008, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, in each case of (1) and (2), plus 0.50%.

            "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Fixed Rate Securities from the redemption date to March 1, 2008, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of U.S. Dollar denominated corporate debt securities of a maturity most nearly equal to March 1, 2008.

            "Comparable Treasury Price" means, with respect to any redemption date, if clause (2) of the Adjusted Treasury Rate is applicable, the average of three, or if not possible, such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date.

            "Quotation Agent" means the Reference Treasury Dealer selected by the Trustee after consultation with the Company.

            "Reference Treasury Dealer" means J.P. Morgan Securities Inc. and its successors and assigns and two other nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.

8

            "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

7. Sinking Fund

            The Fixed Rate Securities are not subject to any sinking fund.

8. Notice of Redemption

            Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Fixed Rate Securities to be redeemed at his, her or its registered address. Fixed Rate Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Fixed Rate Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Fixed Rate Securities (or such portions thereof) called for redemption.

9. Repurchase of Fixed Rate Securities at the Option of Holders

            Upon a Change of Control, any Holder of Fixed Rate Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Fixed Rate Securities of such Holder at a purchase price equal to 101% of the principal amount of the Fixed Rate Securities to be repurchased plus accrued and unpaid interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

            In accordance with Section 4.06 of the Indenture, the Company will be required to offer to purchase Fixed Rate Securities upon the occurrence of certain events.

10. Denominations; Transfer; Exchange

            The Fixed Rate Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Fixed Rate Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Fixed Rate Securities selected for redemption (except, in the case of a Fixed Rate Security to be redeemed in part, the portion of the Fixed Rate Security not to be redeemed) or to transfer or exchange any Fixed Rate Securities for a period of 15 days prior to a selection of Securities to be redeemed or for a period of 15 days prior to an interest payment date.

9

11. Persons Deemed Owners

            Except as provided in paragraph 2 hereof, the registered Holder of this Fixed Rate Security may be treated as the owner of it for all purposes.

12. Unclaimed Money

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

13. Discharge and Defeasance

            Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Fixed Rate Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, and interest on the Fixed Rate Securities to redemption, or maturity, as the case may be.

14. Amendment, Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of all of the Securities then outstanding voting as a single class and (ii) any Default may be waived with the written consent of the Holders of at least a majority in principal amount of all of the Securities then outstanding voting as a single class; provided, however, that if any amendment, waiver or other modification will affect only the Fixed Rate Securities, only the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Fixed Rate Securities (and not the consent of the Holders of at least a majority in aggregate principal amount of all Securities) shall be required.

            Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Guarantors and the Trustee may amend the Indenture or the Fixed Rate Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to provide for the assumption by a successor corporation of the obligations of the Company under the Indenture in compliance with Article 5 of the Indenture; (iii) to provide for uncertificated Fixed Rate Securities in addition to or in place of certificated Fixed Rate Securities;
(iv) to add Guarantees with respect to the Fixed Rate Securities or to confirm and evidence the release, termination or discharge of any such Guarantee or security when such release, termination or discharge is permitted under the Indenture; (v) to add additional covenants or to surrender rights and powers conferred on the Company; (vi) to make any change that does not adversely affect the rights of any Holder in any material respect, subject to the provisions of the Indenture; (vii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (viii) to make any amendment to provisions of the Indenture relating to form, authentication, transfer and legending of Securities; provided, however, that compliance with the Indenture as so amended would not result in Securities being transferred in violation of the Securities Act; (ix) to provide for the addition of Collateral permitted under the terms of the

10

Indenture or any Security Document; or (x) to provide for the issuance of the Exchange Fixed Rate Securities or Additional Fixed Rate Securities in accordance with the terms of the Indenture.

15. Defaults and Remedies

            An "Event of Default" occurs if: (i) the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for 30 days; (ii) the Company defaults in the payment of principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption or required repurchase, upon declaration of acceleration or otherwise; (iii) the Company or any Subsidiary Guarantor fails to comply with its obligations under Section 5.01 of the Indenture; (iv) the Company or any Restricted Subsidiary fails to comply with Section 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12 or 4.13 of the Indenture (in each case, other than a failure to purchase Securities) or Section 4.09 of the Collateral Agreement and such failure continues for 30 days after the notice from the Trustee or the Holders specified below; (v) the Company or any Restricted Subsidiary fails to comply with its agreements contained in the Securities, the Indenture or the Security Documents (other than those referred to in clauses (i), (ii), (iii) or (iv) above) and such failure continues for 60 days after the notice from the Trustee or the Holders specified below; (vi) the Company or any Restricted Subsidiary fails to pay any Indebtedness (other than Indebtedness owing to the Company or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $50,000,000 or its foreign currency equivalent; (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary under Sections 6.01(7) and (8) of the Indenture; (viii) any final and nonappealable judgment or decree (not covered by insurance) for the payment of money in excess of $50,000,000 or its foreign currency equivalent (treating any deductibles, self-insurance or retention as not so covered) is rendered against the Company or a Significant Subsidiary and such final judgment or decree remains outstanding and is not satisfied, discharged or waived within a period of 60 days following such judgment; (ix) any Subsidiary Guarantee ceases to be in full force and effect in all material respects (except as contemplated by the terms thereof) or any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor's obligations under the Indenture or any Subsidiary Guarantee and such Default continues for 10 days after receipt of the notice specified below; or (x)(A) the Company or any Subsidiary Guarantor repudiates or disaffirms its obligations under any of the Security Documents, (B) the determination in a judicial proceeding that any of the Security Documents is unenforceable or invalid against the Company or any Subsidiary Guarantor for any reason with respect to any material portion of the Collateral or (C) any Security Document shall cease to be in full force and effect (other than in accordance with the terms of the applicable Security Document and the Indenture), or cease to be effective to grant the Trustee a perfected Lien on the Collateral with the priority purported to be created thereby, in each case under Section 6.01(11)(C) of the Indenture, with respect to any material portion of the Collateral.

            The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether such Event of Default is voluntary or involuntary or is effected by

11

operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

            Notwithstanding the foregoing, a default under clause (iv), (v),
(vi), (viii) or (ix) (only with respect to any Subsidiary Guarantor that is not a Significant Subsidiary) shall not constitute an Event of Default until the Trustee notifies the Company or the Holders of at least 25% (or, in the case of a default under clause (iv) relating to a failure to comply with Section 4.06 or
4.08 of the Indenture, the lesser of 25% and $100 million) in principal amount of the outstanding Securities notify the Company and the Trustee of the default and the Company or the Subsidiary Guarantor, as applicable, does not cure such default within any applicable time specified in clause (iv), (v), (vi), (viii) or (ix) hereof after receipt of such notice.

            If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Trustee or the Holders of at least 25% in principal amount of all of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

16. Security

            The Fixed Rate Securities will be secured by a security interest in the Collateral, as described and defined in the Indenture, the Security Documents and Intercreditor Agreement.

            The Collateral Agent holds the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the Indenture, the Security Documents and the Intercreditor Agreement. Each Holder, by accepting this Security, consents and agrees to the terms of the Indenture, the Security Documents (including the provisions providing for the foreclosure and release of Collateral) and the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Trustee and the Collateral Agent to enter into the Security Documents and the Intercreditor Agreement, and to perform their obligations and exercise their rights thereunder in accordance therewith.

            Initially, Wilmington Trust Company will act as Collateral Agent.

17. Trustee Dealings with the Company

            Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Fixed Rate Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

12

18. No Recourse Against Others

            A director, officer, employee or shareholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Fixed Rate Securities or the Indenture or of such Subsidiary Guarantor under its Subsidiary Guarantee, the Security Documents or the Intercreditor Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Fixed Rate Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Fixed Rate Securities.

19. Authentication

            This Fixed Rate Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Fixed Rate Security.

20. Abbreviations

            Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

21. Governing Law

            THIS FIXED RATE SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

22. CUSIP Numbers and ISINs

            The Company has caused CUSIP numbers and ISINs to be printed on the Securities and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Fixed Rate Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            THE COMPANY WILL FURNISH TO ANY HOLDER OF FIXED RATE SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS FIXED RATE SECURITY.

13

                                 ASSIGNMENT FORM

To assign this Fixed Rate Security, fill in the form below:

I or we assign and transfer this Fixed Rate Security to

      (Print or type assignee's name, address and zip code)

      (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint         agent to transfer this Fixed Rate Security on
the books of the Company. The agent may substitute another to act for him.

____________________________________________________________

Date: ________________ Your Signature: _____________________

____________________________________________________________
Sign exactly as your name appears on the other side of this Fixed Rate Security.

14

          CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
                         TRANSFER RESTRICTED SECURITIES

This certificate relates to $____________ principal amount of Fixed Rate Securities, CUSIP_________, held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

- has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Fixed Rate Security held by the Depository a Fixed Rate Security or Fixed Rate Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Fixed Rate Security (or the portion thereof indicated above);

- has requested the Trustee by written order, in exchange for its Definitive Securities, to credit the participant account of the Depository specified by the Holder with a beneficial interest in the Global Fixed Rate Security held by the Depository in an aggregate principal amount equal to the principal amount represented by its Definitive Securities (or the portion thereof indicated above);

- has requested the Trustee by written order to exchange or register the transfer of a Fixed Rate Security or Fixed Rate Securities.

In connection with any transfer of any of the Fixed Rate Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Fixed Rate Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

      (1)   -     to the Company; or

      (2)   -     to the Registrar for registration in the name of the Holder, without transfer; or

      (3)   -     pursuant to an effective registration statement under the
                  Securities Act of 1933; or

      (4)   -     inside the United States to a "qualified institutional buyer"
                  (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

15

      (5)   -     outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

      (6)   -     to an institutional "accredited investor" (as defined in Rule
                  501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

      (7)   -     pursuant to another available exemption from registration
                  provided by Rule 144 under the Securities Act of 1933.

      Unless one of the boxes is checked, the Trustee will refuse to register any of the Fixed Rate Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Fixed Rate Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

                                                  __________________________
                                                  Your Signature

Signature Guarantee:

Date: ___________________                    ____________________________
Signature must be guaranteed                    Signature of Signature
by a participant in a                           Guarantee
recognized signature guaranty
medallion program or other
signature guarantor acceptable
to the Trustee

___________________________________________________________

              TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

            The undersigned represents and warrants that it is purchasing this Fixed Rate Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ________________             ______________________________
                                        NOTICE: To be executed by
                                             an executive officer

16

                           TRANSFEREE CERTIFICATE(2)

            The undersigned represents and warrants to the transferor and the Company that:

            (a) the undersigned is (i) a sophisticated institutional investor and has such knowledge and experience in financial and business matters and expertise in assessing credit risk, (ii) capable of evaluating the merits, risks and suitability of investing in this Fixed Rate Security; (iii) relying exclusively on its sources of information and credit analysis with respect to this Fixed Rate Security and (iv) able to bear the economic risks of, and an entire loss of, its investment in this Fixed Rate Security;

            (b) neither the transferor nor any of its affiliates has provided the undersigned with any information or advice with respect to this Security and
(ii) neither the transferor nor any of its affiliates has made or makes any representation as to the credit quality of this Fixed Rate Security or the Company;

            (c) the undersigned has determined, or will determine, based on its own independent review and such professional advice as it has deemed, or will deem, appropriate under the circumstances, that its acquisition of this Fixed Rate Security (i) is fully consistent with its (or if the undersigned is acquiring this Fixed Rate Security in a fiduciary capacity, the beneficiary's) financial need, objectives and condition, (ii) complies and is fully consistent with all investment policies, guidelines and restrictions applicable to the undersigned (whether acquiring this Fixed Rate Security as principal or in a fiduciary capacity), and (iii) is a proper and suitable investment for the undersigned (or if the undersigned is acquiring this Fixed Security in a fiduciary capacity, for the beneficiary), notwithstanding the clear and substantial risks inherent in investing in or holding this Fixed Rate Security; and

            (d) the undersigned has not relied on the transferor or any of its affiliates in connection with its determination as to the legality of its acquisition of this Fixed Rate Security or as to the other matters referred to in clause (c) above.

Dated: _________________          _______________________________________
                                  NOTICE: To be executed by an executive officer

----------------
(2) To be delivered by transferees upon transfer of transfer restricted securities prior to the Rule 144A Availability Date.

17

                [TO BE ATTACHED TO GLOBAL FIXED RATE SECURITIES]

        SCHEDULE OF INCREASES OR DECREASES IN GLOBAL FIXED RATE SECURITY

            The initial principal amount of this Global Fixed Rate Security is $[ ]. The following increases or decreases in this Global Fixed Rate Security have been made:

                                                                        Principal amount of this
              Amount of decrease in         Amount of increase in       Global Fixed Rate Security    Signature of authorized
Date of     Principal  Amount of this      Principal Amount of this     following such decrease or    signatory of Trustee or
Exchange    Global Fixed Rate Security    Global Fixed Rate Security             increase              Securities Custodian

18

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Fixed Rate Security purchased by the Company pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, check the box:

                        Asset Sale - Change of Control -

            If you want to elect to have only part of this Fixed Rate Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount ($1,000 or an integral multiple thereof):

$

Date: __________________ Your Signature: __________________

(Sign exactly as your name appears on the other side of the Fixed Rate Security)

Signature Guarantee:_______________________________________

            Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

                 [FORM OF FACE OF EXCHANGE FIXED RATE SECURITY]

                           [Global Securities Legend]

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No. Fi-                                                              $__________

                        11% Senior Secured Note due 2011

                                                          CUSIP No. ____________
                                                           ISIN No. ____________

            THE GOODYEAR TIRE & RUBBER COMPANY, an Ohio corporation, promises to
pay to Cede & Co., or registered assigns, the principal sum [of $         ]
[listed on the Schedule of Increases or Decreases in Global Fixed Rate Security attached hereto](3) on March 1, 2011.

         Interest Payment Dates: March 1 and September 1, commencing September 1, 2004

Record Dates: February 15 and August 15

----------------
(3) Use the Schedule of Increases and Decreases language if Note is in Global Form.

            Additional provisions of this Security are set forth on the other side of this Security.

            IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                            THE GOODYEAR TIRE & RUBBER
                                            COMPANY,

                                            by __________________________
                                               Name:
                                               Title:

                                            by __________________________
                                               Name:
                                               Title:

Dated:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

WELLS FARGO BANK, N.A.,

      as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By: _________________________
      Authorized Signatory

-------------------
*/ If the Fixed Rate Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit 1b captioned "TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL FIXED RATE SECURITY".

             [FORM OF REVERSE SIDE OF EXCHANGE FIXED RATE SECURITY]

                        11% Senior Secured Note due 2011

1. Interest

            (a) THE GOODYEAR TIRE & RUBBER COMPANY, an Ohio corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Fixed Rate Security at the rate per annum shown above. The Company shall pay interest semiannually on March 1 and September 1 of each year. Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from March 12, 2004 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Fixed Rate Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

            (b) Additional Interest--Perfection With respect to that portion of the Collateral consisting of Capital Stock of certain of the Company's Foreign Subsidiaries (as required by the Security Documents), within 120 days after the Closing Date (or, in the case of Goodyear Thailand and Goodyear Brazil, such longer period as may be reasonable under the circumstances), the Company shall deliver or cause to be delivered to the Trustee evidence satisfactory to the Trustee that the security interests granted to the Trustee for the benefit of the Holders of the Fixed Rate Securities have been perfected under applicable foreign law in favor of the Holders of the Fixed Rate Securities and all related filing fees, taxes and other amounts have been paid. In the event that the Company has not provided evidence of such perfection (a "Perfection Non-compliance"), the Company shall pay additional cash interest on the Fixed Rate Securities at a rate of 1.0% per annum for the period commencing on the first date of a Perfection Non-compliance and ending on the date all Perfection Non-compliance has been cured; provided that the annual interest rate borne by the Fixed Rate Securities will be increased by an additional 0.25% per annum every 90 days, up to a maximum of 2.0% per annum, until the Perfection Non-compliance has been cured; provided further that if the annual interest rate borne by the Fixed Rate Securities has been increased by 2.0% per annum due to a Perfection Non-compliance, the annual interest rate borne by the Fixed Rate Securities shall be permanently increased by 0.25% per annum upon curing of all such Perfection Non-compliance. The Company shall not be required to comply with any of the obligations set forth in this provision during any Suspension Period and no additional interest shall accrue on the Fixed Rate Securities pursuant to this provision during any such Suspension Period.

            All accrued additional interest shall be paid to Holders in the same manner as interest payments on the Fixed Rate Securities on semi-annual payment dates which correspond to interest payment dates for the Fixed Rate Securities. Following the cure of all outstanding Perfection Failures or during any Suspension Period, the accrual of additional interest shall cease. The Trustee shall have no responsibility with respect to the determination of the amount of any such additional interest.

            (c) Additional Interest--General All references to payments of interest include payments of additional interest, if any.

2. Method of Payment

            The Company shall pay interest on the Fixed Rate Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the February 15 or August 15 next preceding the interest payment date even if Fixed Rate Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Fixed Rate Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Fixed Rate Securities represented by a Global Fixed Rate Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor Depository. The Company will make all payments in respect of a certificated Fixed Rate Security (including principal, premium, if any, and interest), at the office of the Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a Fixed Rate Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States of America if such Holder has elected payment by wire transfer by providing written wire instructions to the Trustee or the Paying Agent on or after the Closing Date but, in any event, no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

            Initially, Wells Fargo Bank, N.A., a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4. Indenture

            The Company issued the Fixed Rate Securities under an Indenture dated as of March 12, 2004 (the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Fixed Rate Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Fixed Rate Securities are subject to all terms and provisions of the

Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

            The Fixed Rate Securities are senior secured obligations of the Company. This Fixed Rate Security is one of the Exchange Securities referred to in the Indenture. The Fixed Rate Securities include the Initial Fixed Rate Securities and the Exchange Fixed Rate Securities issued in exchange for Initial Fixed Rate Securities pursuant to the Indenture and the Registration Rights Agreement. The Initial Fixed Rate Securities, the Exchange Fixed Rate Securities and all other Securities (including the Floating Rate Securities) are treated as a single class of securities under the Indenture; provided, however, that in respect of any amendment, waiver, other modification or optional redemption by the Company that affects only the Fixed Rate Securities or the Floating Rate Securities, as the case may be, such affected series of Securities is treated as a single class under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, sell assets, including shares of capital stock of Restricted Subsidiaries, enter into or permit certain transactions with Affiliates and create or incur Liens. The Indenture also imposes limitations on the ability of the Company and each Subsidiary Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

            Following the first day (the "Suspension Date") that (i) the Fixed Rate Securities have an Investment Grade Rating from both of the Rating Agencies, and (ii) no Default has occurred and is continuing under the Indenture, the Company and its Restricted Subsidiaries will not be subject to Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.11 and Section 5.01(3) (collectively, the "Suspended Covenants") of the Indenture. In addition, the Company may elect to suspend the Subsidiary Guarantees, and the Company may also elect to release any or all of the Collateral from the Liens securing the Fixed Rate Securities and Subsidiary Guarantees. Upon and following any Reversion Date, the Company and its Restricted Subsidiaries shall again be subject to the Suspended Covenants with respect to future events, the Subsidiary Guarantees shall be reinstated and any Collateral that was released from Liens securing the Fixed Rate Securities and Subsidiary Guarantees, as well as any Collateral acquired since the Suspension Date, shall be restored and pledged to secure the Fixed Rate Securities and the Subsidiary Guarantees, as applicable.

5. Guarantee

            The payment by the Company of the principal of, and premium and interest on, the Fixed Rate Securities is fully and unconditionally guaranteed on a joint and several senior secured basis by each of the Grantor Subsidiary Guarantors and on a senior unsecured basis by each other Subsidiary Guarantor, in each case, to the extent set forth in the Indenture and the Security Documents. The precise terms of the Guarantee of the Fixed Rate Securities and the Guaranteed Obligations of the Subsidiary Guarantors are expressly set forth in Article 10 of the Indenture.

6. Optional Redemption

            Except as set forth below in this paragraph 5 the Company will not be entitled to redeem the Fixed Rate Securities.

            After March 1, 2008, the Company may redeem the Fixed Rate Securities, in whole or in part, on not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12 month period commencing on March 1 of the years set forth below:

                                           Redemption
Year                                         Price
----                                       ----------
2008...................................        105.50%
2009...................................        102.75%
2010...................................       100.000%

            In addition, prior to March 1, 2007, the Company may, on one or more occasions, redeem up to a maximum of 35% of the original aggregate principal amount of the Fixed Rate Securities (calculated giving effect to any issuance of Additional Fixed Rate Securities) with the Net Cash Proceeds of one or more Public Equity Offerings by the Company, at a redemption price equal to 111.00% of the principal amount thereof, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that (1) at least 65% of the original aggregate principal amount of the Securities (calculated giving effect to any issuance of Additional Fixed Rate Securities) remains outstanding after giving effect to any such redemption and (2) any such redemption by the Company is made within 90 days after the closing of such Public Equity Offering and is made in accordance with certain procedures set forth in the Indenture.

            In addition, prior to March 1, 2008, the Company may at its option redeem the Fixed Rate Securities, in whole or in part, at a redemption price equal to 100% of the principal amount of the Fixed Rate Securities plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). Notice of such redemption must be mailed by first-class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to the redemption date.

            "Applicable Premium" means, with respect to a Fixed Rate Security at any redemption date, the greater of (1) 1.00% of the principal amount of such Fixed Rate Security and (2) the excess of (A) the present value at such redemption date of (i) the redemption price of such Fixed Rate Security on March 1, 2008 (such redemption price being described in the first paragraph in this section exclusive of any accrued interest), plus (ii) all required remaining scheduled interest payments due on such Security through March 1, 2008 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such note on such redemption date.

            "Adjusted Treasury Rate" means, with respect to any redemption date,
(1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after March 1, 2008, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, in each case of (1) and (2), plus 0.50%.

            "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the from the redemption date to March 1, 2008, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of U.S. Dollar denominated corporate debt securities of a maturity most nearly equal to March 1, 2008.

            "Comparable Treasury Price" means, with respect to any redemption date, if clause (2) of the Adjusted Treasury Rate is applicable, the average of three, or if not possible, such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date.

            "Quotation Agent" means the Reference Treasury Dealer selected by the Trustee after consultation with the Company.

            "Reference Treasury Dealer" means J.P. Morgan Securities Inc. and its successors and assigns and two other nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.

            "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such

Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

7. Sinking Fund

            The Fixed Rate Securities are not subject to any sinking fund.

8. Notice of Redemption

            Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Fixed Rate Securities to be redeemed at his, her or its registered address. Fixed Rate Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Fixed Rate Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Fixed Rate Securities (or such portions thereof) called for redemption.

9. Repurchase of Securities at the Option of Holders

            Upon a Change of Control, any Holder of Fixed Rate Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Fixed Rate Securities of such Holder at a purchase price equal to 101% of the principal amount of the Fixed Rate Securities to be repurchased plus accrued and unpaid interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

            In accordance with Section 4.06 of the Indenture, the Company will be required to offer to purchase Fixed Rate Securities upon the occurrence of certain events.

10. Denominations; Transfer; Exchange

            The Fixed Rate Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Fixed Rate Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Fixed Rate Securities selected for redemption (except, in the case of a Fixed Rate Security to be redeemed in part, the portion of the Fixed Rate Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Fixed Rate Securities to be redeemed or for a period of 15 days prior to an interest payment date.

11. Persons Deemed Owners

            Except as provided in paragraph 2 hereof, the registered Holder of this Fixed Rate Security may be treated as the owner of it for all purposes.

12. Unclaimed Money

            If money for the payment of principal, interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

13. Discharge and Defeasance

            Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Fixed Rate Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, and interest on the Fixed Rate Securities to redemption, or maturity, as the case may be.

14. Amendment, Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of all of the Securities then outstanding voting as a single class and (ii) any Default may be waived with the written consent of the Holders of at least a majority in principal amount of all of the Securities then outstanding voting as a single class; provided, however, that if any amendment, waiver or other modification will affect only the Fixed Rate Securities, only the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Fixed Rate Securities (and not the consent of the Holders of at least a majority in aggregate principal amount of all Securities) shall be required.

            Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Guarantors and the Trustee may amend the Indenture or the Fixed Rate Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to provide for the assumption by a successor corporation of the obligations of the Company under the Indenture in compliance with Article 5 of the Indenture; (iii) to provide for uncertificated Fixed Rate Securities in addition to or in place of certificated Fixed Rate Securities;
(iv) to add Guarantees with respect to the Fixed Rate Securities or to confirm and evidence the release, termination or discharge of any such Guarantee or security when such release, termination or discharge is permitted under the Indenture; (v) to add additional covenants or to surrender rights and powers conferred on the Company; (vi) to make any change that does not adversely affect the rights of any Holder in any material respect, subject to the provisions of the Indenture; (vii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (viii) to make any amendment to provisions of the Indenture relating to form, authentication, transfer and legending of Securities; provided, however, that compliance with the Indenture as so amended would not result in Securities being transferred in violation of the Securities Act; (ix) to provide for the addition of Collateral permitted under the terms of the Indenture or any Security Document; or (x) to provide for the issuance of the Exchange Fixed Rate Securities or Additional Fixed Rate Securities in accordance with the terms of the Indenture.

15. Defaults and Remedies

            An "Event of Default" occurs if: (i) the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for 30 days; (ii) the Company defaults in the payment of principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption or required repurchase, upon declaration of acceleration or otherwise; (iii) the Company or any Subsidiary Guarantor fails to comply with its obligations under Section 5.01 of the Indenture; (iv) the Company or any Restricted Subsidiary fails to comply with Section 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12 or 4.13 of the Indenture (in each case, other than a failure to purchase Securities) or Section 4.09 of the Collateral Agreement and such failure continues for 30 days after the notice from the Trustee or the Holders specified below; (v) the Company or any Restricted Subsidiary fails to comply with its agreements contained in the Securities, the Indenture or the Security Documents (other than those referred to in clauses (i), (ii), (iii) or (iv) above) and such failure continues for 60 days after the notice from the Trustee or the Holders specified below; (vi) the Company or any Restricted Subsidiary fails to pay any Indebtedness (other than Indebtedness owing to the Company or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $50,000,000 or its foreign currency equivalent; (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary under Sections 6.01(7) and (8) of the Indenture; (viii) any final and nonappealable judgment or decree (not covered by insurance) for the payment of money in excess of $50,000,000 or its foreign currency equivalent (treating any deductibles, self-insurance or retention as not so covered) is rendered against the Company or a Significant Subsidiary and such final judgment or decree remains outstanding and is not satisfied, discharged or waived within a period of 60 days following such judgment; (ix) any Subsidiary Guarantee ceases to be in full force and effect in all material respects (except as contemplated by the terms thereof) or any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor's obligations under the Indenture or any Subsidiary Guarantee and such Default continues for 10 days after receipt of the notice specified below; or (x)(A) the Company or any Subsidiary Guarantor repudiates or disaffirms its obligations under any of the Security Documents, (B) the determination in a judicial proceeding that any of the Security Documents is unenforceable or invalid against the Company or any Subsidiary Guarantor for any reason with respect to any material portion of the Collateral or (C) any Security Document shall cease to be in full force and effect (other than in accordance with the terms of the applicable Security Document and the Indenture), or cease to be effective to grant the Trustee a perfected Lien on the Collateral with the priority purported to be created thereby, in each case under Section 6.01(11)(C) of the Indenture, with respect to any material portion of the Collateral.

            The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether such Event of Default is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

            Notwithstanding the foregoing, a default under clause (iv), (v),
(vi), (viii) or (ix) (only with respect to any Subsidiary Guarantor that is not a Significant Subsidiary) shall not constitute an Event of Default until the Trustee notifies the Company or the Holders of at least 25% (or, in the case of a default under clause (iv) relating to a failure to comply with Section 4.06 or
4.08 of the Indenture, the lesser of 25% and $100 million) in principal amount of the outstanding Securities notify the Company and the Trustee of the default and the Company or the Subsidiary Guarantor, as applicable, does not cure such default within any applicable time specified in clause (iv), (v), (vi), (viii) or (ix) hereof after receipt of such notice.

            If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Trustee or the Holders of at least 25% in principal amount of all of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

16. Security

            The Fixed Rate Securities will be secured by a security interest in the Collateral, as described and defined in the Indenture, the Security Documents and Intercreditor Agreement.

            The Collateral Agent hold the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the Indenture, the Security Documents and the Intercreditor Agreement. Each Holder, by accepting this Fixed Rate Security, consents and agrees to the terms of the Indenture, the Security Documents (including the provisions providing for the foreclosure and release of Collateral) and the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Trustee and the Collateral Agent to enter into the Security Documents and the Intercreditor Agreement, and to perform their obligations and exercise their rights thereunder in accordance therewith.

            Initially, Wilmington Trust Company will act as Collateral Agent.

17. Trustee Dealings with the Company

            Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Fixed Rate Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

18. No Recourse Against Others

            A director, officer, employee or shareholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Fixed Rate Securities or the Indenture or of such Subsidiary Guarantor under its Subsidiary Guarantee, the Security Documents or the Intercreditor Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Fixed Rate Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

19. Authentication

            This Fixed Rate Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Fixed Rate Security.

20. Abbreviations

            Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

21. Governing Law

            THIS FIXED RATE SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

22. CUSIP Numbers and ISINs

            The Company has caused CUSIP numbers and ISINs to be printed on the Fixed Rate Securities and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Fixed Rate Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            THE COMPANY WILL FURNISH TO ANY HOLDER OF FIXED RATE SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS FIXED RATE SECURITY.

                                 ASSIGNMENT FORM

To assign this Fixed Rate Security, fill in the form below:

I or we assign and transfer this Fixed Rate Security to

      (Print or type assignee's name, address and zip code)

      (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint          agent to transfer this Fixed Rate Security on
the books of the Company. The agent may substitute another to act for him.

____________________________________________________________

Date: ________________ Your Signature: _____________________

____________________________________________________________
Sign exactly as your name appears on the other side of this Fixed Rate Security. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

                [TO BE ATTACHED TO GLOBAL FIXED RATE SECURITIES]

             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL FIXED RATE
                                    SECURITY

            The initial principal amount of this Global Fixed Rate Security is $[ ]. The following increases or decreases in this Global Fixed Rate Security have been made:

                                                                        Principal amount of this
              Amount of decrease in         Amount of increase in       Global Fixed Rate Security    Signature of authorized
Date of     Principal  Amount of this      Principal Amount of this     following such decrease or    signatory of Trustee or
Exchange    Global Fixed Rate Security    Global Fixed Rate Security             increase              Securities Custodian

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Fixed Rate Security purchased by the Company pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, check the box:

                      Asset Sale [ ] Change of Control [ ]

            If you want to elect to have only part of this Fixed Rate Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount ($1,000 or an integral multiple thereof):

$

Date: __________________ Your Signature: __________________
(Sign exactly as your name appears on the other side of the Fixed Rate Security)

Signature Guarantee:_______________________________________
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

Exhibit 2a

                [FORM OF FACE OF INITIAL FLOATING RATE SECURITY]

 [Global Securities Legend to be placed on Global Securities after the Rule 144A
                               Availability Date]

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Securities Legend]

            THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

            THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE

OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) WHEN AND FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Each Definitive Floating Rate Security shall bear the following additional legend:

            IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

No. RF1-                                                             $__________

                   Senior Secured Floating Rate Note due 2011

                                                             CUSIP No. 382550AN1
                                                           ISIN No. US382550AN17

            THE GOODYEAR TIRE & RUBBER COMPANY, an Ohio corporation, promises to
pay to [        ], or registered assigns, the principal sum [of $      ] [listed
on the Schedule of Increases or Decreases in Global Floating Rate Security attached hereto](4) on March 1, 2011.

Interest Payment Dates: March 1 and September 1, commencing September 1, 2004

Record Dates: February 15 and August 15

--------------
(4) Use the Schedule of Increases and Decreases language if Note is in Global Form.

            Additional provisions of this Floating Rate Security are set forth on the other side of this Floating Rate Security.

            IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                           THE GOODYEAR TIRE & RUBBER
                                           COMPANY,

                                           by ______________________________
                                              Name:
                                              Title:

                                           by ______________________________
                                              Name:
                                              Title:

Dated:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

WELLS FARGO BANK, N.A.,

            as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By: ___________________________
       Authorized Signatory

--------------
*/ If the Floating Rate Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit 2a captioned "TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL FLOATING RATE SECURITY".

            [FORM OF REVERSE SIDE OF INITIAL FLOATING RATE SECURITY]

                   Senior Secured Floating Rate Note due 2011

1. Interest

            (a) THE GOODYEAR TIRE & RUBBER COMPANY, an Ohio corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Floating Rate Security at the rate per annum equal to the Applicable Floating Rate. The Applicable Floating Rate will be reset semiannually on March 1 and September 1 of each year. The Applicable Floating Rate for the first semi-annual period beginning March 12, 2004 will be 9.15%. The Company shall pay interest semiannually on March 1 and September 1 of each year. Interest on the Floating Rate Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from March 12, 2004 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Floating Rate Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

            "Applicable Floating Rate" means, for each semi-annual period during which any Floating Rate Security is outstanding subsequent to the initial semi-annual period, 800 basis points over the rate determined by the Company (notice of such rate to be sent to the Trustee by the Company on the date of determination thereof), equal to the British Bankers' Association LIBOR rate for deposits in U.S. dollars for a period of six months as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days immediately prior to the first day of such semi-annual period; provided, however, that, if no British Bankers' Association LIBOR rate is available to the Company, the Applicable Floating Rate for the relevant semi-annual period shall instead be at the rate at which J.P. Morgan Securities Ltd. or one of its affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market for a period of six months at approximately 11:00 a.m. (London time) two Business Days immediately prior to the first day of such semi-annual period, in amounts equal to $1,000,000. The semi-annual periods referred to in this definition shall commence on March 1 and September 1 of each year; provided, however, that the Applicable Floating Rate for the initial semi-annual period commencing upon original issuance of the Floating Rate Securities shall be 9.15%.

            The interest rate on the Floating Rate Securities will in no event be higher than the maximum rate permitted by New York law as the same may be modified by U.S. law of general application.

            (b) Additional Interest--Registration. The Holder of this Floating Rate Security is entitled to the benefits of a Registration Rights Agreement, dated as of March 12, 2004, among the Company, the Subsidiary Guarantors and certain purchasers of the Securities named therein (the "Registration Rights Agreement"). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Rights Agreement. Upon the occurrence of a Registration Default, the Company shall notify the Trustee of such Registration Default and pay additional interest to each Holder of Registrable Securities, during the period of such Registration Default in such amounts and subject to such limitations as set forth in the Registration Rights Agreement. All accrued additional interest shall be paid to Holders in the same manner as interest payments on the Floating Rate Securities on semi-annual payment dates which correspond to interest payment dates for the Floating Rate Securities. Following the cure of all outstanding Registration Defaults, the accrual of additional interest shall cease. The Trustee shall have no responsibility with respect to the determination of the amount of any such additional interest.

            (c) Additional Interest--Perfection With respect to that portion of the Collateral consisting of Capital Stock of certain of the Company's Foreign Subsidiaries (as required by the Security Documents), within 120 days after the Closing Date (or, in the case of Goodyear Thailand and Goodyear Brazil, such longer period as may be reasonable under the circumstances), the Company shall deliver or cause to be delivered to the Trustee evidence satisfactory to the Trustee that the security interests granted to the Trustee for the benefit of the Holders of the Floating Rate Securities have been perfected under applicable foreign law in favor of the Holders of the Floating Rate Securities and all related filing fees, taxes and other amounts have been paid. In the event that the Company has not provided evidence of such perfection (a "Perfection Non-compliance"), the Company shall pay additional cash interest on the Floating Rate Securities at a rate of 1.0% per annum for the period commencing on the first date of a Perfection Non-compliance and ending on the date all Perfection Non-compliance has been cured; provided that the annual interest rate borne by the Floating Rate Securities will be increased by an additional 0.25% per annum every 90 days, up to a maximum of 2.0% per annum, until the Perfection Non-compliance has been cured; provided further that if the annual interest rate borne by the Floating Rate Securities has been increased by 2.0% per annum due to a Perfection Non-compliance, the annual interest rate borne by the Floating Rate Securities shall be permanently increased by 0.25% per annum upon curing of all such Perfection Non-compliance. The Company shall not be required to comply with any of the obligations set forth in this provision during any Suspension Period and no additional interest shall accrue on the Floating Rate Securities pursuant to this provision during any such Suspension Period. All accrued additional interest shall be paid to Holders in the same manner as interest payments on the Fixed Rate Securities on semi-annual payment dates which correspond to interest payment dates for the Fixed Rate Securities. Following the cure of all outstanding Perfection Non-compliance or during any Suspension Period, the accrual of additional interest shall cease. The Trustee shall have no responsibility with respect to the determination of the amount of any such additional interest.

            (d) Additional Interest--General All references to payments of interest include payments of additional interest, if any.

2. Method of Payment

            The Company shall pay interest on the Floating Rate Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the February 15 or August 15 next preceding the interest payment date even if Floating Rate Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Floating Rate Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Floating Rate Securities represented by a Global Floating Rate Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor Depository. The Company will make all payments in respect of a certificated Floating Rate Security (including principal, premium, if any, and interest), at the office of the Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a Floating Rate Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States of America if such Holder has elected payment by wire transfer by providing written wire instructions to the Trustee or the Paying Agent on or after the Closing Date but, in any event, no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

            Initially, Wells Fargo Bank, N.A., a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4. Indenture

            The Company issued the Floating Rate Securities under an Indenture dated as of March 12, 2004 (the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Floating Rate Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Floating Rate Securities are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

            The Floating Rate Securities are senior secured obligations of the Company. This Floating Rate Security is one of the Initial Floating Rate Securities referred to in the Indenture. The Floating Rate Securities include the Initial Floating Rate

Securities and any Exchange Floating Rate Securities issued in exchange for Initial Floating Rate Securities pursuant to the Indenture and the Registration Rights Agreement. The Initial Floating Rate Securities, any Exchange Floating Rate Securities and all other Securities (including the Fixed Rate Securities) are treated as a single class of securities under the Indenture; provided, however, that in respect of any amendment, waiver, other modification or optional redemption by the Company that affects only the Fixed Rate Securities or the Floating Rate Securities, as the case may be, such affected series of Securities is treated as a single class under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, sell assets, including shares of capital stock of the Restricted Subsidiaries, enter into or permit certain transactions with Affiliates and create or incur Liens and make asset sales. The Indenture also imposes limitations on the ability of the Company and each Subsidiary Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

            Following the first day (the "Suspension Date") that (i) the Floating Rate Securities have an Investment Grade Rating from both of the Rating Agencies, and (ii) no Default has occurred and is continuing under the Indenture, the Company and its Restricted Subsidiaries will not be subject to Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.11 and Section 5.01(3) (collectively, the "Suspended Covenants") of the Indenture. In addition, the Company may elect to suspend the Subsidiary Guarantees, and the Company may also elect to release any or all of the Collateral from the Liens securing the Floating Rate Securities and Subsidiary Guarantees. Upon and following any Reversion Date, the Company and its Restricted Subsidiaries shall again be subject to the Suspended Covenants with respect to future events, the Subsidiary Guarantees shall be reinstated and any Collateral that was released from Liens securing the Floating Rate Securities and Subsidiary Guarantees, as well as any Collateral acquired since the Suspension Date, shall be restored and pledged to secure the Floating Rate Securities and the Subsidiary Guarantees, as applicable.

5. Guarantee

            The payment by the Company of the principal of, and premium and interest on, the Floating Rate Securities is fully and unconditionally guaranteed on a joint and several senior secured basis by each of the Grantor Subsidiary Guarantors and on a senior unsecured basis by each other Subsidiary Guarantor, in each case, to the extent set forth in the Indenture and the Security Documents. The precise terms of the Guarantee of the Floating Rate Securities and the Guaranteed Obligations of the Subsidiary Guarantors are expressly set forth in Article 10 of the Indenture.

6. Optional Redemption

            Except as set forth below in this paragraph 5 the Company will not be entitled to redeem the Floating Rate Securities.

            After March 1, 2008, the Company may redeem the Floating Rate Securities, in whole or in part, on not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12 month period commencing on March 1 of the years set forth below:

                                            Redemption
Year                                          Price
----                                        ----------
2008....................................        104.00%
2009....................................        102.00%
2010....................................       100.000%

            In addition, prior to March 1, 2007, the Company may, on one or more occasions, redeem up to a maximum of 35% of the original aggregate principal amount of the Floating Rate Securities (calculated giving effect to any issuance of Additional Floating Rate Securities) with the Net Cash Proceeds of one or more Public Equity Offerings by the Company, at a redemption price equal to the principal amount thereof multiplied by the sum of (a) 100.00% plus (b) the Applicable Floating Rate in effect on the date on which the redemption notice is given, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that (1) at least 65% of the original aggregate principal amount of the Floating Rate Securities (calculated giving effect to any issuance of Additional Floating Rate Securities) remains outstanding after giving effect to any such redemption and
(2) any such redemption by the Company is made within 90 days after the closing of such Public Equity Offering and is made in accordance with certain procedures set forth in the Indenture.

7. Sinking Fund

            The Floating Rate Securities are not subject to any sinking fund.

8. Notice of Redemption

            Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Floating Rate Securities to be redeemed at his, her or its registered address. Floating Rate Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Floating Rate Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Floating Rate Securities (or such portions thereof) called for redemption.

9. Repurchase of Floating Rate Securities at the Option of Holders

            Upon a Change of Control, any Holder of Floating Rate Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Floating Rate Securities of such Holder at a purchase price equal to 101% of the principal amount of the Floating Rate Securities to be repurchased plus accrued and unpaid interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

            In accordance with Section 4.06 of the Indenture, the Company will be required to offer to purchase Floating Rate Securities upon the occurrence of certain events.

10. Denominations; Transfer; Exchange

            The Floating Rate Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Floating Rate Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Floating Rate Securities selected for redemption (except, in the case of a Floating Rate Security to be redeemed in part, the portion of the Floating Rate Security not to be redeemed) or to transfer or exchange any Floating Rate Securities for a period of 15 days prior to a selection of Floating Rate Securities to be redeemed or for a period of 15 days prior to an interest payment date.

11. Persons Deemed Owners

            Except as provided in paragraph 2 hereof, the registered Holder of this Floating Rate Security may be treated as the owner of it for all purposes.

12. Unclaimed Money

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

13. Discharge and Defeasance

            Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Floating Rate Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, and interest on the Floating Rate Securities to redemption, or maturity, as the case may be.

14. Amendment, Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding voting as a single class and (ii) any Default may be waived with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding voting as a single class; provided, however, that if any amendment, waiver or other modification will affect only the Floating Rate Securities, only the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Floating Rate Securities (and not the consent of the Holders of at least a majority in aggregate principal amount of all Securities) shall be required.

            Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Guarantors and the Trustee may amend the Indenture or the Floating Rate Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to provide for the assumption by a successor corporation of the obligations of the Company under the Indenture in compliance with Article 5 of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Floating Rate Securities;
(iv) to add Guarantees with respect to the Floating Rate Securities or to confirm and evidence the release, termination or discharge of any such Guarantee or security when such release, termination or discharge is permitted under the Indenture; (v) to add additional covenants or to surrender rights and powers conferred on the Company; (vi) to make any change that does not adversely affect the rights of any Holder in any material respect, subject to the provisions of the Indenture; (vii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; or (viii) to make any amendment to provisions of the Indenture relating to form, authentication, transfer and legending of Securities; provided, however, that compliance with the Indenture as so amended would not result in Securities being transferred in violation of the Securities Act; (ix) to provide for the addition of Collateral permitted under the terms of the Indenture or any Security Document; or (x) to provide for the issuance of the Exchange Floating Rate Securities or Additional Floating Rate Securities in accordance with the terms of the Indenture.

15. Defaults and Remedies

            An "Event of Default" occurs if: (i) the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for 30 days; (ii) the Company defaults in the payment of principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption or required repurchase, upon declaration of acceleration or otherwise; (iii) the Company or any Subsidiary Guarantor fails to comply with its obligations under Section 5.01 of the Indenture; (iv) the Company or any Restricted Subsidiary fails to comply with Section 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12 or 4.13 of
the Indenture (in each case, other than a failure to purchase Securities) or
Section 4.09 of the Collateral Agreement and such failure continues for 30 days after the notice from the Trustee or the Holders specified below; (v) the Company or any Restricted Subsidiary fails to comply with its agreements contained in the Securities, the Indenture or the Security Documents (other than those referred to in clauses (i), (ii), (iii) or (iv) above) and such failure continues for 60 days after the notice from the Trustee or the Holders specified below; (vi) the Company or any Restricted Subsidiary fails to pay any Indebtedness (other than Indebtedness owing to the Company or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $50,000,000 or its foreign currency equivalent; (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary under Section 6.01(7) and (8) of the Indenture; (viii) any final and nonappealable judgment or decree (not covered by insurance) for the payment of money in excess of $50,000,000 or its foreign currency equivalent (treating any deductibles, self-insurance or retention as not so covered) is rendered against the Company or a Significant Subsidiary and such final judgment or decree remains outstanding and is not satisfied, discharged or waived within a period of 60 days following such judgment; (ix) any Subsidiary Guarantee ceases to be in full force and effect in all material respects (except as contemplated by the terms thereof) or any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor's obligations under the Indenture or any Subsidiary Guarantee and such Default continues for 10 days after receipt of the notice specified below; or
(x)(A) the Company or any Subsidiary Guarantor repudiates or disaffirms its obligations under any of the Security Documents, (B) the determination in a judicial proceeding that any of the Security Documents is unenforceable or invalid against the Company or any Subsidiary Guarantor for any reason with respect to any material portion of the Collateral or (C) any Security Document shall cease to be in full force and effect (other than in accordance with the terms of the applicable Security Document and the Indenture), or cease to be effective to grant the Trustee a perfected Lien on the Collateral with the priority purported to be created thereby, in each case under Section 6.01(11)(C) of the Indenture, with respect to any material portion of the Collateral.

            The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether such Event of Default is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

            Notwithstanding the foregoing, a default under clause (iv), (v),
(vi), (viii) or (ix) (only with respect to any Subsidiary Guarantor that is not a Significant Subsidiary) shall not constitute an Event of Default until the Trustee notifies the Company or the Holders of at least 25% (or, in the case of a default under clause (iv) relating to a failure to comply with Section 4.06 or
4.08 of the Indenture, the lesser of 25% and $100 million) in principal amount of the outstanding Securities notify the Company and the Trustee of the default and the Company or the Subsidiary Guarantor, as applicable, does not cure such default within any applicable time specified in clause (iv), (v), (vi), (viii) or (ix) hereof after receipt of such notice.

            If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Trustee or the Holders of at least 25% in principal amount of all of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

16. Security

            The Floating Rate Securities will be secured by a security interest in the Collateral, as described and defined in the Indenture, the Security Documents and Intercreditor Agreement.

            The Collateral Agent holds the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the Indenture, the Security Documents and the Intercreditor Agreement. Each Holder, by accepting this Floating Rate Security, consents and agrees to the terms of the Indenture, the Security Documents (including the provisions providing for the foreclosure and release of Collateral) and the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Trustee and the Collateral Agent to enter into the Security Documents and the Intercreditor Agreement, and to perform their obligations and exercise their rights thereunder in accordance therewith.

            Initially, Wilmington Trust Company will act as Collateral Agent.

17. Trustee Dealings with the Company

            Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Floating Rate Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

18. No Recourse Against Others

            A director, officer, employee or shareholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Floating Rate Securities or the Indenture or of such Subsidiary Guarantor under its Subsidiary Guarantee, the Security Documents or the Intercreditor Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Floating Rate Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Floating Rate Securities.

19. Authentication

            This Floating Rate Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Floating Rate Security.

20. Abbreviations

            Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

21. Governing Law

            THIS FLOATING RATE SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

22. CUSIP Numbers and ISINs

            The Company has caused CUSIP numbers and ISINs to be printed on the Floating Rate Securities and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Floating Rate Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            THE COMPANY WILL FURNISH TO ANY HOLDER OF FLOATING RATE SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS FLOATING RATE SECURITY.

                                 ASSIGNMENT FORM

To assign this Floating Rate Security, fill in the form below:

I or we assign and transfer this Floating Rate Security to

      (Print or type assignee's name, address and zip code)

      (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint         agent to transfer this Floating Rate Security on
the books of the Company. The agent may substitute another to act for him.

____________________________________________________________

Date: ________________ Your Signature: _____________________

____________________________________________________________
Sign exactly as your name appears on the other side of this Floating Rate Security.

          CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
                         TRANSFER RESTRICTED SECURITIES

This certificate relates to $_________ principal amount of Floating Rate Securities CUSIP _____________, held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

[ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Floating Rate Security held by the Depository a Floating Rate Security or Floating Rate Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Floating Rate Security (or the portion thereof indicated above);

[ ] has requested the Trustee by written order, in exchange for its Definitive Securities, to credit the participant account of the Depository specified by the Holder with a beneficial interest in the Global Fixed Rate Security held by the Depository in an aggregate principal amount equal to the principal amount represented by its Definitive Securities (or the portion thereof indicated above);

[ ] has requested the Trustee by written order to exchange or register the transfer of a Floating Rate Security or Floating Rate Securities.

In connection with any transfer of any of the Floating Rate Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Floating Rate Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

      (1)   [ ]   to the Company; or

      (2)   [ ]   to the Registrar for registration in the name of the Holder, without transfer; or

      (3)   [ ]   pursuant to an effective registration statement under the
                  Securities Act of 1933; or

      (4)   [ ]   inside the United States to a "qualified institutional buyer"
                  (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

      (5)   [ ]   outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

      (6)   [ ]   to an institutional "accredited investor" (as defined in Rule
                  501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

      (7)   [ ]   pursuant to another available exemption from registration
                  provided by Rule 144 under the Securities Act of 1933.

      Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

                                                 ___________________________
                                                       Your Signature

Signature Guarantee:

Date: ___________________                _____________________________
Signature must be guaranteed                Signature of Signature
by a participant in a                       Guarantee
recognized signature guaranty
medallion program or other
signature guarantor acceptable
to the Trustee

____________________________________________________________

      TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

            The undersigned represents and warrants that it is purchasing this Floating Rate Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ________________             _______________________________
                                        NOTICE:  To be executed by
                                              an executive officer

                            TRANSFEREE CERTIFICATE(5)

            The undersigned represents and warrants to the transferor and the Company that:

            (a) the undersigned is (i) a sophisticated institutional investor and has such knowledge and experience in financial and business matters and expertise in assessing credit risk, (ii) capable of evaluating the merits, risks and suitability of investing in this Floating Rate Security; (iii) relying exclusively on its sources of information and credit analysis with respect to this Floating Rate Security and (iv) able to bear the economic risks of, and an entire loss of, its investment in this Floating Rate Security;

            (b) neither the transferor nor any of its affiliates has provided the undersigned with any information or advice with respect to this Floating Rate Security and (ii) neither the transferor nor any of its affiliates has made or makes any representation as to the credit quality of this Floating Rate Security or the Company;

            (c) the undersigned has determined, or will determine, based on its own independent review and such professional advice as it has deemed, or will deem, appropriate under the circumstances, that its acquisition of this Floating Rate Security (i) is fully consistent with its (or if the undersigned is acquiring this Floating Rate Security in a fiduciary capacity, the beneficiary's) financial need, objectives and condition, (ii) complies and is fully consistent with all investment policies, guidelines and restrictions applicable to the undersigned (whether acquiring this Floating Rate Security as principal or in a fiduciary capacity), and (iii) is a proper and suitable investment for the undersigned (or if the undersigned is acquiring this Floating Rate Security in a fiduciary capacity, for the beneficiary), notwithstanding the clear and substantial risks inherent in investing in or holding this Floating Rate Security; and

------------------
(5) To be delivered by transferees upon transfer of transfer restricted securities prior to the Rule 144A Availability Date.

            (d) the undersigned has not relied on the transferor or any of its affiliates in connection with its determination as to the legality of its acquisition of this Floating Rate Security or as to the other matters referred to in clause (c) above.

Dated: _________________          __________________________________________
                                  NOTICE: To be executed by an executive officer

               [TO BE ATTACHED TO GLOBAL FLOATING RATE SECURITIES]

           SCHEDULE OF INCREASES OR DECREASES IN GLOBAL FLOATING RATE
                                    SECURITY

            The initial principal amount of this Global Floating Rate Security
is $[     ]. The following increases or decreases in this Global Floating Rate
Security have been made:

              Amount of decrease in         Amount of increase in        Principal amount of this
            Principal Amount of this       Principal Amount of this        Global Floating Rate       Signature of authorized
Date of        Global Floating Rate          Global Floating Rate         Security following such     signatory of Trustee or
Exchange             Security                      Security                decrease or increase         Securities Custodian

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Floating Rate Security purchased by the Company pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, check the box:

                        Asset Sale [ ] Change of Control [ ]

            If you want to elect to have only part of this Floating Rate Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount ($1,000 or an integral multiple thereof):

$

Date: __________________ Your Signature: __________________
(Sign exactly as your name appears on the other side of the Floating Rate Security)

Signature Guarantee:_______________________________________

            Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

Exhibit 2b

                [FORM OF FACE OF EXCHANGE FLOATING RATE SECURITY]

                           [Global Securities Legend]

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

2

No. F1-                                                              $__________

                   Senior Secured Floating Rate Note due 2011

                                                          CUSIP No. ____________
                                                           ISIN No. ____________

            THE GOODYEAR TIRE & RUBBER COMPANY, an Ohio corporation, promises to
pay to Cede & Co., or registered assigns, the principal sum [of $         ]
[listed on the Schedule of Increases or Decreases in Global Floating Rate Security attached hereto](6) on March 1, 2011.

Interest Payment Dates: March 1 and September 1, commencing September 1, 2004

Record Dates: February 15 and August 15

------------------
(6) Use the Schedule of Increases and Decreases language if Note is in Global Form.

3

            Additional provisions of this Floating Rate Security are set forth on the other side of this Floating Rate Security.

            IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                                 THE GOODYEAR TIRE & RUBBER
                                                 COMPANY,

                                                 by __________________________
                                                    Name:
                                                    Title:

                                                 by __________________________
                                                    Name:
                                                    Title:

Dated:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

WELLS FARGO BANK, N.A.,

      as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By: __________________________________
          Authorized Signatory

-------------------
*/ If the Floating Rate Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit 2b captioned "TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL FLOATING RATE SECURITY".

4

            [FORM OF REVERSE SIDE OF EXCHANGE FLOATING RATE SECURITY]

                   Senior Secured Floating Rate Note due 2011

1. Interest

            (a) THE GOODYEAR TIRE & RUBBER COMPANY, an Ohio corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Floating Rate Security at the rate per annum equal to the Applicable Floating Rate. The Applicable Floating Rate will be reset semiannually on March 1 and September 1 of each year. The Applicable Floating Rate for the first semi-annual period beginning March 12, 2004 will be 9.15%. The Company shall pay interest semiannually on March 1 and September 1 of each year. Interest on the Floating Rate Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from March 12, 2004 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Floating Rate Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

            "Applicable Floating Rate means, for each semi-annual period during which any Floating Rate Security is outstanding subsequent to the initial semi-annual period, 800 basis points over the rate determined by the Company (notice of such rate to be sent to the Trustee by the company on the date of determination thereof), equal to the British Bankers' Association LIBOR rate for deposits in U.S. dollars for a period of six months as reported by any generally recognized financial information service as of 11:00 A.M. (London time) two Business Days immediately prior to the first day of such semi-annual period; provided, however, that, if no British Bankers' Association LIBOR rate is available to the Company, the Applicable Floating Rate for the relevant semi-annual period shall instead by at the rate at which J.P. Morgan Securities Ltd. or one of its affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market for a period of six months at approximately 11:00 a.m. (London time) two Business Days immediately prior to the first day of such semi-annual period, in amounts equal to $1,000,000. The semi-annual periods referred to in this definition shall commence on March 1 and September 1 of each year; provided, however, that the Applicable Floating Rate for the initial semi-annual period commencing upon original issuance of the Floating Rate Securities shall be 9.15%.

            The interest rate on the Floating Rate Securities will in no event be higher than the maximum rate permitted by New York law as the same may be modified by U.S. law of general application.

            (b) Additional Interest--Perfection With respect to that portion of the Collateral consisting of Capital Stock of certain of the Company's Foreign Subsidiaries (as required by the Security Documents), within 120 days after the Closing Date (or, in

5

the case of Goodyear Thailand and Goodyear Brazil, such longer period as may be reasonable under the circumstances), the Company shall deliver or cause to be delivered to the Trustee evidence satisfactory to the Trustee that the security interests granted to the Trustee for the benefit of the Holders of the Floating Rate Securities have been perfected under applicable foreign law in favor of the Holders of the Floating Rate Securities and all related filing fees, taxes and other amounts have been paid. In the event that the Company has not provided evidence of such perfection (a "Perfection Non-compliance"), the Company shall pay additional cash interest on the Floating Rate Securities at a rate of 1.0% per annum for the period commencing on the first date of a Perfection Non-compliance and ending on the date all Perfection Non-compliance has been cured; provided that the annual interest rate borne by the Floating Rate Securities will be increased by an additional 0.25% per annum every 90 days, up to a maximum of 2.0% per annum, until the Perfection Non-compliance has been cured; provided further that if the annual interest rate borne by the Floating Rate Securities has been increased by 2.0% per annum due to a Perfection Non-compliance, the annual interest rate borne by the Floating Rate Securities shall be permanently increased by 0.25% per annum upon curing of all such Perfection Non-compliance. The Company shall not be required to comply with any of the obligations set forth in this provision during any Suspension Period and no additional interest shall accrue on the Floating Rate Securities pursuant to this provision during any such Suspension Period. All accrued additional interest shall be paid to Holders in the same manner as interest payments on the Fixed Rate Securities on semi-annual payment dates which correspond to interest payment dates for the Fixed Rate Securities. Following the cure of all outstanding Perfection Non-compliance or during any Suspension Period, the accrual of additional interest shall cease. The Trustee shall have no responsibility with respect to the determination of the amount of any such additional interest.

            (c) Additional Interest--General All references to payments of interest include payments of additional interest, if any.

2. Method of Payment

            The Company shall pay interest on the Floating Rate Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the February 15 or August 15 next preceding the interest payment date even if Floating Rate Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Floating Rate Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Floating Rate Securities represented by a Global Floating Rate Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor Depository. The Company will make all payments in respect of a certificated Floating Rate Security (including principal, premium, if any, and interest), at the office of the Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a

6

Floating Rate Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States of America if such Holder has elected payment by wire transfer by providing written wire instructions to the Trustee or the Paying Agent on or after the Closing Date but, in any event, no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

            Initially, Wells Fargo Bank, N.A., a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4. Indenture

            The Company issued the Floating Rate Securities under an Indenture dated as of March 12, 2004 (the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Floating Rate Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Floating Rate Securities are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

            The Floating Rate Securities are senior secured obligations of the Company. This Floating Rate Security is one of the Exchange Floating Rate Securities referred to in the Indenture. The Floating Rate Securities include the Initial Floating Rate Securities and the Exchange Floating Rate Securities issued in exchange for Initial Floating Rate Securities pursuant to the Indenture and the Registration Rights Agreement. The Initial Floating Rate Securities, the Exchange Floating Rate Securities and all other Securities (including the Fixed Rate Securities) are treated as a single class of securities under the Indenture; provided, however, that in respect of any amendment, waiver, other modification or optional redemption by the Company that affects only the Fixed Rate Securities or the Floating Rate Securities, as the case may be, such affected series of Securities is treated as a single class under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, sell assets, including shares of capital stock of the Restricted Subsidiaries, enter into or permit certain transactions with Affiliates and create or incur Liens and make asset sales. The Indenture also imposes limitations on the ability of the Company and each Subsidiary Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

7

            Following the first day (the "Suspension Date") that (i) the Floating Rate Securities have an Investment Grade Rating from both of the Rating Agencies, and (ii) no Default has occurred and is continuing under the Indenture, the Company and its Restricted Subsidiaries will not be subject to Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.11 and Section 5.01(3) (collectively, the "Suspended Covenants") of the Indenture. In addition, the Company may elect to suspend the Subsidiary Guarantees, and the Company may also elect to release any or all of the Collateral from the Liens securing the Floating Rate Securities and Subsidiary Guarantees. Upon and following any Reversion Date, the Company and its Restricted Subsidiaries shall again be subject to the Suspended Covenants with respect to future events, the Subsidiary Guarantees shall be reinstated and any Collateral that was released from Liens securing the Floating Rate Securities and Subsidiary Guarantees, as well as any Collateral acquired since the Suspension Date, shall be restored and pledged to secure the Floating Rate Securities and the Subsidiary Guarantees, as applicable.

5. Guarantee

            The payment by the Company of the principal of, and premium and interest on, the Floating Rate Securities is fully and unconditionally guaranteed on a joint and several senior secured basis by each of the Grantor Subsidiary Guarantors and on a senior unsecured basis by each other Subsidiary Guarantor, in each case, to the extent set forth in the Indenture and the Security Documents. The precise terms of the Guarantee of the Floating Rate Securities and the Guaranteed Obligations of the Subsidiary Guarantors are expressly set forth in Article 10 of the Indenture.

6. Optional Redemption

            Except as set forth below in this paragraph 5 the Company will not be entitled to redeem the Floating Rate Securities.

            After March 1 2008, the Company may redeem the Floating Rate Securities, in whole or in part, on not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12 month period commencing on March 1 of the years set forth below:

                                          Redemption
Year                                        Price
----                                      ----------
2008..................................        102.00%
2009..................................        104.00%
2010..................................       100.000%

            In addition, prior to March 1, 2007, the Company may, on one or more occasions, redeem up to a maximum of 35% of the original aggregate principal amount of the Floating Rate Securities (calculated giving effect to any issuance of Additional

8

Floating Rate Securities) with the Net Cash Proceeds of one or more Public Equity Offerings by the Company, at a redemption price equal to the principal amount thereof multiplied by the sum of (a) 100.00% plus (b) the Applicable Floating Rate in effect on the date on which the redemption notice is given, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that (1) at least 65% of the original aggregate principal amount of the Floating Rate Securities (calculated giving effect to any issuance of Additional Floating Rate Securities) remains outstanding after giving effect to any such redemption and (2) any such redemption by the Company is made within 90 days after the closing of such Public Equity Offering and is made in accordance with certain procedures set forth in the Indenture.

7. Sinking Fund

            The Floating Rate Securities are not subject to any sinking fund.

8. Notice of Redemption

            Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Floating Rate Securities to be redeemed at his, her or its registered address. Floating Rate Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Floating Rate Securities (or such portions thereof) called for redemption.

9. Repurchase of Floating Rate Securities at the Option of Holders

            Upon a Change of Control, any Holder of Floating Rate Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Floating Rate Securities of such Holder at a purchase price equal to 101% of the principal amount of the Floating Rate Securities to be repurchased plus accrued and unpaid interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

            In accordance with Section 4.06 of the Indenture, the Company will be required to offer to purchase Floating Rate Securities upon the occurrence of certain events.

10. Denominations; Transfer; Exchange

            The Floating Rate Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Floating Rate Securities in accordance with the Indenture. Upon any transfer

9

or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Floating Rate Securities selected for redemption (except, in the case of a Floating Rate Security to be redeemed in part, the portion of the Floating Rate Security not to be redeemed) or to transfer or exchange any Floating Rate Securities for a period of 15 days prior to a selection of Floating Rate Securities to be redeemed or for a period of 15 days prior to an interest payment date.

11. Persons Deemed Owners

            Except as provided in paragraph 2 hereof, the registered Holder of this Floating Rate Security may be treated as the owner of it for all purposes.

12. Unclaimed Money

            If money for the payment of principal, interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

13. Discharge and Defeasance

            Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Floating Rate Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, and interest on the Floating Rate Securities to redemption, or maturity, as the case may be.

14. Amendment, Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding voting as a single class and (ii) any Default may be waived with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding voting as a single class; provided, however, that if any amendment, waiver or other modification will affect only the Floating Rate Securities, only the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Floating Rate Securities (and not the consent of the Holders of at least a majority in aggregate principal amount of all Securities) shall be required.

            Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Guarantors and the Trustee may amend the Indenture or the Floating Rate Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to provide for the assumption by a successor corporation of the obligations of the

10

Company under the Indenture in compliance with Article 5 of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Floating Rate Securities; (iv) to add Guarantees with respect to the Floating Rate Securities or to confirm and evidence the release, termination or discharge of any such Guarantee or security when such release, termination or discharge is permitted under the Indenture; (v) to add additional covenants or to surrender rights and powers conferred on the Company; (vi) to make any change that does not adversely affect the rights of any Holder in any material respect, subject to the provisions of the Indenture; (vii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; or (viii) to make any amendment to provisions of the Indenture relating to form, authentication, transfer and legending of Securities; provided, however, that compliance with the Indenture as so amended would not result in Securities being transferred in violation of the Securities Act; (ix) to provide for the addition of Collateral permitted under the terms of the Indenture or any Security Document; or (x) to provide for the issuance of the Exchange Floating Rate Securities or Additional Floating Rate Securities in accordance with the terms of the Indenture.

15. Defaults and Remedies

      An "Event of Default" occurs if: (i) the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for 30 days; (ii) the Company defaults in the payment of principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption or required repurchase, upon declaration of acceleration or otherwise; (iii) the Company or any Subsidiary Guarantor fails to comply with its obligations under Section 5.01 of the Indenture; (iv) the Company or any Restricted Subsidiary fails to comply with Section 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12 or 4.13 of the Indenture (in each case, other than a failure to purchase Securities) or Section 4.09 of the Collateral Agreement and such failure continues for 30 days after the notice from the Trustee or the Holders specified below; (v) the Company or any Restricted Subsidiary fails to comply with its agreements contained in the Securities, the Indenture or the Security Documents (other than those referred to in clauses (i), (ii), (iii) or (iv) above) and such failure continues for 60 days after the notice from the Trustee or the Holders specified below; (vi) the Company or any Restricted Subsidiary fails to pay any Indebtedness (other than Indebtedness owing to the Company or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $50,000,000 or its foreign currency equivalent; (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary under Section 6.01(7) and (8) of the Indenture; (viii) any final and nonappealable judgment or decree (not covered by insurance) for the payment of money in excess of $50,000,000 or its foreign currency equivalent (treating any deductibles, self-insurance or retention as not so covered) is rendered against the Company or a Significant Subsidiary and such final judgment or decree remains outstanding and is not satisfied, discharged or waived within a period of 60 days following such judgment; (ix) any Subsidiary Guarantee ceases to be in full force and effect in all material respects (except as contemplated by the terms thereof) or any

11

Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor's obligations under the Indenture or any Subsidiary Guarantee and such Default continues for 10 days after receipt of the notice specified below; or (x)(A) the Company or any Subsidiary Guarantor repudiates or disaffirms its obligations under any of the Security Documents, (B) the determination in a judicial proceeding that any of the Security Documents is unenforceable or invalid against the Company or any Subsidiary Guarantor for any reason with respect to any material portion of the Collateral or (C) any Security Document shall cease to be in full force and effect (other than in accordance with the terms of the applicable Security Document and the Indenture), or cease to be effective to grant the Trustee a perfected Lien on the Collateral with the priority purported to be created thereby, in each case under Section 6.01(11)(C) of the Indenture, with respect to any material portion of the Collateral.

            The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether such Event of Default is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

            Notwithstanding the foregoing, a default under clause (iv), (v),
(vi), (viii) or (ix) (only with respect to any Subsidiary Guarantor that is not a Significant Subsidiary) shall not constitute an Event of Default until the Trustee notifies the Company or the Holders of at least 25% (or, in the case of a default under clause (iv) relating to a failure to comply with Section 4.06 or
4.08 of the Indenture, the lesser of 25% and $100 million) in principal amount of the outstanding Securities notify the Company and the Trustee of the default and the Company or the Subsidiary Guarantor, as applicable, does not cure such default within any applicable time specified in clause (iv), (v), (vi), (viii) or (ix) hereof after receipt of such notice.

            If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Trustee or the Holders of at least 25% in principal amount of all of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

16. Security

            The Floating Rate Securities will be secured by a security interest in the Collateral, as described and defined in the Indenture, the Security Documents and Intercreditor Agreement.

            The Collateral Agent holds the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the Indenture, the Security Documents

12

and the Intercreditor Agreement. Each Holder, by accepting this Floating Rate Security, consents and agrees to the terms of the Indenture, the Security Documents (including the provisions providing for the foreclosure and release of Collateral) and the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Trustee and the Collateral Agent to enter into the Security Documents and the Intercreditor Agreement, and to perform their obligations and exercise their rights thereunder in accordance therewith.

            Initially, Wilmington Trust Company will act as Collateral Agent.

17. Trustee Dealings with the Company

            Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Floating Rate Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

18. No Recourse Against Others

            A director, officer, employee or shareholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Floating Rate Securities or the Indenture or of such Subsidiary Guarantor under its Subsidiary Guarantee, the Security Documents or the Intercreditor Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Floating Rate Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Floating Rate Securities.

19. Authentication

            This Floating Rate Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Floating Rate Security.

20. Abbreviations

            Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

21. Governing Law

            THIS FLOATING RATE SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF

13

CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

22. CUSIP Numbers and ISINs

            The Company has caused CUSIP numbers and ISINs to be printed on the Floating Rate Securities and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Floating Rate Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            THE COMPANY WILL FURNISH TO ANY HOLDER OF FLOATING RATE SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS FLOATING RATE SECURITY.

14

                                 ASSIGNMENT FORM

To assign this Floating Rate Security, fill in the form below:

I or we assign and transfer this Floating Rate Security to

      (Print or type assignee's name, address and zip code)

      (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint __________ agent to transfer this Floating Rate Security on the books of the Company. The agent may substitute another to act for him.

____________________________________________________________

Date: ________________ Your Signature: _____________________

____________________________________________________________
Sign exactly as your name appears on the other side of this Floating Rate Security. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

15

               [TO BE ATTACHED TO GLOBAL FLOATING RATE SECURITIES]

           SCHEDULE OF INCREASES OR DECREASES IN GLOBAL FLOATING RATE
                                    SECURITY

            The initial principal amount of this Global Floating Rate Security
is $[     ]. The following increases or decreases in this Global Floating Rate
Security have been made:

              Amount of decrease in         Amount of increase in        Principal amount of this
            Principal  Amount of this      Principal Amount of this        Global Floating Rate       Signature of authorized
Date of        Global Floating Rate          Global Floating Rate         Security following such     signatory of Trustee or
Exchange             Security                      Security                decrease or increase        Securities Custodian

16

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Floating Rate Security purchased by the Company pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, check the box:

                        Asset Sale [ ] Change of Control [ ]

            If you want to elect to have only part of this Floating Rate Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount ($1,000 or an integral multiple thereof):

$

Date: __________________ Your Signature: __________________
(Sign exactly as your name appears on the other side of the Floating Rate Security)

Signature Guarantee:_______________________________________
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

EXHIBIT 3

                        [FORM OF SUPPLEMENTAL INDENTURE]

                              SUPPLEMENTAL INDENTURE (this "Supplemental
                        Indenture") dated as of ______, among [GUARANTOR] (the "New Guarantor"), a subsidiary of THE GOODYEAR TIRE & RUBBER COMPANY (or its successor), an Ohio corporation (the "Company"), [OTHER EXISTING GUARANTORS] and WELLS FARGO BANK, N.A., a national banking association, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H :

            WHEREAS the Company and [EXISTING GUARANTORS] (the "Existing Guarantors") have heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of March 12, 2004, providing for the issuance of the Company's (i) 11% Senior Secured Notes due 2011 (the "Fixed Rate Securities"), initially in the aggregate principal amount of $450,000,000 and (ii) Senior Secured Floating Rate Notes due 2001 (the "Floating Rate Securities") initially in the aggregate principal amount of $200,000,000 (the Fixed Rate Securities and the Floating Rate Securities, together the "Securities").

            WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company's obligations under the Securities pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

            WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

            NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

            1. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all Existing Guarantors, to unconditionally guarantee the Company's obligations under the Securities on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities.

            2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified

2

and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

            3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

            5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

            6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                             [NEW GUARANTOR],

                                                by

                                                   Name:
                                                   Title:

                                             THE GOODYEAR TIRE & RUBBER
                                             COMPANY,

                                                by

                                                   Name:
                                                   Title:

                                                   Name:
                                                   Title:

                                             [EXISTING GUARANTORS],

                                                by

                                                   Name:
                                                   Title:

3

                                             WELLS FARGO BANK, N.A., as Trustee,

                                                by

                                                   Name:
                                                   Title:

EXHIBIT 4

                                     Form of
                       Transferee Letter of Representation

[Company]

In care of
[ ]
[ ]
[ ]

Ladies and Gentlemen:

      This certificate is delivered to request a transfer of [ $[ ] principal amount of the 11% Senior Secured Notes due 2011 / $ [ ] principal amount of the Senior Secured Floating Rate Notes due 2001] (the "Securities") of THE GOODYEAR TIRE & RUBBER COMPANY (the "Company").

      Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:________________________

Address:_____________________

Taxpayer ID Number:__________

      The undersigned represents and warrants to you that:

      1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

      2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the

2

Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act ("Rule 144A"), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, when and for so long as the Securities are eligible for resale pursuant to Rule 144A,
(d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Securities of $250,000, or (f) pursuant to another available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (d), (e) or
(f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

                                               TRANSFEREE:_________________,

                                               by:___________________________